    As filed with the Securities and Exchange Commission on March 25, 1997
                                                      REGISTRATION NO. 333-10749
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   _________

                                POST-EFFECTIVE

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                   _________

                            ML GLOBAL HORIZONS L.P.
            (Exact name of registrant as specified in its charter)


       DELAWARE                      6793                     13-3716393
(State of Organization)   (Primary Standard Industrial      (IRS Employer
                           Classification Code Number)   Identification Number)


                  C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                       MERRILL LYNCH WORLD HEADQUARTERS
                           SIXTH FLOOR, SOUTH TOWER
                            WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                (212) 236-4167
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              JOHN R. FRAWLEY, JR.
                   C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                        MERRILL LYNCH WORLD HEADQUARTERS
                            SIXTH FLOOR, SOUTH TOWER
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10080-6106
                                 (212) 236-4167
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   _________

                                  COPIES TO:
                              Kathleen H. Pender

                             Christopher A. Riley
                               Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603

                                   _________

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   _________


     PURSUANT TO THE PROVISIONS OF RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE FORM OF PROSPECTUS SET FORTH HEREIN ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 33-80202) DECLARED EFFECTIVE JUNE 17, 1994 AND TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-88994) DECLARED EFFECTIVE ON MARCH 1, 1995. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 6 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-80202 AND POST-EFFECTIVE AMENDMENT NO. 5 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-88994.

================================================================================

                            ML GLOBAL HORIZONS L.P.

                             CROSS REFERENCE SHEET

FORM S-1 ITEM NO.                                      PROSPECTUS HEADING
----------------                                   --------------------------
 1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus.....  Cover Page

 2.  Inside Front and Outside Back Cover
      Pages of Prospectus........................  Inside Cover Page; Table of Contents

 3.  Summary Information, Risk Factors and
      Ratio of Earnings to Fixed Charges.........  Summary; Risk Factors

 4.  Use of Proceeds.............................  Use of Proceeds and Interest Income

 5.  Determination of Offering Price.............  Inside Cover Page; Plan of Distribution

 6.  Dilution....................................  Not Applicable

 7.  Selling Security Holders....................  Not Applicable

 8.  Plan of Distribution........................  Inside Cover Page; Plan of Distribution

 9.  Description of Securities to Be
      Registered.................................  Cover Page; The Limited Partnership Agreement

 10. Interests of Named Experts and
      Counsel....................................  Legal Matters; Experts

 11. Information with Respect to the
      Registrant.................................  Summary; Risk Factors;
                                                   Investment Factors; Selected
                                                   Financial Data; Management's
                                                   Discussion and Analysis of
                                                   Financial Condition and
                                                   Results of Operations; The
                                                   Advisor Selection Process;
                                                   The Advisors; MLIP and MLF;
                                                   Use of Proceeds and Interest
                                                   Income; Charges; Certain
                                                   Litigation; Conflicts of
                                                   Interest; The Limited
                                                   Partnership Agreement; Index
                                                   to Financial Statements

 12. Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities............................  Not Applicable

                            ML GLOBAL HORIZONS L.P.

                   PROSPECTUS SUPPLEMENT DATED APRIL __, 1997
                                       TO

                        PROSPECTUS DATED APRIL __, 1997

                           __________________________


     As of March 1, 1997, the Net Asset Value per Unit of the Fund had risen to $151.84 from the initial $100 Net Asset Value per Unit as of January 4, 1994.


                           __________________________

     The allocation of the Fund's assets among its Advisors as of April 1, 1997 is set forth below in the parentheses following each Advisor's name. The accompanying Prospectus includes more detailed information concerning the core Advisors. See "The Advisors" and "The Core Advisors" in the Prospectus.

Core Advisors is the term used by MLIP to identify Advisors allocated 10% or more of the Fund's assets for management.


                                                                         ANNUALIZED     ASSETS UNDER
                                                      WORST/BEST          STANDARD       MANAGEMENT           GENERAL
                                                       MONTHLY           DEVIATION           IN               STRATEGY
                                                   RATE OF RETURN/1/    OF RETURN/2/    FUND PROGRAM/3/   CLASSIFICATION/4/
                                                   -----------------    ------------    ---------------   ------------------
CORE ADVISORS
  ARA Portfolio Management Company, L.L.C.          (6.48)%/5//7.89%       10.8%         $28 million       Technical;
     Alpha Program (13.5%)                                                                                 trend-following
  Chesapeake Capital Corporation                    (10.98)%/15.99%        17.9%         $862 million      Technical;
     Diversified Program (37%)                                                                             trend-following
  John W. Henry & Company, Inc.                     (27.7)%/6//25.5%       25.9%         $1.2 billion      Technical;
     Financial and Metals Portfolio (24%)                                                                  trend-following
NON-CORE ADVISORS
  Di Tomasso Group Inc.                              (9.98)%/6.97%         18.2%         $15 million       Discretionary;
     Turbo Trading Program (6.5%)                                                                          fundamental
  Graham Capital Management, L.P.                    (1.28)%/2.05%          N/A          $51 million       Mean reversion;
     Natural Resources Program (9.5%)/7/                                                                   trend-following
  Willowbridge Associates Inc.                       (13.7)%/32.01%        35.4%         $293 million      Discretionary;
     XLIM Program (9.5%)                                                                                   fundamental


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE AND ASSETS UNDER MANAGEMENT INFORMATION IS CURRENT AS OF JANUARY 31,
                                     1997.
                     PERFORMANCE FIGURES ARE NOT AUDITED.

     Futures trading is highly leveraged, as is each Advisor's trading program. No Advisor has been asked to make any special adjustments to its leveraging policies in the case of the Fund. See "Risk Factors" in the Prospectus.

     In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund.

     The current non-core Advisors each receive Consulting Fees of up to 2% per annum of the Fund's assets managed by each of them, respectively, plus quarterly or annual Profit Shares of between 20% and 25% of any cumulative New Trading Profit achieved by each such Advisor.

_________________________

/1/ The lowest and the highest monthly rate of return for the program traded for the Fund. All performance information is presented for the period from January 1, 1992 (or inception, if later) through January 31, 1997.

/2/ An annualized standard deviation of 2% and a mean return of 1% would mean that approximately two-thirds of all monthly returns during a year have historically fallen between (1)% and 3%, i.e., within a range (deviation) of 2% above or below the mean. Standard deviation is one widely-accepted measure of risk, as standard deviation indicates the variability of returns. In general, the more variable an Advisor's historical returns, the greater the risk that substantial losses have been included within the historical range of returns.

/3/ Assets under management in the program traded for the Fund ("notional" funds excluded).
/4/ See "The Core Advisors" in the Prospectus for a description of these strategy classifications.

/5/ (6.48)% is the worst Monthly Rate of Return of any individual account, not of the Alpha Program on a composite basis.
/6/ (27.7)% is the worst Monthly Rate of Return of any individual account, not of the Financial and Metals Portfolio on a composite basis.
/7/ Graham Capital Management, L.P. began trading client accounts pursuant to the Natural Resources Program on September 27, 1996.
                           _________________________


IN ADDITION TO THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS MUST BE ACCOMPANIED BY
 SUMMARY FINANCIAL INFORMATION FOR ML GLOBAL HORIZONS L.P. CURRENT WITHIN 60
                                CALENDAR DAYS.
                           _________________________

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
       PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE
              ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT.
                           _________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _________________________
              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 Selling Agent
                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                General Partner

                            ML GLOBAL HORIZONS L.P.
                                 $100,000,000
                     UNITS OF LIMITED PARTNERSHIP INTEREST

          ML GLOBAL HORIZONS L.P. (THE "FUND"), a limited partnership, trades in the international futures and forward markets under the direction of multiple independent professional advisors (THE "TRADING ADVISORS" OR THE "ADVISORS") applying proprietary strategies. The Fund's objective is achieving, through speculative trading, substantial capital appreciation over time.

          MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP") is the general partner of the Fund, and MERRILL LYNCH FUTURES INC. ("MLF") is its commodity broker.
The Fund trades under the direction of multiple independent Trading Advisors selected and monitored by MLIP. The Fund currently implements a more concentrated multiple advisor strategy than many multi-advisor funds, allocating the predominant portion of its assets among a limited group of Advisors.


          The Fund began trading January 4, 1994 with an initial capitalization of approximately $35.8 million. The Units are continuously offered and sold as of the beginning of each calendar month at Net Asset Value. As of March 1, 1997, the Fund's capitalization was $88,294,058, and the Net Asset Value per Unit, originally $100, had risen to $151.84 during slightly over 3 years of trading.

          The minimum initial investment is 50 Units (or $5,000, if less); the minimum investment for existing Limited Partners is 20 Units (or $2,000, if
less).   Any whole number of Units over the minimum may be purchased.

          Units may be redeemed as of the end of any calendar month, subject to 3% redemption charges payable to MLIP through the end of the twelfth month after sale.

          No distributions to the Unitholders have been made or are presently contemplated by MLIP.
                           _________________________

                     THE UNITS ARE SPECULATIVE SECURITIES.
             AN INVESTMENT IN THE FUND INVOLVES SIGNIFICANT RISKS.
                           _________________________

          THE FOLLOWING ARE CERTAIN OF THE SIGNIFICANT RISKS OF THIS INVESTMENT.

 . INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT IN THE FUND.
   THE FUND HAS NO "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN OF SUBSCRIBERS' INITIAL INVESTMENTS AS OF A SPECIFIED FUTURE DATE.
 . THE PAST PERFORMANCE OF THE FUND AND ITS ADVISORS IS NOT NECESSARILY
   INDICATIVE OF FUTURE RESULTS.
 . THE FUND TRADES WITH A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS.
 . THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES. ESTIMATED GROSS TRADING PROFITS
   OF APPROXIMATELY 8.16% OF THE FUND'S AVERAGE MONTH-END NET ASSETS MUST BE EARNED DURING THE FIRST YEAR AFTER A UNIT IS SOLD IN ORDER FOR THE REDEMPTION VALUE OF SUCH UNIT TO EQUAL ITS INITIAL SUBSCRIPTION PRICE.
 . CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS
   PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- MAKE IT DIFFICULT FOR THE ADVISORS TO TRADE SUCCESSFULLY.


                   SEE "RISK FACTORS" BEGINNING AT PAGE  9.
                           _________________________

       SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND
      WARRANTIES IN THEIR SUBSCRIPTION AGREEMENTS AND POWERS OF ATTORNEY.
                           _________________________

  THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
       PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE
                   ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
                           _________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                           _________________________


=====================================================================================================
    UNITS OF LIMITED
  PARTNERSHIP INTEREST    PRICE TO PUBLIC  (1)   SELLING COMMISSIONS (2)(3)  PROCEEDS TO FUND  (2)(3)
=====================================================================================================
  PER UNIT..............   NET ASSET VALUE               NONE                   NET ASSET VALUE
=====================================================================================================

SEE NOTES ON PAGE (I).

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                 SELLING AGENT
                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                 THE DATE OF THIS PROSPECTUS IS APRIL __, 1997

NOTES TO COVER PAGE
-------------------

          (1) The Units are continuously offered on a best efforts basis without any firm underwriting commitment exclusively through MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND ITS AFFILIATES ("MLPF&S" OR THE "SELLING AGENT").

          All Units for which subscriptions are accepted during a month are issued as of a single closing date as of the beginning of the immediately following month. Units participate in the profits and losses of the Fund on and after the date of such closing, and subscribers' Merrill Lynch customer securities accounts are debited in the amount of their subscriptions on a designated settlement date approximately five business days after such closing date.

          There is no minimum number of Units that must be sold as of the beginning of any given calendar month for any Units then to be sold.


          (2) See "Plan of Distribution -- Selling Agent Compensation" beginning at page 55 for information relating to indemnification arrangements with respect to the Selling Agent.

          (3) No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits of 5% per
Unit on all Units at the time of sale.   No such initial production credits are
payable on sales to officers and employees of MERRILL LYNCH & CO., INC. ("ML&CO.") and its affiliates (COLLECTIVELY, "MERRILL LYNCH"), who purchase Units at 97% rather than 100% of the Net Asset Value per Unit, with MLIP contributing the difference to the Fund to avoid diluting other investors' interests.

          Beginning with the thirteenth full month after Units are sold (Units are sold as of the beginning of the month immediately following the month in which the related subscriptions were accepted), the Selling Agent receives ongoing production credits on all such Units which remain outstanding (including Units purchased at a 3% discount by officers and employees of Merrill Lynch) and which were sold by Financial Consultants (the individual MLPF&S brokers) registered with the COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination. Such ongoing production credits continue to accrue from the beginning of the thirteenth month after the sale of a Unit for as long as such Unit remains outstanding. These ongoing production credits equal 2% per annum of the average month-end Net Asset Value per Unit.

          MLIP provides all initial and ongoing production credits to the Selling Agent at no additional cost to the Fund.

                           _________________________

REGULATORY NOTICES
------------------

          THIS PROSPECTUS MUST BE ACCOMPANIED BY: (1) A PROSPECTUS SUPPLEMENT CONTAINING CERTAIN CFTC-REQUIRED INFORMATION REGARDING THE CURRENT ADVISORS; AND
(2) SUMMARY FINANCIAL INFORMATION FOR THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

                          __________________________


          NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION ABOUT THE FUND OR THE UNITS OR TO MAKE ANY REPRESENTATION CONCERNING THE FUND OR THE UNITS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND SUMMARY FINANCIAL INFORMATION, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MLIP, MLF, MLPF&S, ANY TRADING ADVISOR OR ANY OTHER PERSON.

                           _________________________

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                           _________________________

          THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O MERRILL LYNCH INVESTMENT PARTNERS INC., MERRILL LYNCH WORLD HEADQUARTERS, SIXTH FLOOR, SOUTH TOWER, WORLD FINANCIAL CENTER, NEW YORK, NEW YORK 10080-6106. LIMITED PARTNERS MAY INSPECT AND COPY SUCH BOOKS AND RECORDS DURING NORMAL BUSINESS HOURS, FOR ANY PURPOSE REASONABLY RELATED TO THEIR STATUS AS LIMITED PARTNERS.

                           _________________________

          MLIP DISTRIBUTES MONTHLY REPORTS INCLUDING SUMMARY FINANCIAL INFORMATION FOR THE FUND TO ALL LIMITED PARTNERS. LIMITED PARTNERS ALSO RECEIVE CERTIFIED AUDITED FINANCIAL STATEMENTS AND ALL TAX INFORMATION RELATING TO THE FUND NECESSARY FOR THE PREPARATION OF LIMITED PARTNERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                           _________________________

          THE FUND IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). REPORTS, PROXIES (IF ANY), INFORMATION STATEMENTS (IF ANY), AND OTHER INFORMATION FILED BY THE FUND CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W. WASHINGTON, DC 20549 AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NY 10048 AND CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, IL 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, DC 20549, AT PRESCRIBED RATES. THE FUND IS AN ELECTRONIC FILER. THE SEC MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, AT HTTP://WWW.SEC.GOV.

                           _________________________

          ML GLOBAL HORIZONS L.P. IS NOT A "MUTUAL FUND" OR ANY OTHER TYPE OF "INVESTMENT COMPANY" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

                           _________________________

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT


          YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

          FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 34-42 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.

          THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9-11.

          YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ML GLOBAL HORIZONS L.P.
                               TABLE OF CONTENTS


PROSPECTUS SECTION                                                      PAGE
------------------                                                      ----
SUMMARY.................................................................   4
  The Fund..............................................................   4
  Risk Factors..........................................................   4
  Performance of the Fund...............................................   5
  Fund Operations.......................................................   6
  Breakeven Table.......................................................   7
  Federal Income Tax Consequences.......................................   8
  Suitability...........................................................   8

RISK FACTORS............................................................   9
    (1)  Investors May Lose All or Substantially All of Their
          Investment....................................................   9
    (2)  Past Performance Not Necessarily Indicative of Future
          Results.......................................................   9
    (3)  Volatile Markets; Highly Leveraged Trading.....................   9
    (4)  Substantial Charges............................................   9
    (5)  Importance of General Market Conditions........................   9
    (6)  No Diversification Benefits if the Fund is Not Profitable......   9
    (7)  No Assurance of Non-Correlation; Limited Value of
          Non-Correlation Even if Achieved..............................  10
    (8)  Combining Independent Trading Strategies.......................  10
    (9)  Systematic Strategies..........................................  10
    (10) Discretionary Strategies.......................................  10
    (11) Increased Assets Under Management..............................  10
    (12) No Assurance of Advisors' Continued Services...................  10
    (13) Changes in Trading Strategy....................................  10
    (14) Illiquid Markets...............................................  10
    (15) Redemptions Restricted.........................................  10
    (16) Trading on Non-U.S. Exchanges..................................  11
    (17) Conflicts of Interest..........................................  11
    (18) Limited Partners Taxed Currently...............................  11
    (19) "Investment Advisory Fees".....................................  11
    (20) Taxation of Interest Income....................................  11
    (21) Tax Audit......................................................  11
    (22) Bankruptcy or Default..........................................  11
    (23) Regulatory Change..............................................  11

INVESTMENT FACTORS......................................................  12

SELECTED FINANCIAL DATA.................................................  14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS..................................................  15

THE ADVISOR SELECTION PROCESS...........................................  18

THE ADVISORS............................................................  20

MLIP AND MLF............................................................  28
  Background............................................................  28
  Principals............................................................  28
  MLF...................................................................  30

FIDUCIARY OBLIGATIONS OF MLIP...........................................  30

USE OF PROCEEDS AND INTEREST INCOME.....................................  32

CHARGES.................................................................  34
Charges Paid by the Fund................................................  35
     Brokerage Commissions..............................................  36
     Use of Fund Assets.................................................  37
     Administrative Fees................................................  37
     Bid-Ask Spreads....................................................  37
     F/X Desk Service Fees; EFP Differentials...........................  37
     Annual Incentive Overrides.........................................  38
     Profit Shares......................................................  40
     Extraordinary Expenses.............................................  41
Charges Paid by Merrill Lynch...........................................  41
     Selling Commissions; Ongoing Compensation..........................  41
     Consulting Fees....................................................  42
Redemption Charges......................................................  42

CERTAIN LITIGATION......................................................  42

CONFLICTS OF INTEREST...................................................  46
  Merrill Lynch Affiliated Entities.....................................  46
  General...............................................................  46
  MLIP..................................................................  46
  MLF and MLIB..........................................................  47
  The Trading Advisors..................................................  47
  Financial Consultants.................................................  48
  Proprietary Trading...................................................  48

THE LIMITED PARTNERSHIP AGREEMENT.......................................  48

FEDERAL INCOME TAX CONSEQUENCES.........................................  50

PLAN OF DISTRIBUTION....................................................  53
  General...............................................................  53
  Subscription Procedure................................................  53
  Purchases by Employee Benefit Plans...................................  54
  Selling Agent Compensation............................................  55

LEGAL MATTERS...........................................................  55

EXPERTS.................................................................  55

                            ML GLOBAL HORIZONS L.P.
                          TABLE OF CONTENTS (CONT'D)


PROSPECTUS SECTION                                                      PAGE
------------------                                                      ----
ADDITIONAL INFORMATION...............................................     55

INDEX OF TERMS.......................................................     56

INDEX TO FINANCIAL STATEMENTS........................................     57

THE CORE ADVISORS....................................................     75

THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO...............     88

APPENDIX I -- INCENTIVE OVERRIDE AND PROFIT SHARE CALCULATIONS
 IN AN OPEN-END FUND................................................. APPI-1

APPENDIX II -- BLUE SKY GLOSSARY.....................................APPII-1

EXHIBIT A -- FOURTH AMENDED AND RESTATED  LIMITED PARTNERSHIP
 AGREEMENT...........................................................  LPA-1

EXHIBIT B -- SUBSCRIPTION REQUIREMENTS...............................   SR-1

EXHIBIT C -- SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY............ SA-(i)

                              ____________________



                     MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                        MERRILL LYNCH WORLD HEADQUARTERS
                            SOUTH TOWER, SIXTH FLOOR
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK  10080-6106
                           TELEPHONE:  (212) 236-4167

================================================================================

                                    SUMMARY

   The nature of an investment in the Fund is complex and must be carefully reviewed by any person considering purchasing Units. The following summary is qualified in its entirety by the information set forth elsewhere in this
                                  Prospectus.

                             ____________________

THE FUND


          ML GLOBAL HORIZONS L.P. (THE "FUND") is a limited partnership which trades in the international futures and forward markets with the objective of achieving, through speculative trading, substantial capital appreciation. The general partner of the Fund is MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP").


          The Fund's assets are allocated and reallocated by MLIP to the trading management of independent professional advisors (THE "TRADING ADVISORS" OR THE "ADVISORS") applying proprietary strategies in numerous markets.


          The Fund offers its Units, and receives and processes subscriptions, on a continuous basis throughout each month at Net Asset Value (as defined in the Fund's Limited Partnership Agreement -- Exhibit A to this Prospectus). Investors whose subscriptions are accepted during a month are admitted to the Fund as Limited Partners as of the beginning of the immediately following month. Investors' customer securities accounts are debited in the amount of their subscriptions on a single monthly settlement date within approximately five business days of the issuance of the Units.


          The Fund began trading on January 4, 1994 with an initial capitalization of $35,835,000. A total of an additional $80,346,819 was invested in the Units through February 28, 1997, and Units with an aggregate Net Asset Value of $60,567,608 had been redeemed. As of March 1, 1997, the capitalization of the Fund was $88,294,058, and the Net Asset Value per Unit, originally $100 as of January 4, 1994, had risen to $151.84. As of March 1, 1997, the Fund had 2,917 Limited Partners.


          Through February 28, 1997, the net gain in the Net Asset Value per Unit was 51.84%. The highest month-end Net Asset Value per Unit through February 28, 1997 was $151.84 (February 28, 1997) and the lowest $97.36 (February 28, 1994). See "--Performance of the Fund," below at page 5, and "Selected Financial Data" at page 14.

RISK FACTORS

          THE FOLLOWING ARE CERTAIN OF THE SIGNIFICANT RISKS OF THIS INVESTMENT.


 .    INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.  THE FUND
     HAS NO "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN OF SUBSCRIBERS' INITIAL INVESTMENTS AS OF A SPECIFIED FUTURE DATE. SEE "RISK FACTORS --
     (1) INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT" AT PAGE 9.

 .    THE PAST PERFORMANCE OF THE FUND AND THE ADVISORS IS NOT NECESSARILY
     INDICATIVE OF FUTURE RESULTS. SEE "COMMODITY FUTURES TRADING COMMISSION-- RISK DISCLOSURE STATEMENT" AT PAGE 1 AND "RISK FACTORS -- (2) PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS" AT PAGE 9.

 .    THE FUND TRADES WITH A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS.  SEE
     "RISK FACTORS -- (3) VOLATILE MARKETS; HIGHLY LEVERAGED TRADING" AT PAGE 9.

 .    THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES.  ESTIMATED GROSS TRADING
     PROFITS OF APPROXIMATELY 8.16% OF THE FUND'S AVERAGE MONTH-END NET ASSETS MUST BE EARNED DURING THE FIRST YEAR AFTER A UNIT IS SOLD IN ORDER FOR THE REDEMPTION VALUE OF SUCH UNIT TO EQUAL ITS INITIAL SUBSCRIPTION PRICE. SEE "-- BREAKEVEN TABLE," BELOW AT PAGE 7, "RISK FACTORS -- (4) SUBSTANTIAL CHARGES" AT PAGE 9 AND "CHARGES" AT PAGE 34.


 .    CERTAIN GENERAL TYPES OF MARKET CONDITIONS -- IN PARTICULAR, TRENDLESS
     PERIODS WITHOUT MAJOR PRICE MOVEMENTS -- MAKE IT DIFFICULT FOR THE ADVISORS TO TRADE SUCCESSFULLY. SEE "RISK FACTORS -- (5) IMPORTANCE OF GENERAL MARKET CONDITIONS" AT PAGE 9.

              NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR
                  HER READILY MARKETABLE ASSETS IN THE FUND.

                   SEE "RISK FACTORS" AT PAGES 9 THROUGH 11.

================================================================================

================================================================================

PERFORMANCE OF THE FUND
                            ML GLOBAL HORIZONS L.P.


                                 MARCH 1, 1997

Type of Pool:  Selected-Advisor/Publicly-Offered/Non-"Principal Protected"/(1)/
                    Inception of Trading:   January 4, 1994


                   Aggregate Subscriptions:    $116,181,818
                     Current Capitalization:   $88,294,058
                 Worst Monthly Drawdown/(2)/:  (6.42)%  (2/96)
             Worst Peak-to-Valley Drawdown/(3)/:  (6.42)%  (2/96)

                                 _____________


              Net Asset Value per Unit, March 1, 1997:   $151.84


       ==============================================================
                         MONTHLY RATES OF RETURNS/(4)/
       --------------------------------------------------------------
             MONTH              1997     1996     1995        1994
       --------------------------------------------------------------
            January             2.50%    1.25%   (2.74)%      (1.40)%
       --------------------------------------------------------------
           February             3.62%   (6.42)%    5.48%      (1.26)%
       --------------------------------------------------------------
             March               --      1.37%     9.13%       1.28%
       --------------------------------------------------------------
             April               --      7.63%     1.76%       0.40%
       --------------------------------------------------------------
              May                --     (3.87)%    2.09%       3.29%
       --------------------------------------------------------------
             June                --      3.35%    (0.29)%      2.67%
       --------------------------------------------------------------
             July                --     (3.12)%   (3.15)%     (2.23)%
       --------------------------------------------------------------
            August               --      0.45%    (0.29)%     (1.96)%
       --------------------------------------------------------------
           September             --      3.77%    (1.21)%      1.52%
       --------------------------------------------------------------
            October              --      7.73%    (0.11)%      2.06%
       --------------------------------------------------------------
           November              --      5.24%     1.89%      (0.37)%
       --------------------------------------------------------------
           December              --     (2.24)%    6.12%       0.18%
       --------------------------------------------------------------

        Compound Annual
        Rate of Return          6.21%   14.96%    19.48%       4.08%
       ==============================================================


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                           _________________________


          (1) PURSUANT TO APPLICABLE CFTC REGULATIONS, A "MULTI-ADVISOR" FUND IS DEFINED AS ONE THAT ALLOCATES NO MORE THAN 25% OF ITS TRADING ASSETS TO ANY SINGLE MANAGER. AS THE FUND CURRENTLY ALLOCATES MORE THAN 25% OF ITS TRADING ASSETS TO ONE OR MORE ADVISORS, IT IS REFERRED TO AS A "SELECTED-ADVISOR" FUND. APPLICABLE CFTC REGULATIONS DEFINE A "PRINCIPAL PROTECTED" FUND AS ONE WHICH IS DESIGNED TO LIMIT THE LOSS OF PARTICIPANTS' INITIAL INVESTMENT. THE FUND HAS NO SUCH FEATURE.


          (2) WORST MONTHLY DRAWDOWN REPRESENTS THE LARGEST NEGATIVE MONTHLY RATE OF RETURN EXPERIENCED BY THE FUND; A DRAWDOWN IS MEASURED ON THE BASIS OF MONTH-END NET ASSET VALUE ONLY, AND DOES NOT REFLECT INTRA-MONTH FIGURES.


          (3) WORST PEAK-TO-VALLEY DRAWDOWN REPRESENTS THE GREATEST PERCENTAGE DECLINE FROM A MONTH-END CUMULATIVE MONTHLY RATE OF RETURN WITHOUT SUCH CUMULATIVE MONTHLY RATE OF RETURN BEING EQUALLED OR EXCEEDED AS OF A SUBSEQUENT MONTH-END. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JANUARY AND FEBRUARY, 1% IN MARCH AND (2)% IN APRIL, THE PEAK-TO-VALLEY DRAWDOWN WOULD STILL BE CONTINUING AT THE END OF APRIL IN THE AMOUNT OF APPROXIMATELY
(3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN MARCH, THE PEAK-TO-VALLEY DRAWDOWN WOULD HAVE ENDED AS OF THE END OF FEBRUARY AT APPROXIMATELY THE (2)% LEVEL.


          (4) MONTHLY RATE OF RETURN IS THE NET PERFORMANCE OF THE FUND DURING THE MONTH OF DETERMINATION (INCLUDING INTEREST INCOME AND AFTER ALL EXPENSES HAVE BEEN ACCRUED OR PAID) DIVIDED BY THE TOTAL EQUITY OF THE FUND AS OF THE BEGINNING OF SUCH MONTH.

--------------------------------------------------------------------------------

================================================================================

FUND OPERATIONS


     THE FUND'S MULTI-ADVISOR APPROACH

          The Fund trades in diverse international futures and forward markets with the ability rapidly to deploy and redeploy its capital across different sectors of the global economy. The Fund offers investors professional management in the global commodity markets. These markets are traded through futures, options on futures and forward contracts, and offer the ability to trade either side of a market (long or short). The Fund's use of a limited number of Advisors, and allocation of the predominant portion of its assets to a still smaller group of Advisors, is intended to enhance its profit potential beyond that of the broadly diversified multi-advisor funds while retaining the potential risk control benefits of combining independent non-correlated
strategies into an overall trading portfolio.   See "The Advisor Selection
Process" at page 18.


          During its first 2 1/2 years of operation, the Fund retained only three Advisors at any one time. Two of these Advisors remain as core Advisors to the Fund. In July 1996, MLIP began allocating a portion of the Fund's assets to non-core Advisors; however, as of April 1, 1997, approximately 74.5% of the Fund's assets continued to be traded by only three Advisors. See "-- The
Advisors," below.   (Core Advisors is the term used by MLIP to identify Advisors allocated 10% or more of the Fund's assets for management.)


          The Fund offers investors the opportunity to diversify a limited portion of the risk segment of their portfolios into an investment field that has historically often demonstrated a low degree of performance correlation with traditional stock and bond holdings. If such non-correlation is achieved in the future and the Fund is profitable, investing in the Units has the potential to enhance the reward/risk ratio of an overall portfolio. Since it began trading, the Fund's returns have, in fact, frequently been significantly non-correlated (not, however, negatively correlated) with the United States stock and bond markets. See "The Role of Managed Futures in an Investment Portfolio" at page 88.

     MLIP


          MLIP is one of the largest managed futures sponsors in the United States (or elsewhere) in terms of both financial and personnel resources and assets under management. As of April 1, 1997, MLIP was serving as sponsor or trading manager for futures funds with total capital of approximately $2.1 billion.

     THE ADVISORS


          The Fund's assets are traded by both core and non-core Advisors. From the commencement of trading until early December 1994 (approximately its first year of trading), the Fund allocated its assets approximately equally among three Advisors, Athena Global Investments, L.P. ("Athena"), Chesapeake Capital Corporation ("Chesapeake") and John W. Henry & Company, Inc. ("JWH"). In early December 1994, Athena ceased managing its Fund account in conjunction with Athena discontinuing its advisory operations in general. As of January 1, 1995, ARA Portfolio Management Company, L.L.C. ("ARA") was added as an Advisor, and the Fund's assets were allocated 20% to ARA, 40% to Chesapeake and 40% to JWH. On July 1, 1996, the Fund began allocating assets to non-core Advisors. At that time, the balance of the Fund's assets were reallocated 15% to ARA, 38% to Chesapeake, 38% to JWH and 9% to the non-core Advisors. As of December 1, 1996, a third non-core Advisor was added. As of January 1, 1997, another non-core Advisor was selected to replace a non-core Advisor that ceased managing its Fund account. At that time, as well as at April 1, 1997, the non-core Advisors were allocated approximately 25.5% of the Fund's assets. To date, the Fund's Advisor combinations have been subject to significantly fewer changes than those of most MLIP multi-advisor funds.


          As of January 31, 1997, the current core Advisors were collectively managing approximately $3.0 billion in managed futures accounts in which their clients (and in certain cases the Advisors themselves) had invested, and approximately $2.1 billion in the trading programs used for the Fund. Many of the Fund's Advisors also manage accounts for other futures funds for which MLIP acts as sponsor or trading manager.


          See "The Advisors" beginning at page 20 and "The Core Advisors" beginning at page 75 for certain performance and other information relating to the current core Advisors. The accompanying Prospectus Supplement identifies the current non-core Advisors.

  THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVE OR AVOID SUBSTANTIAL LOSSES. NO ADVISOR OR MERRILL LYNCH ENTITY HAS GUARANTEED THE
    SUCCESS OF THE FUND, OR THE MAXIMUM LOSS WHICH AN INVESTOR MIGHT INCUR.

================================================================================

================================================================================

                                BREAKEVEN TABLE

================================================================================
                                    COLUMN I                  COLUMN II
                                    BREAKEVEN                 BREAKEVEN
                                PERCENTAGE RETURN           DOLLAR RETURN
                                    REQUIRED                  REQUIRED
                               FIRST TWELVE MONTHS   ($5,000 INITIAL INVESTMENT)
     EXPENSES                     OF INVESTMENT          FIRST TWELVE MONTHS
AND INTEREST INCOME                                         OF INVESTMENT
--------------------------------------------------------------------------------
Brokerage Commissions/(1)/             7.25%                   $ 362.50
--------------------------------------------------------------------------------
Administrative Fee/(2)/                0.25%                   $  12.50
--------------------------------------------------------------------------------
F/X Desk Service and Related
Fees/(3)/                              0.25%                   $  12.50
--------------------------------------------------------------------------------
Profit Shares/(4)/                     2.00%                   $ 100.00
--------------------------------------------------------------------------------
Incentive Override/(5)/                0.31%                   $  15.50
--------------------------------------------------------------------------------
Redemption Charge/(6)/                 3.10%                   $ 155.00
--------------------------------------------------------------------------------
Interest Income/(7)/                  (5.00)%                  $(250.00)
--------------------------------------------------------------------------------
RETURN ON $5,000 INITIAL
INVESTMENT REQUIRED TO                 8.16%                   $ 408.00
BREAKEVEN
================================================================================

  NOTES TO BREAKEVEN TABLE


  (1) Brokerage Commissions include the Consulting Fees payable to the Advisors by MLF. Consulting Fees generally average approximately 2% per annum of Fund assets managed, depending on the Advisor.


  (2) Beginning October 1, 1996, the annual Brokerage Commissions payable to MLF were reduced to 7.25% from 7.50%, with 0.25% per annum being recharacterized as an Administrative Fee payable directly to MLIP by the Fund. This recharacterization had no economic effect on the Fund.


  (3) Estimated; paid on a per-transaction basis. The bid-ask spreads paid on forward currency trades are difficult to estimate and are not included as an expense in the Breakeven Table. The F/X Desk is the Foreign Exchange Service Desk organized by MLIP through which the Fund trades forward currency contracts. See "Charges -- F/X Desk Service Fees; EFP Differentials" at page 37.


  (4) It is not possible to predict the Profit Shares which might be paid in a breakeven year. MLIP believes, based on the experience of the Fund to date, that 2.00% of average month-end capitalization is a reasonable estimate of breakeven Profit Share expense; however, actual Profit Shares could differ.

  (5) No Incentive Override might, in fact, be due despite the approximately 3.1% Net Asset Value gain necessary to offset the redemption charge of $155 (based on an initial $5,000 investment). See "Charges -- Annual Incentive Overrides" at page 38. However, for purposes of the Breakeven Table, the Incentive Override has been estimated at 10% of such 3.1% gain.

  (6) Redemption charges would equal 3.1% of the initial $5,000 investment because these charges would equal 3% of the $5,155 year-end Net Asset Value necessary in order for the investor to receive net redemption proceeds of $5,000 after subtracting the 3% redemption charge.


  (7) Estimated; based on the 91-day Treasury bill rates in effect as of the date of this Prospectus. Such estimate does not reflect the economic benefit derived by Merrill Lynch from the deposit of certain of the Fund's U.S. dollar Available Assets in offset accounts. See "Use of Proceeds and Interest Income" beginning at page 32.

================================================================================

================================================================================

FEDERAL INCOME TAX CONSEQUENCES

          In the opinion of counsel, the Fund is properly characterized as a partnership for federal income tax purposes. Limited Partners pay tax each year on their allocable share of the Fund's taxable income, if any, whether or not they receive any distributions from the Fund or redeem any Units. Substantially all of the Fund's trading gains and losses are treated as capital gains or losses for tax purposes; interest income received by the Fund is treated as ordinary income. The Fund could incur significant capital losses, and investors nevertheless be required to pay tax on their allocable share of the Fund's ordinary income.

SUITABILITY


          THE FUND TRADES AT A HIGH DEGREE OF LEVERAGE IN VOLATILE MARKETS. THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE ITS OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.

          NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS IN THE FUND. SUBSCRIBERS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT.

         THE UNITS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

--------------------------------------------------------------------------------

                                 RISK FACTORS

 AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                 NO SUBSCRIBER SHOULD INVEST MORE THAN 10% OF
               HIS OR HER READILY MARKETABLE ASSETS IN THE FUND.

                                _______________

(1)  INVESTORS MAY LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT

          INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THEIR INVESTMENT. THE FUND HAS NO "PRINCIPAL PROTECTION" FEATURE ASSURING THE RETURN
      OF SUBSCRIBERS' INITIAL INVESTMENTS AS OF A SPECIFIED FUTURE DATE.

(2)  PAST PERFORMANCE NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

          Past performance is not necessarily indicative of future results. Neither the Advisors' nor the Fund's past performance to date may be representative of how they or it, respectively, may trade in the future.

(3)  VOLATILE MARKETS; HIGHLY LEVERAGED TRADING

          Futures and forward trading is highly leveraged, and market price levels are volatile and materially affected by unpredictable factors such as weather and governmental intervention. The combination of leverage and volatility creates a high degree of risk.

(4)  SUBSTANTIAL CHARGES

          The Fund is subject to substantial charges. The Incentive Override is paid to MLIP on the basis of the overall cumulative profitability (if any) of the Fund, but cumulative profitability on an overall Fund basis may not correspond to the investment experience of any given investor. Units may be subject to paying their pro rata share (allocated equally to each outstanding
Unit) of any Incentive Override due, despite the Net Asset Value of such Units falling below their initial purchase price.

          The Profit Shares paid to the Advisors are based on the individual performance of each Advisor, not the overall performance of the Fund. Historically, the Fund has paid substantial Profit Shares to certain Advisors during periods when the performance of the Fund as a whole was breakeven or unprofitable.

(5)  IMPORTANCE OF GENERAL MARKET CONDITIONS

          Overall market or economic conditions -- which neither MLIP nor any Advisor can predict or control -- have a material effect on performance. Furthermore, such overall conditions can adversely affect the performance of numerous Advisors at or about the same time, despite their implementing different and independent strategies. Consequently, the multi-advisor structure of the Fund does not assure that its performance will not be adversely affected by future market or economic conditions.

(6)  NO DIVERSIFICATION BENEFITS IF THE FUND IS NOT PROFITABLE

          If the Fund does not trade successfully -- after deduction of all fees and charges -- it cannot serve as an effective diversification for a traditional portfolio.

(7) NO ASSURANCE OF NON-CORRELATION; LIMITED VALUE OF NON-CORRELATION EVEN IF ACHIEVED

          Not only is the past performance of the Fund not necessarily indicative of its future results (due to the speculative character of managed futures), but also there can be no assurance, however the Fund may perform, that the Fund's results will be non-correlated with (i.e., unrelated to) the general stock and bond markets. If the Fund's performance is not non-correlated to these markets, the Fund cannot help diversify an overall portfolio.

          Investors should evaluate an investment in the Fund in terms of the alternative of an investment in a cash equivalent, such as 91-day Treasury bills, which can be relied upon to (i) be generally non-correlated with equity and debt

(7) NO ASSURANCE OF NON-CORRELATION; LIMITED VALUE OF NON-CORRELATION EVEN IF ACHIEVED (CONT.)


price levels, (ii) generate a positive yield and cash flow, (iii) be highly liquid, (iv) have almost no risk of loss of principal and (v) incur virtually no costs or expenses.

          Even if the Fund's performance is generally both profitable and non-correlated to the general stock and bond markets, there are highly likely to be significant periods during which the Fund's results are similar to those of an investor's stock and bond holdings, thereby reducing or eliminating the Fund's diversification benefits. During unfavorable economic cycles, an investment in the Fund may increase rather than mitigate a portfolio's aggregate losses.

(8)  COMBINING INDEPENDENT TRADING STRATEGIES

          Combining independent trading strategies involves substantial opportunity costs, as one Advisor's profits are frequently offset by another Advisor's losses. Different Advisors often take opposite positions for the Fund, eliminating the profit potential of the combined positions.

(9)  SYSTEMATIC STRATEGIES

          Most of the Fund's assets have been allocated since inception to Advisors which rely on technical, systematic strategies. The widespread use of technical trading systems frequently results in numerous managers attempting to execute similar trades at or about the same time, altering trading patterns and affecting market liquidity. Furthermore, the profit potential of trend-following systems may be diminished by the changing character of the markets, which may make historical price data (on which technical programs are based) only marginally relevant to future market patterns.

(10) DISCRETIONARY STRATEGIES

          Certain of the Fund's Advisors are and may be discretionary rather than systematic traders. Discretionary trading managers may be prone to emotionalism and a lack of discipline in their trading. Relying on subjective trading judgment may produce less consistent results than those obtained by more systematic approaches.

(11) INCREASED ASSETS UNDER MANAGEMENT

          There appears to be a tendency for the rates of return achieved by managed futures advisors to decline as assets under management increase. None of the Advisors has agreed to limit the amount of additional equity which it may manage, and most of them are at or near their all-time high in assets under management.

(12) NO ASSURANCE OF ADVISORS' CONTINUED SERVICES

          There is no assurance that any Trading Advisor will be willing or able to continue to provide advisory services to the Fund. There is severe competition for the services of qualified Advisors, and the Fund may not be able to retain satisfactory replacement or additional Advisors on acceptable terms. MLIP must allocate Advisor availability among its different funds, including the Fund, and, accordingly, may not at all times select for the Fund those Advisors which MLIP would otherwise believe to be in its best interests.

(13) CHANGES IN TRADING STRATEGY

          An Advisor may make certain changes in its trading strategies without the knowledge of MLIP.

(14) ILLIQUID MARKETS

          Certain positions held by the Fund may become illiquid, preventing a Trading Advisor from acquiring positions otherwise indicated by its strategy or making it impossible for a Trading Advisor to close out positions against which the market is moving.

(15) REDEMPTIONS RESTRICTED

          Investors' limited ability to redeem Units could result in there being a substantial difference between a Unit's redemption value and its Net Asset Value as of the date by which irrevocable redemption requests must be received. Redemption charges of 3% apply through the end of the twelfth month after a Unit is sold.

(16) TRADING ON NON-U.S. EXCHANGES

          The Trading Advisors trade extensively on non-U.S. exchanges. These exchanges are not regulated by any United States governmental agency. The Fund could incur substantial losses trading on foreign exchanges to which it would not have been subject had the Trading Advisors limited their trading to U.S. markets.

          The profits and losses derived from trading foreign futures and options will generally be denominated in foreign currencies; consequently, the Fund will be subject to a certain degree of exchange-rate risk in trading such contracts.

(17) CONFLICTS OF INTEREST


          The Fund is subject to a number of material actual and potential conflicts of interest, raising the possibility that investors will be disadvantaged to the benefit of MLIP, the Trading Advisors or their respective principals and affiliates. No formal policies or procedures have been adopted to resolve these conflicts. See "Conflicts of Interest" beginning at page 46.

(18) LIMITED PARTNERS TAXED CURRENTLY

          Each year, Limited Partners are taxed on their allocable share of any Fund profits. If an investor purchased stocks or bonds, on the other hand, there would generally be no tax due on the appreciation in the value of such holdings until disposition.

          All performance information in this Prospectus is presented exclusively on a pre-tax basis.


(19) "INVESTMENT ADVISORY FEES"


          Limited Partners could be required to treat the Profit Shares and Incentive Overrides, as well as certain other expenses of the Fund, as "investment advisory fees," which are subject to substantial restrictions on deductibility for individual taxpayers. MLIP has not, to date, been classifying the Profit Shares, the Incentive Overrides or any such expenses as "investment advisory fees," a position to which the Internal Revenue Service (the "IRS") might object.

(20) TAXATION OF INTEREST INCOME

          The Fund's trading losses are almost exclusively capital losses for tax purposes. Capital losses may be offset against ordinary income only to the extent of $3,000 per year for individual taxpayers. If an individual Limited Partner had, for example, an allocable trading loss of $10,000 and allocable interest income of $5,000, he or she would incur a net loss of $5,000 but would recognize taxable interest income of $2,000.

(21) TAX AUDIT

          There can be no assurance that the Fund's tax returns will not be audited by the IRS. If such an audit were to result in an adjustment, Limited Partners could be required to pay back taxes, interest and penalties, and could themselves be audited.


          Prospective investors are strongly urged to consult their own tax advisers and counsel with respect to the possible tax consequences of an investment in the Fund, particularly since such tax consequences may differ among investors. See "Federal Income Tax Consequences" at page 50.

(22) BANKRUPTCY OR DEFAULT

          In the event of the bankruptcy of MLF, the Fund could be unable to recover its assets, and investors could incur substantial losses, despite the Fund having been otherwise highly profitable.

(23) REGULATORY CHANGE

          Future regulatory changes could be materially adverse to the Fund.

                             ____________________

                              INVESTMENT FACTORS

          The following summarizes certain of the principal potential advantages which MLIP believes may be associated with an investment in the Fund. There are also substantial risks associated with such an investment. See "Risk Factors" beginning at page 9.

                             ____________________

(1)  MLIP


          MLIP is a major sponsor of futures funds. MLIP's experience and familiarity with the managed futures industry assist MLIP in its ongoing monitoring of the Trading Advisors' performance as well as in the administration of the Fund. MLIP combines experience in the trading advisor selection process with an active approach to its general partner and trading manager roles.

(2)  THE TRADING ADVISORS

          The Advisors selected by MLIP for the Fund generally satisfy MLIP's criteria of having performed successfully for a significant period of time (no less than approximately 12-18 months) prior to their selection. MLIP evaluates successful performance in a variety of ways, including cumulative profitability, performance volatility and the duration and frequency of drawdowns. Although MLIP uses a variety of statistical measures in assessing prospective Advisors' performance, because of the inherent uncertainty of future performance, MLIP relies heavily on its subjective evaluation of a prospective Advisor's abilities in the selection process. Other than in exceptional circumstances, prospective Advisors who do not satisfy MLIP's quantitative past performance criteria are not given further consideration. However, even Advisors which are considered eligible on the basis of past performance must also meet MLIP's qualitative standards (e.g., trading discipline, market view, reputation in the industry, past experience, willingness to negotiate fees, etc.) in order to be selected.

(3)  MARKET AND STRATEGY DIVERSIFICATION


          In its asset allocation, MLIP emphasizes broad diversification and participation in numerous global markets. MLIP focuses on combining Advisors that collectively implement a wide range of qualitatively different strategies and trading methods. Although since inception the Advisor group selected for the Fund has emphasized technical, trend-following methods, in the future MLIP may favor fundamental and/or discretionary Advisors for the Fund. See "The Core Advisors -- Futures Trading Methods in General" at pages 75-76.

(4)  PORTFOLIO DIVERSIFICATION

          The performance of the Fund should exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional stock and bond portfolio components. Unlike short selling in the securities markets, selling futures short is no more difficult than establishing a long position. The profit and loss potential of futures trading is not dependent upon economic prosperity or interest rate or currency
stability.   Diversifying assets among different investments that generate positive but non-correlated returns has the potential to decrease risk without a corresponding decrease in returns -- enhancing the reward/risk profile of a portfolio. Non-correlation without positive performance will not provide any diversification advantages, and there can be no assurance that the Fund will trade profitably.

          Non-correlated performance must be distinguished from negatively correlated performance. MLIP has no expectation that the performance of the Fund will be inversely related to that of the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa. This would be negative correlation. Non-correlation means only that the performance of the Fund has, in MLIP's judgment, a good likelihood of being unrelated to the performance of stocks and bonds, reflecting MLIP's belief that certain factors which affect stock and bond prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The Net Asset Value per Unit may decline more or less than, or be more or less profitable than, stocks and bonds during both bear and bull markets.

(5)  GLOBAL TRADING

          As global markets and investing become more complex, professionally managed futures may increasingly be included in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. By allocating a limited portion of the risk segment of their portfolios to a managed futures investment such as the Fund, in which selected advisors specialize in global futures and forward trading with the ability to move capital rapidly among the world's economies and markets, investors have the potential, if their futures investment is, in fact, profitable as well as non-correlated with stocks and bonds, to add a valuable aspect of diversification to a traditionally structured portfolio. Doing so may permit them to enhance their prospects for superior performance as well as to reduce both the volatility of their portfolios over time and their dependence on any single nation's economy.

(6)   THE INCENTIVE OVERRIDE AS AN ALTERNATIVE TO HIGHER FIXED-RATE COSTS


          MLIP structured the Fund to provide for an annual 10% Incentive Override payable to MLIP, in return for a reduction in Brokerage Commissions from MLIP's typical rates for public funds of approximately 9% or 10% of average month-end assets per annum to 7.50% per annum (which, effective October 1, 1996, was restructured to 7.25% per annum plus a 0.25% annual Administrative Fee payable by the Fund directly to MLIP). Because of the Incentive Override, a potentially significant portion of MLIP's net compensation from the Fund is
directly linked to the Fund's overall profitability.   If the Fund generates Net
New Gain in excess of 15-20% of the Fund's average month-end assets in a given calendar year, MLIP will recognize a higher net overall return from the Fund than MLIP would under MLIP's more typical fee structure.

(7)  SMALL MINIMUM INVESTMENT; SMALLER MINIMUM ADDITIONAL INVESTMENT

          The initial minimum investment in the Fund is 50 Units (or $5,000, if less), and the minimum additional investment for existing Limited Partners only 20 Units (or $2,000, if less). Any greater number of whole Units may be purchased.

          The small minimum investment required by the Fund makes it possible for first-time investors to gain exposure to managed futures through investing in the Fund without having to commit large amounts of capital and also permits smaller investors who wish to do so to include an investment in the Fund as a limited portion of the risk segment of their portfolios.

(8)  MERRILL LYNCH EMPLOYEE DISCOUNT

          Officers and employees of Merrill Lynch subscribe for Units at the discounted price of 97% of the Net Asset Value per Unit. MLIP itself provides the remaining 3% of the Net Asset Value per Unit to the Fund so that other subscribers' investments are not diluted. (Due to regulatory considerations, the employee discount is not available to retirement accounts. Such accounts are free to purchase Units, but must do so at 100% of the Net Asset Value per Unit.)


          The employee discount permits eligible investors to share in a portion of the benefit derived by MLIP from not having to pay initial selling commissions on sales of Units within the Merrill Lynch organization.

(9)  ADMINISTRATIVE CONVENIENCE

          The Fund is structured in order to minimize the administrative burden to Limited Partners. Limited Partners receive, directly from MLIP, monthly unaudited statements of account and annual certified financial reports as well as all Fund-related tax information necessary for Limited Partners to complete their federal income tax returns. The approximate Net Asset Value per Unit is available at any time upon request.

                            SELECTED FINANCIAL DATA


          The following Selected Financial Data is derived: (i) from the financial statements of the Fund for the years ended December 31, 1996 and 1995 and the period from January 4, 1994 (commencement of operations) to December 31, 1994, which have been audited by Deloitte & Touche llp, independent auditors, as stated in their report included in this Prospectus, and which are included herein in reliance upon the authority of Deloitte & Touche llp as experts in auditing and accounting. See "Index to Financial Statements" at page 57.


                                         JANUARY 1, 1996     JANUARY 1, 1995    JANUARY 4, 1994
                                               TO                  TO                 TO
INCOME STATEMENT DATA                   DECEMBER 31, 1996   DECEMBER 31, 1995  DECEMBER 31, 1994
---------------------                   -----------------   -----------------  -----------------
Revenues:

  Trading Profits (Loss)
     Realized Gain                            $20,458,327         $17,455,764        $   453,726
    Change in Unrealized Gain (Loss)           (3,294,990)            299,233          5,331,556
                                              -----------         -----------        -----------

       Total Trading Results                   17,163,337          17,754,997          5,785,282

  Interest Income                               3,978,137           3,786,925          1,972,722
                                              -----------         -----------        -----------

       Total Revenues                          21,141,474          21,541,922          7,758,004
                                              -----------         -----------        -----------

Expenses:

  Profit Shares                                 1,808,020           1,492,857          1,103,649
  Brokerage Commissions                         6,646,004           5,723,755          3,859,267
  Incentive Override                              834,271             965,454             41,867
  Administrative Fees                             57,091*                  --                 --
                                              -----------         -----------        -----------

       Total Expenses                           9,345,386           8,182,066          5,004,783
                                              -----------         -----------        -----------
    Net Income                                $11,796,088         $13,359,856        $ 2,753,221
                                              ===========         ===========        ===========



    BALANCE SHEET DATA**                DECEMBER 31, 1996   DECEMBER 31, 1995  DECEMBER 31, 1994
------------------------                -----------------   -----------------  -----------------
Fund Net Asset Value                          $84,173,541         $92,761,068        $67,078,533
Net Asset Value per Unit                          $142.95             $124.35            $104.08


_______________________

* For the period October 1, 1996 - December 31, 1996 only. As of October 1, 1996, a portion of the Brokerage Commissions was recharacterized as an Administrative Fee. This recharacterization had no economic effect on the Fund. ** Balance Sheet Data is based on redemption values, which, until December 31, 1995, differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principles ("GAAP") due to the treatment of organizational and initial offering cost reimbursements.


                                                MONTH-END NET ASSET VALUE PER UNIT
------------------------------------------------------------------------------------------------------------------
         JAN.     FEB.     MAR.     APR.      MAY     JUNE     JULY     AUG.     SEPT.    OCT.     NOV.     DEC.
------------------------------------------------------------------------------------------------------------------
1994    $ 98.60  $ 97.36  $ 98.60  $ 98.99  $102.25  $104.98  $102.64  $100.63  $102.16  $104.27  $103.89  $104.08
------------------------------------------------------------------------------------------------------------------
1995    $101.22  $106.76  $116.51  $118.56  $121.04  $120.69  $116.88  $116.54  $115.14  $115.01  $117.18  $124.35
------------------------------------------------------------------------------------------------------------------
1996    $125.91  $117.82  $119.43  $128.54  $123.56  $127.71  $123.72  $124.28  $128.97  $138.94  $146.22  $142.95
------------------------------------------------------------------------------------------------------------------
1997    $146.53  $151.84       --       --       --       --       --       --       --       --       --       --
------------------------------------------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

          ALTHOUGH THE NET ASSET VALUE PER UNIT IS THE SAME FOR ALL UNITS, UNITS PURCHASED AT DIFFERENT TIMES WILL HAVE DIFFERENT INVESTMENT EXPERIENCES IN THE FUND. AT ANY GIVEN TIME, CERTAIN UNITS MAY HAVE INCREASED IN NET ASSET VALUE FROM THE DATE OF PURCHASE WHILE OTHERS HAVE DECREASED.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

      The Fund's results of operations depend on MLIP's ability to select Advisors and the Advisors' ability to trade profitably. MLIP's selection procedures, as well as the Advisors' trading methods, are confidential, so that substantially the only available information relevant to the Fund's results of operations is its actual performance record to date. Because of the speculative nature of its trading, the Fund's past performance is not necessarily indicative of its future results.


      In the Fund's 38 months of trading through February 1997, MLIP has made only a limited number of changes in either the Fund's Advisors or in the allocation of its assets among them: (i) replacing a former core Advisor (which discontinued operations) with ARA Portfolio Management Company, L.L.C. as of January 1, 1995; and (ii) allocating assets to non-core Advisors beginning July 1, 1996. See the Prospectus Supplement accompanying this Prospectus.


      As of April 1, 1997, the Fund's assets were allocated among the core Advisors approximately as follows:

               ARA Portfolio Management
                  Company, L.L.C.                      13.5%

               Chesapeake Capital Corporation          37.0%

               John W. Henry & Company, Inc.           24.0%
                                                       -----
                         Total                         74.5%
                                                       =====


          MLIP's decision to terminate or reallocate assets among Trading Advisors is based on a combination of numerous factors, as described under "The Advisor Selection Process" beginning at page 18. Advisors are, in general, terminated primarily for unsatisfactory performance, but other factors -- for example, a change in MLIP's or an Advisor's market outlook, apparent deviation from announced risk control policies, excessive turnover of positions, changes in principals, commitment of resources to other business activities, etc. -- may also have a role in the termination or reallocation decision. The market judgment and experience of MLIP's principals is an important factor in its allocation decisions.

          MLIP has no timetable or schedule for making Advisor changes or reallocations, and generally makes a medium- to long-term commitment to all Advisors selected. In particular, MLIP has to date made significantly fewer reallocations of trading assets and adjustments in the Advisor combinations for the Fund than in the case of many of MLIP's multi-advisor funds. However, there can be no assurance as to the frequency or number of Advisor changes that may take place in the future, or as to how long any of the current Advisors will continue to manage assets for the Fund.

RESULTS OF OPERATIONS

General
-------

          MLIP believes that multi-advisor futures funds should be regarded as medium- to long-term (i.e., three to five year) investments, but it is difficult to identify trends in the Fund's operations and virtually impossible to make any predictions regarding future results based on the results to date.

          Markets with sustained price trends tend to be more favorable to managed futures investments than whipsaw, choppy markets, but (i) this is not always the case, (ii) it is impossible to predict when price trends will occur and (iii) different Advisors are affected differently by trending markets as well as by particular types of trends.

          MLIP attempts to control credit risk in the Fund's futures, forward and options trading (the Fund does not trade derivatives other than futures and forward contracts and options thereon) by trading only through MLF. MLF acts solely as a broker or counterparty to the Fund's trades; it does not advise with respect to, or direct, any such trading.


          MLIP attempts to control the market risk inherent in the Fund's trading in the manner described under "The Advisor Selection Process -- MLIP and Its Advisor Selection and Monitoring Process" beginning at page 18. The market risk to the Fund is, in any event, limited by its multi-advisor strategy. MLIP reviews the positions acquired by the Advisors on a daily basis in an effort to determine whether the overall positions of the Fund may have become what MLIP analyzes as being excessively concentrated in a limited number of markets -- in which case MLIP may, as of the next month-end or quarter-end, adjust the Fund's Advisor combination and/or allocations so as to attempt to reduce the risk of such over-concentration occurring in the future.

          MLIP may consider making distributions to investors under certain circumstances (for example, if substantial profits are recognized); however, MLIP has not done so to date and does not presently intend to do so.

Performance Summary
-------------------

1994

          STATISTICS.   During 1994, the Fund's average month-end Net Assets
equalled $53,119,205. The Fund recognized gross trading gains of $5,785,282, and incurred Brokerage Commissions of $3,859,267, Profit Shares of $1,103,649 and Incentive Overrides of $41,867 (or 10.89%, 7.27%, 2.08% and 0.08%,
respectively, of average month-end Net Assets). Interest income of $1,972,722 or 3.71% of average month-end Net Assets resulted in net income of $2,753,221, and a 4.08% increase in the Net Asset Value per Unit.

          OVERVIEW.  1994 was characterized by relatively quiet markets without
many major price trends.   United States interest rates generally declined
during the period, and as they did, so did the U.S. dollar as compared to the Deutschemark and certain other major currencies.

1995

          STATISTICS. During 1995, the Fund's average month-end Net Assets equalled $74,120,244. The Fund recognized gross trading gains of $17,754,997, and incurred Brokerage Commissions of $5,723,755, Profit Shares of $1,492,857 and Incentive Overrides of $965,454 (or 23.95%, 7.72%, 2.01% and 1.30%,
respectively, of average month-end Net Assets). Interest income of $3,786,925 or 5.11% of average month-end Net Assets resulted in net income (without reduction for organization and initial offering cost reimbursement payments) of $13,359,856, and a 19.48% increase in the Net Asset Value per Unit.


          OVERVIEW. In 1995, prevailing price trends in several key markets enabled the Advisors to trade profitably for the Fund. Although trading in many of the traditional commodity markets may have been lackluster, the currency and financial markets offered exceptional trading conditions. After months characterized by very difficult trading environments, solid price trends across many markets (including U.S. Treasury and non-dollar bond markets) began to emerge during the first quarter of 1995. In the second quarter, market volatility once again began to affect trading, as many previously strong price trends began to weaken and, in some cases, reverse. The U.S. dollar hit new lows versus the Japanese yen and Deutschemark before rebounding sharply. In addition, there were strong indications that the U.S. economy was slowing which, when coupled with a failure of the German Central Bank to lower interest rates, stalled a rally in the German bond market. During the third quarter, there was a correction in U.S. bond prices after several months of a strong uptrend. Despite exposure to the global interest-rate markets, the Fund's long positions in Treasury bonds had a negative impact on the Fund. Throughout August and into September, the U.S. dollar rallied sharply against the Japanese yen and the Deutschemark as a result of the coordinated intervention by major central banks and widespread recognition of the growing banking crisis in Japan. Despite continued price volatility during the final quarter of 1995, the Trading Advisors were able to identify several trends in key markets. U.S. Treasury bond prices continued their strong move upward throughout November, due both to weak economic data and optimism on federal budget talks. As the year ended, the yield on the 30-year Treasury bond was pushed to its lowest level in more than two years.


1996


          STATISTICS.   During 1996, the Fund's average month-end Net Assets
equalled $87,987,052. The Fund recognized gross trading gains of $17,163,337, and incurred Brokerage Commissions of $6,646,004, Profit Shares of $1,808,020, Incentive Overrides of $834,271 and Administrative Fees of $57,091 (beginning October 1, 1996) (or 19.51%, 7.55%, 2.05%, 0.95% and 0.06%, respectively, of average month-end Net Assets). Interest income of $3,978,137 or 4.52% of average month-end Net Assets resulted in a net gain of $11,796,088 and a 14.96% increase in the Net Asset Value per Unit.


          OVERVIEW.   1996 included the two worst single monthly drawdowns as
well as two of the three most profitable months in the Fund's history. The year began with the East Coast blizzard, continuing difficulties in federal budget talks and an economic slowdown having a negative impact on many markets. The Fund was profitable in January due to strong profits in currency trading as the U.S. dollar reached a 23-month high against the Japanese yen. In February, however, the Fund incurred its worst monthly loss due to the sudden reversals in several strong price trends and considerable volatility in the currency and financial markets. During March, large profits were taken in the crude oil and gasoline markets as strong demand continued and talks between the United Nations and Iraq were suspended. This trend continued into the second quarter, during which strong gains were also recognized in the agricultural markets as a combination of drought and excessive rain drove wheat and grain prices to historic highs. In the late summer and early fall months, the Fund continued to trade profitably as trending prices in a number of key markets favorably impacted the Fund's performance. In September, heating oil hit a five-year high on soaring prices in Europe, and the Fund was also able to capitalize on downward trends in the metals markets. Strong trends in the currency and global bond markets produced significant gains in October and November, but the year ended with declining performance as December witnessed the reversal of several strong upward trends and increased volatility in key markets.

RESULTS OF OPERATIONS IN GENERAL

          The principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth under "Selected Financial Data," the interest rates in many countries were at unusually low levels. This negatively impacted revenues because interest income is typically a major component of commodity pool profitability. In addition, low interest rates are frequently associated with reduced fixed-income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.


          The Fund's Brokerage Commissions and, (as of October 1, 1996), Administrative Fees are a constant percentage of assets charge. The only Fund costs (other than the insignificant F/X Desk service fees and EFP differentials) which are not based on a percentage of the Fund's assets are the Profit Shares payable to the Trading Advisors on an Advisor-by-Advisor basis and the Incentive Override payable to MLIP on the basis of overall Fund performance. During periods when Profit Shares are a high percentage of net trading gains, it is likely that there has been substantial performance non-correlation among the Advisors (so that the total Profit Shares paid to those Advisors which have traded profitably are a high percentage, or perhaps even in excess, of the total profits recognized, as other Advisors have incurred offsetting losses, reducing overall trading gains but not the Profit Shares paid to the successful Advisors) -- suggesting the likelihood of generally trendless, non-consensus markets.


          The events that primarily determine the Fund's profitability are those that produce sustained and major price movements. It does not matter whether such movements are up or down -- the Advisors are generally more likely to be able to profit from sustained trends, irrespective of their direction, than from static markets. During the course of the Fund's performance to date, such events have ranged from Federal Reserve Board reductions in interest rates, the apparent refusal of Iraq to arrive at a settlement which would permit it to sell oil internationally, the inability of the U.S. government to agree upon a federal budget and a combination of drought and excessive rain negatively impacting U.S. agricultural harvesting as well as planting. While these events are representative of the type of circumstances which materially affect the Fund, the specific events which will do so in the future cannot be predicted or identified.

          Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time. Furthermore, the profits on many open positions are effectively realized on a daily basis through the payment of variation margin.

          Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

LIQUIDITY AND CAPITAL RESOURCES

          The amount of capital raised for the Fund should not, except at extremely high levels of capitalization, have a significant impact on its operations. The Fund's costs are generally proportional to its asset base, and, within broad ranges of capitalization, the Advisors' trading positions (and the resulting gains and losses) should increase or decrease in approximate proportion to the size of the Fund account managed by each of them, respectively.

          The Fund raises additional capital only through the continuous offering of its Units. The Fund does not borrow, and sells no securities other than the Units.

          Inflation per se is not a significant factor in the Fund's profitability, although inflationary cycles can give rise to the type of major price movements that can have a materially favorable or adverse impact on the Fund's performance.

          In its trading to date, the Fund has from time to time had substantial unrealized gains and losses on its open positions. These gains or losses are paid on a periodic basis as part of the routine clearing cycle on exchanges or in the over-the-counter markets (the only over-the-counter market in which the Fund trades is the inter-bank forward market in currencies). In highly unusual circumstances, market illiquidity could make it difficult for certain Advisors to close out open positions, and any such illiquidity could expose the Fund to significant losses, or cause it to be unable to recognize unrealized gains. However, in general, there is no meaningful difference between the Fund's realized and unrealized gains.

          In terms of cash flow, it makes little difference whether a market position remains open (so that the profit or loss on such positions remains unrealized), as cash settlement of unrealized gains and losses occurs periodically whether or not positions are closed out. The only meaningful difference between realized and unrealized gains or losses in the case of the Fund is that unrealized items reflect gains or losses on positions which the Advisors have determined not to close out (presumably, in the hope of future profits), whereas realized gains or losses reflect amounts received or paid in respect of positions no longer being maintained.

                         THE ADVISOR SELECTION PROCESS

MLIP AND ITS ADVISOR SELECTION AND MONITORING PROCESS

          MLIP, a wholly-owned indirect subsidiary of ML&Co., is an integrated business whose capabilities include research, trading, finance, administration, systems, operations, sales and marketing. Since its inception, MLIP has concentrated primarily on the structuring of multi-advisor products, and has devoted substantial resources to the development of the capacity to formulate advantageous trading advisor combinations, as well as to assess trading advisors on an individual basis. Advisor analysis includes the qualitative appraisal of an Advisor's strategy and performance combined with quantitative, statistical evaluation of the performance of individual Advisors and of different possible Advisor combinations.

          MLIP's trading advisor analysis professionals monitor the performance of several hundred advisors. Both quantitative and qualitative criteria have been factored into MLIP's selection process, including the following: type of trading program; risk control; duration and speed of recovery from drawdowns; experience; organizational infrastructure; and low correlation in the past with traditional investments such as stocks and bonds. Advisors' past records are evaluated comparatively with a view to combining Advisors whose respective trading results have historically demonstrated not only a low degree of correlation with stocks and bonds but also with the other Advisors selected. In addition to significant qualitative factors concerning the Advisors, certain mathematical optimization procedures are used to develop an Advisor combination which, based on a trading scenario in which the past performance of the respective Advisors is combined for purposes of MLIP's selection analysis, exhibits a reward/risk profile consistent with MLIP's objectives. By identifying Advisor combinations on this basis, MLIP hopes to maintain profit potential while also materially reducing the risk of major equity declines.


          In selecting Advisors for the Fund, MLIP emphasizes retaining multiple Advisors, trading in multiple markets and implementing multiple strategies.
MLIP also evaluates the overall market diversification and emphasis that different possible Advisor combinations would give the Fund. Discretionary as well as systematic, fundamental as well as technical, Advisors may be retained. MLIP may allocate Fund assets to Advisors specializing in particular market sectors and to Advisors with broadly diversified portfolios. See "The Core Advisors -- Futures Trading Methods in General" at pages 75-76. By diversifying strategies as well as markets, MLIP can, if successful, create Advisor combinations for the Fund that should have good profit potential across a wide range of different market cycles. Since inception, the Fund's Advisor portfolio has emphasized technical and trend-following methods.

          MLIP's primary emphasis is on a qualitative assessment of each Advisor, including, among other considerations, an evaluation of each Advisor's basic investment management approach, markets traded, prior experience, past performance, fee requirements and assets under management. Although different factors may be considered in the case of different Advisors (and no representation is made that any given factor will be considered in selecting any given Advisor), subjective evaluation of each prospective Advisor by principals of MLIP is an important factor in all of MLIP's Advisor selections.
Quantitative non-correlation analysis and volatility studies are employed in developing the overall Advisor mix, but the principal objective is to identify Advisors which MLIP believes to have excellent potential to trade successfully.

          No Advisor selected by MLIP has any affiliation with Merrill Lynch, other than managing the trading of the Fund and other futures funds or accounts sponsored or managed by MLIP. Furthermore, none of the Advisors is affiliated with any other Advisor.

          MLIP monitors the performance of the Fund and its Advisors on a day-to-day basis, and, from time to time, reallocates assets among, terminates and/or appoints new Advisors. At least quarterly, MLIP formally reviews the performance of the Fund and each Advisor in order to assess whether to change Advisor selections or allocations. MLIP anticipates that a number of additional adjustments may be made over time, as they have been to date; but there can be no assurance that the Fund's

Advisor portfolio will not remain static for significant periods of time. On the other hand, MLIP may, on short notice, terminate or allocate assets away from an Advisor if MLIP has reason to believe that the Advisor is deviating from historical trading patterns, violating the Advisor's risk management policies or has otherwise given MLIP what it considers to be cause for termination.

ACCESS TO GLOBAL MARKETS

          The Fund has access to global markets including, but not limited to, the following:

                                           CURRENCIES
          Australian Dollar                                           Irish Punt
          Belgian Franc                                               Italian Lira
          British Pound                                               Japanese Yen
          Canadian Dollar                                             New Zealand Dollar
          Danish Krone                                                Norwegian Krone
          Deutschemark                                                Singapore Dollar
          Dutch Guilder                                               Spanish Peseta
          European Currency Unit                                      Swedish Krona
          Finnish Markka                                              Swiss Franc
          French Franc                                                United States Dollar
                                         INTEREST RATES

          Australian Bonds                                            German Bonds
          Australian Treasury Bills                                   Italian Bonds
          Canadian Bonds                                              Japanese Bonds
          Eurodollars                                                 PIBOR
          Eurolira                                                    Spanish Bonds
          Euromarks                                                   U.K. Gilts
          Euroswiss                                                   U.K. Short Sterling
          Euroyen                                                     U.S. Treasury Bills
          French Bonds                                                U.S. Treasury Bonds
                                                                      U.S. Treasury Notes
                                         STOCK INDICES

          CAC 40 Stock Index (France)                                 S&P 500 Stock Index (U.S.)
          Financial Times 100 Stock Index (U.K.)                      Tokyo Stock Price Index
          Major Market Stock Index (U.S.)                             U.S. Dollar Index
          MEFF&S Stock Index (Spain)                                  Value Line Stock Index (U.S.)
          Nikkei Stock Average (Japan)
                                             METALS

          Aluminum                                                    Platinum
          Gold                                                        Silver
          Lead                                                        Tin
          Nickel                                                      Zinc

                                        ENERGY PRODUCTS

          Crude Oil                                                   No. 2 Heating Oil
          Gas Oil                                                     Propane
          Heavy Fuel Oil                                              Residual Fuel Oil
          Natural Gas                                                 Unleaded Gasoline

                                     AGRICULTURAL PRODUCTS

          Cocoa                                                       Orange Juice
          Coffee                                                      Pork Bellies
          Corn                                                        Soybeans
          Cotton                                                      Soymeal
          Feeder Cattle                                               Soy Oil
          Live Hogs                                                   Sugar
          Oats                                                        Wheat


The Fund has not traded, and may never trade, in all of the foregoing markets.
 There can be no assurance as to which markets the Fund will trade either over time or from time to time.

                                 THE ADVISORS

CORE ADVISOR SUMMARIES


          As of January 31, 1997, the three core Advisors, which were, in the aggregate, managing approximately 74.5% of the Fund's assets as of April 1, 1997, were managing approximately $3.0 billion of customer assets in the futures, cash and forward markets, of which approximately $2.1 billion was being traded in the programs used for the Fund.

THE CORE ADVISORS


                                      APRIL 1, 1997              APPROXIMATE
                                      APPROXIMATE          ASSETS UNDER MANAGEMENT
           ADVISOR                  ASSET ALLOCATION            JANUARY 31, 1997
          --------                  ----------------       -----------------------
           ARA Portfolio                  13.5%             $128 million (total)
           Management                                       $ 28 million (Alpha Program)
           Company, L.L.C.

           Chesapeake Capital             37.0%             $915 million (total)
           Corporation                                      $862 million (Diversified Program)

           John W. Henry                  24.0%             $2.0 billion (total)
                                          -----
           & Company, Inc.                                  $1.2 billion (Financial and Metals Portfolio)
                                          74.5%


     Each of the current core Advisors is a systematic, technical, trend-
                               following trader.


      More complete descriptions of the core Advisors are included under "The Core Advisors" beginning at page 75. See "Risk Factors -- (2) Past
     Performance Not Necessarily Indicative of Future Results" at page 9.

                             ____________________


          ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C. (13.5% ALLOCATION AS OF APRIL 1, 1997) -- ARA was organized (through a predecessor corporation) in 1992 to design diversified portfolios of commodity futures contracts, each having what ARA evaluates as a predictable level of anticipated risk, with risk tolerance levels set in advance by the client. The ARA system is composed of two distinct components: a Buy/Sell generator which has been used in actual trading since 1979; and a technique of risk management based upon daily monitoring and attempting to control each account's volatility. The ARA system can, if successful, produce a commodity portfolio having virtually any level of anticipated risk that is sought by the client. Each ARA portfolio is comprised of the same eighteen commodity futures contracts -- including currencies, financial instruments, metals, energy and agriculturals -- which offer what ARA believes to be a combination of diversity and liquidity. Beginning March 1, 1997, ARA commenced trading the Fund's account pursuant to its Alpha Program, which has been designed with the objective of having an average volatility of approximately that of an unleveraged S&P 500 stock portfolio. Prior to March 1, 1997, ARA traded its Gamma Program for the Fund. The Gamma Program is virtually identical to the Alpha Program, except that the Gamma Program utilizes higher leverage. MLIP may in the future reallocate some or all of the Fund's assets managed by ARA to the Gamma Program. As of January 31, 1997, ARA was managing approximately $28 million of customer funds in the Alpha Program and approximately $128 million of customer funds in both of its programs.


          The following performance summary and chart reflect the composite performance results from February 1993 through January 1997 of ARA's Alpha Program. ARA began trading this Program on behalf of the Fund as of March 1, 1997. Since inception, this Program has been traded at generally the same degree of leverage, although under certain market conditions ARA may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Alpha Program from February 1993 through January 1997 have been 13.9% (11 months), 24.1%, 8.9%, 7.7% and 3.1% (1 month). During such period the worst monthly drawdown on an individual account basis was (6.69)% (2/96) and the worst peak-to-valley drawdown on an individual account basis (9.62)% (4/95-2/96). The Alpha Program has been utilized in trading for 2 accounts since its inception. As of January 31, 1997, both accounts were open and profitable.

                   ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.


                                 ALPHA PROGRAM
                      FEBRUARY 1, 1993 - JANUARY 31, 1997

            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA:  JUNE 1992


        INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  FEBRUARY 1993
                         NUMBER OF OPEN ACCOUNTS:  2
      AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) OVERALL:  $128 MILLION
     AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) IN PROGRAM:  $28 MILLION
      AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) OVERALL: $128 MILLION AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) IN PROGRAM: $28 MILLION
    WORST MONTHLY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS: (6.69)% (2/96) WORST PEAK-TO-VALLEY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS: (9.62)% (4/95-
                                     2/96)

                            ______________________


 THE ALPHA PROGRAM COMPOSITE MONTHLY RATE OF RETURN FOR JANUARY 1997 WAS
3.1%


     ===========================================================
     Monthly Rates
     of Return                1996     1995   1994      1993
     -----------------------------------------------------------
          January             (1.86)%   0.57%   0.94%     --
     -----------------------------------------------------------
          February            (6.48)    3.74   (1.34)   2.63%
     -----------------------------------------------------------
          March                3.41     3.18    2.45   (0.51)
     -----------------------------------------------------------
          April                7.89    (1.99)   1.35    4.34
     -----------------------------------------------------------
          May                 (4.27)   (1.45)   7.62   (0.60)
     -----------------------------------------------------------
          June                 2.93     0.24    6.46    2.20
     -----------------------------------------------------------
          July                 1.01    (3.17)  (0.35)   3.06
     -----------------------------------------------------------
          August               0.75    (0.01)  (3.05)  (3.21)
     -----------------------------------------------------------
          September            2.49    (1.88)  (0.88)  (2.12)
     -----------------------------------------------------------
          October              4.48     1.93    0.88    0.14
     -----------------------------------------------------------
          November            (2.14)    1.99    6.71    3.46
     -----------------------------------------------------------
          December             0.03     5.78    1.61    4.04
     -----------------------------------------------------------
       Compound Annual         7.7%     8.9%   24.1%   13.9%
        Rate of Return                               (11 months)
     ===========================================================



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


              THE FUND'S ACCOUNT HAS BEEN MANAGED PURSUANT TO THE
                  ALPHA PROGRAM ONLY BEGINNING MARCH 1, 1997.

NOTES TO PERFORMANCE SUMMARIES

          "Monthly Rate of Return" is generally calculated by dividing the net performance during the month (after all fees and expenses but including interest income) by the starting equity as of the beginning of such month.

          "Worst monthly drawdown" represents the largest negative Monthly Rate of Return experienced during the period covered by the performance summary. A "drawdown" is measured on the basis of month-end figures only, and does not reflect intra-month performance.

          "Worst peak-to-valley drawdown" represents the greatest percentage decline, during the period covered by the performance summary, from month-end cumulative Monthly Rate of Return without such cumulative Monthly Rate of Return being equaled or exceeded as of a subsequent month-end. For example, if the Monthly Rate of Return was (1)% in each of January and February, 1% in March and
(2)% in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be approximately (3)% in amount, whereas if the Monthly Rate of Return had been approximately 3% in March, the January-February drawdown would have ended as of the end of February at approximately the (2)% level.

          "Notional equity" represents the difference between the amount an Advisor is instructed to consider itself to be managing and the amount of assets actually deposited in, or available to the broker for, a trading account. Due to the low margin requirements applicable to futures and forward trading, it is possible to trade accounts in which the equity level, including notional equity, is several times the equity level, excluding notional equity.

          ARA has traded the Gamma Program since June 1992. Since inception, this Program has been traded at generally the same degree of leverage, although under certain market conditions ARA may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Gamma Program from June 1992 through January 1997 have been 27.3% (7 months), 29.5%, 38.0%, 5.2%, 2.3% and 5.7% (1 month), respectively. During such period, the worst monthly drawdown on an individual account basis was (14.46)% (2/96) and the worst peak-to-valley drawdown on an individual account basis (30.32)% (4/95-2/96).


          The following performance summary and chart reflect the composite performance results from June 1992 through January 1997 of ARA's Gamma Program. ARA traded this Program on behalf of the Fund until March 1, 1997 and may trade this Program on behalf of the Fund in the future. The Gamma Program has been utilized in trading for 29 accounts since its inception. As of January 31, 1997, 16 accounts had been closed and 13 accounts remained open. Of the closed accounts, 12 were profitable and 4 were unprofitable at their closing. Of the 13 open accounts, all were profitable as of January 31, 1997.

                   ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.


                                GAMMA PROGRAM
                        JUNE 1, 1992 - JANUARY 31, 1997


               INCEPTION OF CLIENT ACCOUNT TRADING:  JUNE 1992
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  JUNE 1992
                         NUMBER OF OPEN ACCOUNTS:  13
     AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) OVERALL: $128 MILLION AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) IN PROGRAM: $100 MILLION
     AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) OVERALL: $128 MILLION AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) IN PROGRAM: $100 MILLION WORST MONTHLY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS: (14.46)% (2/96)
WORST PEAK-TO-VALLEY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS:  (30.32)%  (4/95-
                                     2/96)

                            ______________________


  THE GAMMA PROGRAM COMPOSITE MONTHLY RATE OF RETURN IN JANUARY 1997 WAS
5.7%


     Monthly Rates
     of Return           1996     1995    1994    1993       1992
     ==============================================================
     January            (5.47)%   0.07%   1.24%   0.05%         --
     --------------------------------------------------------------
     February           (13.28)   6.08   (2.16)   9.05          --
     --------------------------------------------------------------
     March                5.47    5.09    3.41    0.51          --
     --------------------------------------------------------------
     April               14.44   (5.22)   2.83    8.56          --
     --------------------------------------------------------------
     May                 (9.56)  (4.42)  13.54   (1.41)         --
     --------------------------------------------------------------
     June                 5.95   (0.30)  11.90    3.58       11.69%
     --------------------------------------------------------------
     July                 0.87   (6.75)  (1.92)   3.18        4.51
     --------------------------------------------------------------
     August               0.67   (0.37)  (8.34)  (5.63)       3.85
     --------------------------------------------------------------
     September            4.07   (4.19)  (3.05)  (4.43)      (1.84)
     --------------------------------------------------------------
     October              8.53    3.51    1.33    0.30       (2.05)
     --------------------------------------------------------------
     November            (5.48)   2.69   14.48    6.71        8.37
     --------------------------------------------------------------
     December            (0.42)  10.32    2.00    6.98        0.76
     --------------------------------------------------------------
     Compound Annual       2.3%   5.2%   38.0%   29.5%       27.3%
     Rate of Return                                      (7 months)
     ==============================================================



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUND'S ACCOUNT HAS BEEN TRADED, BUT IS NOT CURRENTLY BEING TRADED, PURSUANT TO THE GAMMA TRADING PROGRAM.

                            ______________________

SEE NOTES TO PERFORMANCE SUMMARIES ON PAGE 21.

          CHESAPEAKE CAPITAL CORPORATION (37% ALLOCATION AS OF APRIL 1, 1997)  -
- Chesapeake has offered investment advisory and portfolio management services to clients since 1988. Chesapeake currently trades three programs, relying primarily on technical analysis and charting in its evaluation of historical commodity price movements. In the Diversified Program which Chesapeake trades for the Fund, Chesapeake applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments and stock, financial and economic indices. Chesapeake may trade these markets on any U.S. or foreign exchange. As of January 31, 1997, Chesapeake was managing approximately $862 million of customer funds in the Diversified Program and approximately $915 million of customer funds in all of its programs.


          Chesapeake has traded the Diversified Program since February 1988. The compound annual rates of return achieved by the Diversified Program from January 1, 1992 through January 31, 1997 have been 1.81%, 61.82%, 15.87%,
14.09%, 15.05% and 1.87% (1 month) respectively. During such period, the worst monthly drawdown was (10.98)% (1/92) and the worst peak-to-valley drawdown (16.62)% (1/92-5/92).


          The following performance summary and chart reflect the composite performance results from January 1992 through January 1997 of the Diversified Program. Chesapeake trades this program on behalf of the Fund. The performance of the Program from February 1988 (inception) through December 1991 while profitable, includes the Program's two worst drawdowns, the larger of which occurred during the period August 1989 through October 1989 and was (20.58)%. The Program has been utilized in trading for 204 accounts since its inception. As of January 31, 1997, 148 accounts had been closed and 56 accounts remained open. Of the closed accounts, 120 were profitable and 28 were unprofitable at their closing. Of the 56 open accounts, all were profitable as of January 31, 1997.

          Chesapeake has adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Chesapeake has performed these computations for periods subsequent to January 1, 1992. However, for 1992 and 1993, due to cost considerations, the Fully-Funded Subset method has not been used. Instead, the 1992 and 1993 rates of return reported are based on a computation which uses the nominal account sizes of all of the accounts included, calculated in accordance with the "Only Accounts Traded" ("OAT") method, also permitted in certain circumstances by the CFTC. The OAT method excludes accounts from the rate of return calculation if their inclusion would materially distort Monthly Rate of Return. The excluded accounts include (1) accounts for which there has been a material addition or withdrawal during the month, (2) accounts which were open for only part of the month or (3) accounts which had no open positions during the month due to the intention to permanently close the account. Such accounts were not charged with material nonrecurring costs during the month. Chesapeake believes that this method yields substantially the same rates of return as would the Fully-Funded Subset method and that the rates of return in the performance summary are representative of the Diversified Program for the period presented. For the period from January 1, 1992 through December 31, 1993, Chesapeake compared the OAT method and the Fully-Funded Subset method and found that the two methods yielded substantially the same rates of return. Consequently, Chesapeake continued to use the OAT method until the end of 1993 (the Fully-Funded Subset Advisory was released in February 1993). From January 1, 1994 on, Chesapeake has been using the Fully-Funded Subset method.


          Beginning March 1995 in the Diversified Program, the monthly rate of return for the majority of the accounts in the capsule is immaterially lower than the Composite Rate of Return. This is due to the effect of a large account with a rate of return which is, on a monthly basis, immaterially higher than most accounts in the Program. This difference in the monthly rate of return is due to a different cost and interest income structure in the large account. The annual compounded rate of return for the majority of the accounts is materially lower than the annual composite Compound Rate of Return because of the cumulative difference from the large account.


          With respect to Chesapeake's programs, a small number of accounts managed by Chesapeake have experienced peak-to-valley drawdowns which are materially larger than the worst composite peak-to-valley drawdown. These variances result from such factors as small account size, intra-month account opening or closing, significant intra-month additions or withdrawals and investment restrictions imposed by the client. See also Notes to Performance Summaries on page 21.

                        CHESAPEAKE CAPITAL CORPORATION
                              DIVERSIFIED PROGRAM


                      JANUARY 1, 1992 -- JANUARY 31, 1997

          INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: FEBRUARY 1988 INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: FEBRUARY 1988


                         NUMBER OF OPEN ACCOUNTS:  56
      AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) OVERALL: $915 MILLION AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) IN PROGRAM: $862 MILLION
     AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) OVERALL: $ 1.1 BILLION AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) IN PROGRAM: $1.0 BILLION
        WORST MONTHLY DRAWDOWN ON A COMPOSITE BASIS:  (10.98)%  (1/92)
  WORST PEAK-TO-VALLEY DRAWDOWN ON A COMPOSITE BASIS:  (16.62)%  (1/92-5/92)

                        ______________________


 THE DIVERSIFIED PROGRAM COMPOSITE MONTHLY RATE OF RETURN IN JANUARY 1997 WAS
                                     1.87%


     Monthly Rates
     of Return           1996    1995     1994     1993     1992
     ==============================================================
     January             1.69%   (3.23)%  (3.33)%  0.42%   (10.98)%
     --------------------------------------------------------------
     February           (4.26)   (4.39)   (4.88)  15.99     (2.86)
     --------------------------------------------------------------
     March               0.28     8.60     0.09    5.86      0.53
     --------------------------------------------------------------
     April              10.16     1.45    (0.60)   7.38     (0.44)
     --------------------------------------------------------------
     May                (3.04)    6.84     9.06    0.40     (3.66)
     --------------------------------------------------------------
     June                3.27     0.88     7.02    0.98      6.52
     --------------------------------------------------------------
     July               (7.64)   (3.09)   (1.70)   9.49     12.96
     --------------------------------------------------------------
     August              0.57    (2.66)   (2.98)   5.88      3.16
     --------------------------------------------------------------
     September           6.47     0.20     3.49   (2.63)    (6.78)
     --------------------------------------------------------------
     October             5.92    (1.11)    1.97   (0.06)     5.21
     --------------------------------------------------------------
     November            6.57     1.76     4.83    1.03      2.27
     --------------------------------------------------------------
     December           (4.30)    9.18     2.86    5.77     (1.93)
     --------------------------------------------------------------
     Compound Annual    15.05%   14.09%   15.87%  61.82%     1.81%
     Rate of Return
     ==============================================================





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                           ________________________


                SEE NOTES TO PERFORMANCE SUMMARIES ON PAGE 21.

          JOHN W. HENRY & COMPANY, INC. (24% ALLOCATION AS OF APRIL 1, 1997) -- JWH operates eleven trading programs for U.S. and non-U.S. investors. These programs emphasize intermediate and long-term quantitative trend analysis models. The Financial and Metals Portfolio, which is traded for the Fund, implements a technical, trend-following system which participates in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets. As of January 31, 1997, JWH was trading approximately $1.2 billion of customer funds in the Financial and Metals Portfolio and approximately $2.0 billion of customer funds in all of its programs.


          JWH has traded the Financial and Metals Portfolio since October 1984. Since inception, the Financial and Metals Portfolio has been traded at generally the same degree of leverage although under certain market conditions, JWH may reduce position size or even withdraw from the market altogether. The compound annual rates of return achieved by the Financial and Metals Portfolio from January 1, 1992 through January 31, 1997 have been (10.89)%, 46.82%, (5.32)%,
38.53%, 29.66% and 4.41% (1 month), respectively. During such period, the worst monthly drawdown on an individual account basis was (27.7)% (1/92) and the worst peak-to-valley drawdown on an individual account basis (58.8)%
(12/91-5/92).


          The following performance summary and chart reflect the composite performance results from January 1992 through January 1997 of the Financial and Metals Portfolio. JWH trades this program on behalf of the Fund. The program has been utilized in trading for 360 accounts since its inception. As of January 31, 1997, 316 accounts had been closed and 44 accounts remained open. Of the closed accounts, 279 were profitable and 37 unprofitable at their closing. Of the 44 open accounts, all were profitable as of January 31, 1997.


          In May 1991, one proprietary account in the Financial and Metals Portfolio performance summary, and in March 1992 a second proprietary account, commenced trading. These accounts appear in the performance summary from January 1, 1992 and March 1992, respectively, until August 1995. The maximum percentage of proprietary funds traded pursuant to the Financial and Metals Portfolio during this time period was less than 1/2 of 1% of the total equity traded. Consequently, these proprietary funds had no material effect on the rate of return calculations in the performance summary.


          An investor should note that in a presentation of past performance data, different accounts, even though traded according to the same investment program, can have varying performance results. The reasons for this include numerous material differences among accounts including: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the periods during which accounts are active; (c) trading size to equity ratio resulting from procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and capital; (d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (e) the amount of the interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills;
(f) the amount of management and incentive fees paid to JWH and the amount of brokerage commission paid which will vary and will depend on the fees negotiated by the client with the broker; (g) the timing of orders to open or close positions; (h) the market conditions which in part determine the quality of trade executions; (i) client trading restrictions, including futures vs. forward contracts and contract months; and (j) the timing of additions and withdrawals.


          For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the differences between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not the materially different." The parameters (i) -(iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters whether any material differences that are detected could be misleading after review of the reasons for the differences.

          The worst monthly drawdown for an individual account within the Financial and Metals Portfolio was determined after identification of the three worst monthly drawdowns on a composite basis. Within the three months in which the worst composite monthly drawdowns occurred, individual accounts were reviewed. The individual account which experienced the largest loss in those months is the account shown as having the worst individual monthly drawdown. Some individual accounts were excluded from review if they were being phased in or out, opened or closed during the month or if material intra-month additions or redemptions were made. Differences between the worst monthly drawdown for an individual account and the worst monthly drawdown on a composite basis are due to, among other factors, the reasons noted above.


          During the period covered by the performance summary, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs (in each case, including the Financial and Metals Portfolio). In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods may have been utilized more often in recent years and, therefore, have had a more pronounced effect on performance results during recent periods. Additionally, the investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) may have an effect on performance results. The investment program used (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) may have an effect on performance results. In reviewing the Financial and Metals Portfolio performance summary, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.

          Advisory fees vary from account to account. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

          In May 1992, 35% of the assets in the Financial and Metals Portfolio was deleveraged 50% at the request of a client. The deleveraging materially affected the rates of return achieved. The 1992 annual rate of return for these deleveraged accounts was (24.3)%. The 1992 annual rate of return for the Financial and Metals Portfolio performance summary was (10.9)%. If these accounts had been excluded from the Financial and Metals Portfolio performance summary, the 1992 annual rate of return would have been (3.9)%. The effect of this deleveraging was eliminated in September 1992.

          Additionally, the Financial and Metals Portfolio performance summary includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial and Metals Portfolio performance summary.


          Due to the commencement of trading in July 1996 by a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of external business arrangements (such as multi-advisor structure or the use of multiple JWH programs) that might have had an impact on actual incentive fees paid. The new method was applied initially in August 1996 performance. In that month, a one-time adjustment by performance rate of return was made to each affected program (including the Financial and Metals Portfolio) to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustments had a material, i.e., greater than 10%, impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity. In the case of the Financial and Metals Portfolio, the adjustment reduced the rate of return which would have been shown from approximately (0.6)% to (0.8)%. See also Notes to Performance Summaries on page 21.

                         JOHN W. HENRY & COMPANY, INC.
                        FINANCIAL AND METALS PORTFOLIO


                      JANUARY 1, 1992 -- JANUARY 31, 1997

          INCEPTION OF CLIENT ACCOUNT TRADING BY CTA:   OCTOBER 1982
        INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:   OCTOBER 1984


                           NUMBER OF OPEN ACCOUNTS:
      AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) OVERALL: $2.0 BILLION AGGREGATE ASSETS (EXCLUDING NOTIONAL EQUITY) IN PROGRAM: $1.2 BILLION
      AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) OVERALL: $2.0 BILLION AGGREGATE ASSETS (INCLUDING NOTIONAL EQUITY) IN PROGRAM: $1.2 BILLION
     WORST MONTHLY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS: (27.7)% (1/92)
WORST PEAK-TO-VALLEY DRAWDOWN ON AN INDIVIDUAL ACCOUNT BASIS:   (58.8)%  (12/91-
                                  5/92)
                            ______________________


THE FINANCIAL AND METALS PORTFOLIO COMPOSITE MONTHLY RATE OF RETURN FOR JANUARY
                                1997 WAS 4.41%


============================================================
Monthly Rates       1996    1995    1994     1993     1992
of Return
------------------------------------------------------------
January              6.0%  (3.8)%   (2.9)%    3.3%   (18.0)%
------------------------------------------------------------
February            (5.5)   15.7     (0.6)   13.9     (13.5)
------------------------------------------------------------
March                0.7    15.3      7.2    (0.3)      3.0
------------------------------------------------------------
April                2.3     6.1      0.9     9.3     (12.2)
------------------------------------------------------------
May                 (1.7)    1.2      1.3     3.3      (5.7)
------------------------------------------------------------
June                 2.2    (1.7)     4.5     0.1      21.9
------------------------------------------------------------
July                (1.1)   (2.3)    (6.1)    9.7      25.5
------------------------------------------------------------
August              (0.8)    2.1     (4.1)   (0.8)     10.2
------------------------------------------------------------
September            3.2    (2.1)     1.5     0.2      (5.2)
------------------------------------------------------------
October             14.3     0.3      1.7    (1.1)     (4.5)
------------------------------------------------------------
November            10.9     2.6     (4.4)   (0.3)     (0.8)
------------------------------------------------------------
December            (2.6)    1.7     (3.5)    2.9      (2.6)
------------------------------------------------------------
Compound Annual    29.66%  38.53%  (5.32)%  46.82%  (10.89)%
Rate of Return
============================================================





       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
                           _________________________


                SEE NOTES  TO PERFORMANCE SUMMARIES ON PAGE 21.
                           _________________________


          MORE COMPLETE DESCRIPTIONS OF THE CORE ADVISORS ARE INCLUDED UNDER "THE CORE ADVISORS" BEGINNING AT PAGE 75. SEE "RISK FACTORS -- (2) PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS" AT PAGE 9.

The Advisory Agreements

          The Advisory Agreements among the Fund, MLIP and each Advisor terminate at various times. MLIP generally attempts to negotiate advisory agreements with comparable terms (although advisory fees differ) for all of the public funds which MLIP sponsors. MLIP, but generally not the Advisors, has the right to terminate any Advisory Agreement at will and upon short notice.

          Each Advisory Agreement provides that the Fund will indemnify the Advisor and its affiliates, as well as their respective officers, shareholders, directors, employees, partners and controlling persons for conduct taken as an Advisor or in connection with the Advisory Agreement, provided that such conduct does not constitute negligence, misconduct or breach of the

Advisory Agreement or of any fiduciary obligation to the Fund, and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund. Each Advisory Agreement further provides that this indemnity provision will not increase the liability of any Limited Partner to the Fund beyond the amount of such Limited Partner's capital and profits, if any, in the Fund.

          Under the exculpatory provisions of the Advisory Agreements, none of the Advisors or any related parties will be liable to the Fund or to any of the Partners except by reason of conduct in violation of the foregoing standards for indemnification by the Fund.


          All Advisors (which are not prohibited from doing so by applicable non-United States laws) are required by MLIP to invest $10,000 in the Fund during their tenure of providing advisory services to it. MLIP has, for some years, required such investments from all the Advisors selected for its domestic funds as a token of the Advisors' commitment to managing such accounts.

                                 MLIP AND MLF

BACKGROUND

          MLIP is the sole promoter of the Fund. None of MLF, Merrill Lynch International Bank ("MLIB") or MLPF&S acts as a promoter with respect to the organization of the Fund or the offering of the Units.


          Merrill Lynch Investment Partners Inc., a Delaware corporation, was organized in 1986 principally in order to serve as the general partner and commodity pool operator of commodity pools for which MLF -- the futures commission merchant for the Fund -- acts as commodity broker and MLPF&S as selling agent. MLIP became registered with the CFTC as a commodity pool operator and commodity trading advisor in October 1986 and April 1990, respectively, and is a member of the National Futures Association ("NFA") in such capacities. MLIP has sponsored in excess of 35 managed funds futures, and, as of March 1, 1997, approximately $2.1 billion was invested in funds for which MLIP was serving as sponsor or trading manager. The principal offices of MLIP are located at Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167.
MLIP is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is wholly-owned by Merrill Lynch & Co., Inc ("ML&Co.").

          The registration of MLIP with the CFTC, and MLIP's membership in the NFA, must not be taken as an indication that any such agency or self-regulatory body has recommended or approved either MLIP or an investment in the Fund.

          Since its inception in 1986, MLIP has operated with one primary objective -- to provide investors with an opportunity for long-term capital appreciation and diversification through quality investments in the futures, commodity options and forward markets. MLIP, as general partner or sponsor, structures and promotes managed futures investments in an effort to meet the objectives of a wide variety of clients. MLIP attempts to combine a detailed advisor selection process with active monitoring of its existing funds and their advisors. MLIP does not manage client assets directly, but rather specializes in selecting groups of independent trading advisors to do so.


          MLIP acts as general partner to thirteen public futures funds whose units of limited partnership interest are registered under the Securities Exchange Act of 1934: The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly, The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly, The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(SM) L.P., (Safety of Equity Capital; Targeting Overall Return) The SECTOR Strategy Fund(SM) II L.P., The SECTOR Strategy Fund(SM) IV L.P., The SECTOR Strategy Fund(SM) V L.P., The SECTOR Strategy Fund(SM) VI L.P., ML Principal Protection L.P. (formerly, ML Principal Protection Plus L.P.), ML JWH Strategic Allocation Fund L.P. and the Fund. Because MLIP serves as the sole general partner of each of these funds, the officers and directors of MLIP effectively manage them as officers and directors of such funds.

PRINCIPALS

          The principal officers of MLIP and their business backgrounds are as follows.


               John R. Frawley, Jr.                         Chief Executive Officer, President
                                                            and Director

               James M. Bernard                             Chief Financial Officer,
                                                            Senior Vice President and Treasurer

               Michael A. Karmelin                          Chief Financial Officer, Vice
                                                            President and Treasurer
                                                            (effective April 14, 1997)
               Jeffrey F. Chandor
                                                            Senior Vice President, Director of
                                                            Sales, Marketing and Research and
                                                            Director

               Allen N. Jones                               Chairman and Director

               Steven B. Olgin                              Vice President, Secretary and Director
                                                            of Administration


          John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chief Executive Officer, President and a Director of MLIP as well as Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets, and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its inception in 1990 through its dissolution in 1994. Mr. Frawley is currently a member of the CFTC's Financial Products Advisory Committee. In January 1996, he was re-elected to a one-year term as Chairman of the Managed Futures Association, the national trade association of the United States managed futures industry. Mr. Frawley is also a Director of that organization, and a Director of the Futures Industry Institute. Mr. Frawley also currently serves on a panel created by the Chicago Mercantile Exchange and The Board of Trade of the City of Chicago to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger.


          James M. Bernard was born in 1950. Mr. Bernard is Chief Financial Officer, Senior Vice President and Treasurer of MLIP. He joined MLF in 1983. Before that he was the Commodity Controller for Nabisco Brands Inc. from November 1976 to 1982 and a Supervisor at Ernst & Whinney from 1972 to November 1976. Mr. Bernard is a member of the American Institute of Certified Public Accountants and holds a Bachelor of Science degree from St. John's University and a Master of Business Administration degree from Fordham University. As of April 14, 1997, Mr. Bernard will no longer act as Chief Financial Officer of MLIP. Mr. Bernard will remain a Senior Vice President of MLIP with continued responsibilities for controller operations as well as commodity finance and Investment Committee activities. Mr. Bernard will also assume new responsibilities focused on the transactional needs of MLIP's funds and advisors.


          Michael A. Karmelin was born in 1947. Mr. Karmelin will assume the duties of Chief Financial Officer, Vice President and Treasurer of MLIP as of April 14, 1997, when he has completed his tenure as Chief Financial Officer of Merrill Lynch, Hubbard Inc. ("ML Hubbard"), a sponsor of real estate limited partnerships. Mr. Karmelin joined ML Hubbard in January 1994 and is a Vice President of ML Hubbard. Since May 1994, he has been the Chief Financial Officer of ML Hubbard, responsible for its accounting, treasury and tax functions. Prior to joining ML Hubbard, Mr. Karmelin held several senior financial positions with ML&Co. and MLPF&S from December 1985 to December 1993, including Vice President/Senior Financial Officer Corporate Real Estate and Purchasing, Manager Commitment Control/Capital Budgeting, and Senior Project Manager/Project Analysis. Prior to joining ML&Co., Mr. Karmelin was employed at Avco Corporation for 17 years, where he held a variety of financial positions. Mr. Karmelin holds a B.B.A. degree in Accounting from Baruch College, C.U.N.Y. and a Master of Business Administration degree in Corporate Strategy and Finance from New York University. Mr. Karmelin passed the Certified Public Accountant examination in 1974 and is a member of the Treasury Management Association, the Institute of Management Accountants and The Strategic Leadership Forum.

          Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, the Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of Equity, Derivative Products and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and

Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut.

          Allen N. Jones was born in 1942. Mr. Jones is Chairman and a Director of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. In February 1994, Mr. Jones became the Director of Individual Financial Services of the Merrill Lynch Private Client Group. From January 1992 to June 1992, he held the position of First Vice President of MLPF&S. From January 1990 to June 1992, he held the position of District Director of MLPF&S. Before January 1990, he held the position of Senior Regional Vice President of MLPF&S.


          Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In 1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Futures Association's Government Relations Committee and has served as an arbitrator for the NFA.

          At its December 1996 Board of Directors meeting, MLIP formed a Finance Committee composed of representatives of several different operating and administrative units at Merrill Lynch to oversee the financial controls and accounting procedures implemented by MLIP. The Finance Committee will meet periodically to review MLIP's financial reporting, monitoring and record keeping, as well as all proposed changes -- other than the selection of Advisors -- affecting the operations of the Fund.


          As of March 1, 1997, the principals of MLIP owned Units with an aggregate Net Asset Value of approximately $95,000, and MLIP's general partner interest in the Fund was valued at approximately $1.4 million.

MLF

          MLF, the exclusive clearing futures commission merchant (commodity broker) for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

          The Customer Agreement between MLF and the Fund provides that MLF shall not be liable for actions taken pursuant to the Customer Agreement except for actions constituting negligence or misconduct, and that MLF shall not be responsible for actions taken by it under the Customer Agreement in compliance with instructions given by any Trading Advisor or the Fund.


                         FIDUCIARY OBLIGATIONS OF MLIP

NATURE OF FIDUCIARY OBLIGATIONS; CONFLICTS OF INTEREST


          As general partner of the Fund, MLIP is a fiduciary to the Limited Partners under both statutory and common law and has a responsibility to exercise good faith, fairness and loyalty in all dealings affecting the Fund. The scope of MLIP's fiduciary obligations is defined and established, in large part, by the consent of each subscribing Limited Partner to the business terms of the Fund as embodied in the Limited Partnership Agreement and as described in this Prospectus. There are substantial and inherent conflicts of interest in the structure of the Fund. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose these conflicts of interest to all prospective Limited Partners so that MLIP may have the opportunity to obtain their informed consent to these conflicts prior to, and as a condition of, their becoming Limited Partners. Prospective investors who are not willing to consent to the various conflicts of interest described herein are ineligible to invest in the Fund. See "Conflicts of Interest" beginning at page 46.

          Having once established the business terms of the Fund, MLIP may be effectively precluded from changing these terms in a manner that disproportionately benefits MLIP, as any such change could constitute self-dealing unless consented to by all investors in the Fund.

          The Trading Advisors selected by MLIP are required to clear (although not to execute) the Fund's futures trades through MLF, as well as to execute and maintain the Fund's forward currency trades through the F/X Desk, established by MLIP. See "Charges -- F/X Desk Service Fees; EFP Differentials" at page 37. MLIP has no control or input into the trades ordered for the Fund by the Trading Advisors, and the Brokerage Commissions paid by the Fund are assessed on a flat-rate, not a per-trade, basis. Nevertheless, prospective investors must recognize that by subscribing to the Fund they have consented to its basic structure, in which affiliates of MLIP, and MLIP itself, receive substantial revenues from the Fund and there is no party which negotiates on behalf of the Fund to obtain lower rates from the Merrill Lynch entities which provide services to it.

          The Fund, as a publicly-offered commodity pool, is subject to the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration, for public offering, of commodity pool interests (the "NASAA Guidelines"). These NASAA Guidelines explicitly prohibit a general partner of a commodity pool from "contracting away the fiduciary obligation owed to [investors] under the common law."

          The Limited Partnership Agreement provides that MLIP and its affiliates shall have no liability to the Fund or to any Limited Partner for any loss suffered by the Fund that arises out of any action or inaction of MLIP or its affiliates if MLIP or its affiliates, in good faith, determined that such course of conduct was in the best interests of the Fund, and such course of conduct did not constitute negligence or misconduct by MLIP or its affiliates. The Fund has agreed to indemnify MLIP and certain of its affiliates against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund. The NASAA Guidelines prescribe the maximum permissible extent to which the Fund can indemnify MLIP and its affiliates, and prohibit the Fund from purchasing insurance to cover indemnification of MLIP which the Fund itself could not undertake directly.

          The Limited Partnership Agreement provides that MLIP and its affiliates (as well as any persons acting as selling agent for the Units) shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          The Limited Partnership Agreement provides that in the event of any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the SEC with respect to the issue of indemnification for securities law violations. In the view of the SEC, any such indemnification is contrary to the federal securities laws and therefore unenforceable.

REMEDIES AVAILABLE TO LIMITED PARTNERS

          Under Delaware law, a limited partner may, in certain circumstances, institute legal action on behalf of himself or herself and all other similarly situated limited partners (a "class action") to recover damages from a general partner for violations of fiduciary duties, or on behalf of a partnership (a partnership "derivative action") to recover damages from a third party where a general partner has failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural, jurisdictional and substantive requirements, to bring actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. For example, limited partners who have suffered losses in connection with the purchase or sale of their interests in a limited partnership may be able to recover such losses from a general partner in cases in which such losses result from the general partner's violation of the anti-fraud provisions of the federal securities laws.


          In certain circumstances, Limited Partners also have the right to institute a reparations proceeding before the CFTC against MLIP (a registered commodity pool operator and commodity trading advisor), MLF (a registered futures commission merchant) and the Trading Advisors (registered commodity trading advisors), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. There is a private right of action under the Commodity Exchange Act available to investors in commodity pools such as the Fund.

          In the case of most public companies, management is required to make numerous decisions in the course of the day-to-day operations of the company and is protected in doing so by the so-called business judgment rule. This rule protects management from liability for decisions made in the course of operating a business if the decisions are made on an informed basis and in the honest belief that the decision is in the best interests of the corporation. MLIP believes that similar principles apply to MLIP in its management of the Fund.

Limited Partners should, as they may deem appropriate, consult their own counsel regarding their possible rights of action in respect of the Fund.


                      USE OF PROCEEDS AND INTEREST INCOME

SUBSCRIPTION PROCEEDS

          MLIP pays from its own funds the selling commissions relating to the sale of the Units. Accordingly, 100% of the proceeds of Unit sales are received in cash by the Fund and available for use in its speculative trading. In such trading, the Fund's assets are not used to purchase or acquire any asset but rather held as security for and to pay the Fund's trading losses as well as any expenses and redemptions. The primary use of the proceeds of the sale of the Units is to permit the Advisors to trade on a speculative basis in a wide range of different futures, forwards and options on futures markets on behalf of the Fund. While being used for this purpose, the Fund's assets are also generally available to earn interest, as more fully described below under "-- Available Assets" at page 33.

MARKET SECTORS

          The Fund trades in a diversified group of markets under the direction of multiple independent Advisors. These Advisors can, and do, from time to time materially alter the allocation of their overall trading commitments among
different market sectors.   Except in the case of certain trading programs which
are purposefully limited in the markets which they trade, there is essentially no restriction on the commodity interests which may be traded by any Advisor or the rapidity with which an Advisor may alter its market sector allocations.


          In its Alpha and Gamma Programs, ARA Portfolio Management Company, L.L.C. implements a strictly technical trend-following system which uses a portfolio of eighteen U.S. exchange-traded commodities, including currencies, financial instruments, metals, energy and agricultural products. ARA maintains a position in each commodity in its diversified portfolio at all times, although such positions vary in magnitude.

          In its Diversified Program, Chesapeake Capital Corporation applies its trend-following system to a global portfolio of futures and forward markets, including agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices.

          The Financial and Metals Portfolio of John W. Henry & Company, Inc. utilizes intermediate- and long-term quantitative trend analysis models which participate in four major market sectors -- global interest rates, foreign exchange, global stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets.

          The Fund's financial statements contain information relating to the market sectors traded by the Fund. There can, however, be no assurance as to which markets may be included in the Fund's portfolio or as to in which market sectors the Fund's trading may be concentrated at any one time or over time. See "Index to Financial Statements" at page 57.

MARKET TYPES

          The Fund trades on a variety of United States and foreign futures exchanges. Applicable exchange rules differ significantly among different countries and exchanges. Substantially all of the Fund's off-exchange trading takes place in the highly liquid, institutionally-based currency forward markets. The forward markets are generally unregulated, and in its forward trading the Fund does not deposit margin with respect to its positions. The Fund's forward currency trading is executed exclusively through the F/X Desk, with MLF as the back-to-back intermediary to the ultimate counterparties (which include MLIB) with which the Advisors trade on behalf of the Fund.

          As in the case of its market sector allocations, the Fund's commitments to different types of markets -- U.S. and non-U.S., regulated and unregulated -- differ substantially from time to time as well as over time. The Fund has no policy restricting its relative commitment to any of these different types of markets, although generally the bulk of the Fund's trading takes place on regulated exchanges.

          The Fund's financial statements contain information relating to the types of markets traded by the Fund. There can, however, be no assurance as to in which markets the Fund may trade or the Fund's trading may be concentrated at any one time or over time.

CUSTODY OF ASSETS


          All of the Fund's assets are currently held in CFTC-regulated customer accounts at Merrill Lynch.

AVAILABLE ASSETS


          The Fund earns interest, as described below, on its "Available Assets," which can be generally described as the cash actually held by the Fund or invested in Treasury bills. Available Assets are held primarily in U.S. dollars, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's cash balance in the offset accounts (as described below) -- which includes "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund's account on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

          The Fund's Available Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

          The interest income arrangements for the Fund's U.S. dollar Available Assets differ from those applicable to its non-U.S. dollar Available Assets. Interest income, once accrued by the Fund, is subject to the risk of trading losses.

INTEREST EARNED ON THE FUND'S U.S. DOLLAR AVAILABLE ASSETS

Offset Accounts and Short-Term Treasury Bills


          The Fund's U.S. dollar Available Assets are held in cash in offset accounts and in short-term Treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.


          MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the average daily U.S. dollar Available Assets held in the offset accounts during such month. The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

Possible Discontinuation of the Offset Accounts


          The use of the offset account arrangements for the Fund's U.S. dollar Available Assets may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credit available to Merrill Lynch, which in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co.'s credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund would be kept in cash to meet variation margin payments and pay expenses, but would not earn interest for the Fund.

Offset Account Benefit to Merrill Lynch


          The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the Fund and the fee paid to the offset banks -- from the offset accounts have not exceeded 3/4 of 1% per annum of the Fund's average daily

U.S. dollar Available Assets held in the offset accounts. These revenues to Merrill Lynch are in addition to the Brokerage Commissions and to the Administrative Fees and Incentive Overrides paid by the Fund to MLF and MLIP, respectively.

INTEREST PAID BY MERRILL LYNCH ON THE FUND'S NON-U.S. DOLLAR AVAILABLE ASSETS


          Under the single currency margining system implemented for the Fund, the Fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and options. MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S. dollar Available Assets. The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at the local short-term rate on realized and unrealized gains on non-U.S. dollar denominated positions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

          In order to avoid the expense of daily currency conversions, the Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange rate risk.

FORWARD TRANSACTIONS

          Spot and forward currency contracts are the only non-exchange traded instruments held by the Fund.

          To date, approximately 20% to 30% of the Fund's trades by volume have been in forward currency contracts, but from time to time the percentage of the Fund's trading represented by forward currency trades may fall substantially outside this range. In using the F/X Desk, the Fund trades through MLF. Because the Fund need not deposit any margin with MLF in respect of the Fund's forward trading, the Fund's additional risk in trading in such unregulated markets should be limited to a possible loss of unrealized profits on open forward positions which a counterparty accessed through MLF would not, in the event of its bankruptcy, be able to pay to MLF for the account of the Fund.

          Having the Fund (and the other MLF clients using the F/X Desk) trade through the F/X Desk on the basis of MLF's credit lines permits the F/X Desk to access a wide range of counterparties without the need of such counterparties evaluating the individual credit of the Fund (or any other MLF client).

                                    CHARGES


          The following table summarizes the charges incurred by the Fund during 1994, 1995 and 1996.


                            1/1/96-12/31/96           1/1/95 12/31/95            1/4/94 - 12/31/94
                       ------------------------   ------------------------   --------------------------
                                   % OF AVERAGE               % OF AVERAGE               % OF AVERAGE
                       DOLLAR       MONTH-END     DOLLAR       MONTH-END      DOLLAR      MONTH-END
       COST            AMOUNT       NET ASSETS     AMOUNT      NET ASSETS    AMOUNT       NET ASSETS
       ----            ------      ------------   -------     ------------   -------     ------------
Profit Shares          $1,808,020      2.05%       $1,492,857      2.01%     $1,103,649       2.08%

Brokerage               6,646,004      7.55         5,723,755      7.72       3,859,267       7.27
 Commissions

Incentive Override        834,271      0.95           965,454      1.30          41,867       0.08

Administrative Fees       57,091*      0.06                --        --              --         --
                       ----------  --------       ----------- ------------   ----------       ----

       Total           $9,345,386     10.61%       $8,182,066     11.03%     $5,004,783       9.43%
                       ==========  ========        ========== ============   ==========       ====


*  For the period October 1, 1996 - December 31, 1996 only.
                          ____________________________

          The Fund's average month-end Net Assets during 1994, 1995 and 1996 equalled $53,119,205, $74,120,244 and $87,987,052, respectively.

     The foregoing table does not reflect the bid-ask spreads paid by the Fund on its forward trading, or the benefits which MLF derives from the possession of the Fund's assets. See "Use of Proceeds and Interest Income" at pages 32-34.


          During 1994, 1995 and 1996 the Fund earned $1,972,722, $3,786,925 and
$3,978,137 in interest income, or approximately 3.71%, 5.11% and 4.52% of the Fund's average month-end Net Assets.

          See the Breakeven Table included in the "Summary" at page 7.

          As of October 1, 1996, the 7.50% per annum Brokerage Commissions paid by the Fund to MLF were recharacterized as 7.25% per annum Brokerage Commissions and a 0.25% per annum Administrative Fee paid by the Fund to MLIP. This recharacterization had no economic effect on the Fund.

                        ______________________________

                           CHARGES PAID BY THE FUND

RECIPIENT           NATURE OF PAYMENT           AMOUNT OF PAYMENT
---------           -----------------           -----------------
MLF                 Brokerage Commissions       A flat-rate monthly commission of 0.6041 of 1% of the
                                                Fund's month-end assets (a 7.25% annual rate).

MLF                 Use of Fund assets          Merrill Lynch derives an annual benefit from the deposit of certain of the Fund's U.S. dollar Available Assets in offset accounts which to date has not exceeded  3/4 of 1% of such average daily U.S. dollar Available Assets.

MLIP                Administrative Fees         As of October 1, 1996, the Brokerage Commissions payable
                                                by the Fund were reduced to 7.25% annually, and the Fund
                                                began to pay MLIP a monthly Administrative Fee equal to
                                                0.020833 of 1% of the Fund's month-end assets (0.25%
                                                annually).  This change had no economic effect on the Fund.
                                                MLIP pays all of the Fund's routine administrative costs.

MLIB                Bid-ask spreads             Under MLIP's F/X Desk arrangements, MLIB receives bid-
                                                ask spreads on the forward trades it executes with the Fund.

Other               Bid-ask spreads             The counterparties other than MLIB with which the F/X
  Counterparties                                Desk deals also each receive bid-ask spreads on the forward trades executed with the Fund.


MLIP                F/X Desk service fees       Under the F/X Desk arrangements, MLIP or another Merrill
                                                Lynch entity receives a service fee equal, at current exchange rates, to approximately $5.00 to $12.50 on each purchase or sale of each futures contract-equivalent forward contract exe-
                                                cuted with counterparties other than MLIB.

MLIB                EFP differentials           MLIB or an affiliate receives a differential spread for
                                                exchanging the Fund's spot currency positions (which are
                                                acquired through the F/X Desk, as described above) for
                                                equivalent futures positions.

MLIP                Annual Incentive Overrides  Paid by the Fund as a whole on an annual basis and by reduction of the Net Asset Value of Units when redeemed.
                                                The Incentive Override equals 10% of any Net New Gain (as
                                                defined).  Units may generate Net New Gain and be subject
                                                to paying an Incentive Override even though the Net Asset
                                                Value per Unit has declined below the purchase price of
                                                such Units.

RECIPIENT           NATURE OF PAYMENT           AMOUNT OF PAYMENT
---------           -----------------           -----------------
Trading Advisors    Profit Shares               As of the date of this Prospectus, from 15% to 25%
                                               (depending on the Trading Advisor) of any New Trading Profit as of
                                                the end of each calendar quarter or year and upon redemption of Units.  New Trading Profit is calculated separately in
                                                respect of each Advisor, irrespective of the overall
                                                performance of the Fund.  Units may generate New Trading
                                                Profit and be subject to paying Profit Shares even though
                                                the Net Asset Value per Unit has declined below the
                                                purchase price of such Units.

 MLF;                Extraordinary expenses      Actual costs incurred; none paid to date, and expected to be
  Others                                         negligible.


                         _____________________________

BROKERAGE COMMISSIONS

          Commodity brokerage commissions are typically paid on the completion or liquidation of a trade and are referred to as round-turn commissions, which cover both the initial purchase (or sale) and the subsequent offsetting sale (or purchase) of a commodity futures contract. The Fund does not pay its commodity brokerage commissions on a per-trade basis, but rather at a monthly flat rate of
0.6041 of 1% of the Fund's month-end assets (a 7.25% annual rate). MLF receives these flat-rate payments irrespective of the number of trades executed on the Fund's behalf. These Brokerage Commissions include the Advisors' Consulting Fees and all execution and clearing costs. Month-end assets are not reduced for purposes of calculating Brokerage Commissions by any accrued but unpaid Profit Shares, Incentive Overrides, Administrative Fees or the accrued Brokerage Commissions being calculated. The Fund could obtain lower rates for similar brokerage services from firms other than MLF.


          During 1994, 1995 and 1996, the Fund paid Brokerage Commissions of $3,859,267, $5,723,755 and $6,646,004, respectively; these flat-rate Brokerage Commissions were the approximate equivalent of round-turn trade commissions of $13, $88 and $74, respectively. These round-turn equivalent rates were somewhat higher than those of most MLIP funds. Other firms charge less for brokerage
services similar to those provided by MLF to the Fund.   The per-trade
equivalent of the Fund's flat-rate Brokerage Commissions varies over time depending upon the frequency with which the Advisors trade.

          The audited financial statements distributed by MLIP to Limited Partners include the approximate round-turn equivalent commission rate paid by the Fund during the previous year.

          State securities administrators require MLIP to state that the Brokerage Commissions paid by the Fund shall not be increased while redemption charges are in effect. Moreover, MLIP has undertaken to various state securities commissions that in no event will MLIP increase the 7.50% annual "wrap fee" (which includes the 7.25% annual Brokerage Commissions and the 0.25% annual Administrative Fees) without the unanimous consent of all Limited Partners. In fact, MLIP has never raised the brokerage commissions paid by any of its funds and has on a number of occasions reduced such charges. In addition, MLIP has been required by various state regulators to make the following disclosure:


          The Fund's Brokerage Commissions and Administrative Fees constitute a "wrap fee." This "wrap fee" is ML&Co.'s only source of revenues from the Fund (other than bid-ask spreads, F/X Desk service fees, EFP differentials, the benefits derived from the deposit of certain of the Fund's assets in offset accounts as described under "Use of Proceeds and Interest Income," at pages 32-34, and the Incentive Override, if earned), from which ML&Co. must pay a variety of different costs and expenses. The level of the "wrap fee" is set with these costs and expenses in mind. Different ML&Co. entities pay the following costs and expenses with respect to the operation of the Fund: (a) administrative and offering expenses; (b) selling commissions; (c) ongoing compensation to Financial Consultants (the individual MLPF&S brokers); (d) all costs of executing the Fund's futures trades; (e) the Advisors' Consulting Fees; and (f) Merrill Lynch employee discounts. All of these costs and expenses, not only execution costs, are reflected in the 7.50% annual "wrap fee" (including both the Brokerage Commissions and the Administrative Fees) charged to the Fund.

          PROSPECTIVE INVESTORS MUST BE AWARE THAT THE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES CHARGED TO THE FUND IN FACT INCLUDE A SIGNIFICANT NUMBER OF COSTS OTHER THAN THOSE OF ACTUALLY EXECUTING THE FUND'S TRADES OR PROVIDING ADMINISTRATIVE SERVICES TO IT. SUCH FLAT-RATE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES MAY NOT BE INCREASED, IN THE AGGREGATE, ABOVE THE CURRENT ANNUAL LEVEL OF 7.50% OF THE FUND'S AVERAGE MONTH-END ASSETS WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

          MLF pays, from the Brokerage Commissions received by it, all costs of executing the Fund's futures trades, including the NFA transaction fees assessed on the Fund's futures trading on United States exchanges. Such fees currently equal $0.14 per round-turn trade of a futures contract and $0.07 for each trade of a commodity option contract.

          A number of the Advisors execute trades through brokers other than MLF, in which case the trades are given up to be cleared by MLF. The additional costs involved in such third-party trade executions are paid by MLF.

USE OF FUND ASSETS

          As described under "Use of Proceeds and Interest Income," at pages 32-34, Merrill Lynch derives an annual benefit from the deposit of certain of the Fund's U.S. dollar Available Assets in offset accounts which to date has not exceeded 3/4 of 1% of such average daily U.S. dollar Available Assets.

ADMINISTRATIVE FEES


          As of October 1, 1996, MLIP began charging flat-rate monthly Administrative Fees of 0.020833 of 1% of the Fund's month-end assets (a 0.25 of 1% annual rate). Month-end assets for such purposes are not reduced by accrued but unpaid Profit Shares, Incentive Overrides, Brokerage Commissions or the Administrative Fees being calculated. At the same time, the Fund's flat-rate Brokerage Commissions were reduced in an amount corresponding to the
Administrative Fees, so that there was no increased expense to the Fund.   From
October 1, 1996 through December 31, 1996, the Fund paid Administrative Fees of $57,091.

          MLIP pays the ongoing administrative costs of the Fund, including the expense of updating this Prospectus.

BID-ASK SPREADS

          Many of the Fund's currency trades are executed in the forward markets, in which participants include in their pricing a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such spreads does not reduce the flat-rate Brokerage Commissions paid by the Fund.

F/X DESK SERVICE FEES; EFP DIFFERENTIALS


          The Fund trades forward contracts through the F/X Desk. Conversions of the Fund's foreign currency gains and losses are also effected through the F/X Desk on the same basis as the Fund's forward trading. The F/X Desk gives the Fund access to counterparties in addition to (but also including) MLIB. MLIP (or another Merrill Lynch entity) charges a service fee equal to, at current exchange rates, approximately $5.00 to $12.50 on each purchase or sale of a futures contract-equivalent face amount of a given currency traded in the forward markets. No service fees are charged on trades awarded to MLIB (which receives bid-ask spreads on such trades).

          In its exchange of futures for physical ("EFP") trading with Merrill Lynch, the Fund acquires spot or forward (collectively, "cash") currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. When the Fund exchanges these positions for futures, there is a differential between the prices of the two positions. This differential reflects, in part, the different settlement dates of the cash and the futures contracts and prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.
EFPs are a trading technique which effectively permits an Advisor to establish a futures position out of normal exchange hours as well as to obtain a single price for an entire large order, whereas when large orders are executed on the futures exchange floor, they tend to be broken up into a number of different futures trades, each of which may be bought or sold at a different price. The current Advisor group makes very little use of EFPs.

          The combined F/X Desk service fees and EFP differentials paid by the Fund have not to date exceeded 1/4 of 1% of the Fund's average month-end assets on an annual basis.

ANNUAL INCENTIVE OVERRIDES

Certain Definitions

          In the following description of the calculation of Net New Gain and the Incentive Override, it is important to distinguish: (a) the Net Asset Value per Unit prior to adjustment to reflect the Incentive Override accrual or reversal being calculated; and (b) the Net Asset Value per Unit following such adjustment. The former is referred to as the Unadjusted NAV. The Net Asset Value per Unit as of the end of the month for which the Incentive Override is being calculated, after adjustment for such Incentive Override, is referred to as the Adjusted NAV. The Adjusted NAV represents the purchase as well as the redemption value (prior to applicable redemption charges) of the Units. Incentive Overrides are, other than as described below in the case of Units purchased during the current calendar year, calculated by comparing the current Unadjusted NAV to the highest Adjusted NAV as of any previous calendar year-end. Such highest previous Adjusted NAV to which the current Unadjusted NAV is compared is referred to below as the High Water Mark NAV.

Calculation of Net New Gain


          For purposes of the computation of Net New Gain and Incentive Overrides (including calculating the High Water Mark NAV), interest income is excluded, and Net New Gain is calculated after reduction for all fees (other than the Incentive Override itself).

          MLIP receives, as of December 31 of each year, an Incentive Override equal to 10% of the aggregate Net New Gain (as defined) generated during the year.

          Except as described in the following paragraph, cumulative Net New Gain is calculated for each month in a calendar year by determining the change (positive or negative) between (i) the Adjusted NAVs at which Units were purchased or the High Water Mark NAV -- which High Water Mark NAV may be substantially below the Net Asset Value per Unit at which an investor subscribed -- and (ii) the Unadjusted NAV as of the end of such month.

          For the calendar year in which a Unit is purchased: (A) Net New Gain is generated by such Unit only to the extent that the year-end Unadjusted NAV exceeds the Adjusted NAV at which such Unit was purchased; (B) negative Net New Gain is generated by such Unit to the extent that the Unadjusted NAV falls below such purchase price; provided that no negative Net New Gain is recorded to the extent that the Unadjusted NAV falls below the High Water Mark NAV; and (C) Net New Gain is only recorded to the extent that Unadjusted NAV exceeds the High Water Mark NAV, irrespective of the Adjusted NAV at which a Unit was purchased. Similar procedures are applied in determining Units' contribution to Net New Gain for each month that such Units are outstanding in the calendar year of purchase. Because Units are purchased at beginning of the month Net Asset Values, the contributions to Net New Gain generated by each tranche of Units purchased as of the beginning of different months during a particular year is likely to be different.

          In years subsequent to the year in which a Unit is purchased, the Adjusted NAV at which such Unit was purchased becomes irrelevant to the calculation of the Net New Gain (if any) generated by such Unit, because such Net New Gain is calculated in respect of all Units purchased in prior years based on increases in the Unadjusted NAV over the applicable High Water Mark NAV, irrespective of the purchase price of such Unit.

Redemptions; No Earn Back of Incentive Overrides

          When a Unit is redeemed, the redemption value of such Unit is its Adjusted NAV, which reflects any accrued Incentive Override. Incentive Overrides are accrued against all Units equally, although Units sold at different times generate different amounts (positive or negative) of Net New Gain. The amount by which the Adjusted NAV is reduced to reflect any such Incentive Override accrual is, upon redemption of a Unit, paid to MLIP. Such accruals once paid to MLIP are not subject to refund, irrespective of subsequent losses.

          Redemption charges do not reduce Net New Gain.

          Because the High Water Mark NAV is reduced by the Incentive Override due at the year-end when such High Water Mark NAV was established, MLIP does not have to earn back Incentive Overrides previously paid in order for the Fund to generate additional Net New Gain on which an incremental Incentive Override will accrue.

Allocation of  Incentive Overrides among Investors

          Units may, during years subsequent to the year of purchase, generate Net New Gain from profits which serve only to earn back declines in the Adjusted NAVs at which such Units were purchased. On the other hand, if Units are purchased at Adjusted NAVs below the High Water Mark NAV, such Units will also generate Net New Gain only to the extent that such High Water Mark NAV is exceeded. Consequently, certain Units may realize substantial profits none of which generate Net New Gain, while others may generate substantial Net New Gain after the year of purchase even though their Adjusted NAV has declined significantly below their purchase price.

          Net New Gain is calculated on an aggregate basis, not in respect of the investment experience of any particular Unit. For example, assume Units are sold during the first calendar year of operations at Adjusted NAVs of $100, $110 and $105. If a Unit is subsequently redeemed when the Unadjusted NAV per Unit is $107, the same accrued Incentive Override will be reflected as a reduction of its redemption price, irrespective of what the purchase price of the Unit being redeemed had been. The purchase price of a Unit is, in the year of purchase, the Adjusted NAV from which the Net New Gain (positive or negative) generated by such Unit is measured. In the foregoing example, the Unit purchased at $110 would have generated negative Net New Gain of ($3) as of the redemption date, while the Units purchased at $100 and $105 would have generated positive Net New Gain of $7 and $2, respectively. The aggregate Net New Gain generated by all Units would be combined, multiplied by 10% and would reduce the Net Asset Value of the Fund as an Incentive Override accrual, in which all Units share equally.

          The Fund's method of Incentive Override calculation attempts to strike a compromise between avoiding misallocations of Incentive Overrides among investors and maintaining a uniform Net Asset Value per Unit. During the calendar year in which Units are purchased, certain misallocations of the Incentive Override are prevented by MLIP agreeing (i) to give investors which purchase Units below the High Water Mark NAV for such year a free ride, i.e., no Net New Gain is generated on increases in the Unadjusted NAV of their Units until such Unadjusted NAV exceeds the High Water Mark NAV and (ii) that Units will contribute negative Net New Gain to the extent that their Unadjusted NAV declines below their purchase price (negative Net New Gain stops being generated if such Unadjusted NAV declines below the High Water Mark NAV, as positive Net New Gain is only generated to the extent that the Unadjusted NAV exceeds the High Water Mark NAV). In years subsequent to the calendar year of purchase, the Incentive Override is calculated in respect of all Units sold in prior years based solely on the current High Water Mark NAV, irrespective of the various purchase prices of these Units as of the beginning of numerous different months during prior years.


          There is no direct connection between the appreciation in the Net Asset Value of a particular Unit and the Incentive Override applicable to that Unit (equally, together with all other outstanding Units). For example, if one Unit were sold as of January 1, 1997 (assumed for simplicity's sake to be the commencement of trading) for $100, ten Units as of July 1, 1997 at an Adjusted NAV of $110 and as of November 30, 1997 the initial Unit was redeemed at an Adjusted NAV of $105, despite the profit made on the redeemed Unit, there would be no accrued Incentive Override reflected in such Adjusted NAV because the $10 in Net New Gain generated through June 30, 1997 would have been offset by the July 1, 1997 - November 30, 1997 losses incurred by a greater number of Units.


          As of December 31, 1994, 1995 and 1996, MLIP received or had accrued to its benefit Incentive Overrides of $41,867, $965,454 and $834,271, respectively, or approximately 0.08%, 1.30% and 0.95% of the Fund's average month-end Net Assets during these periods, respectively.


          The fact that MLIP receives an Incentive Override may lead it to select Advisors which trade in a more risky or speculative manner than would otherwise be the case. See "Conflicts of Interest" at page 46.

          Net New Gain includes unrealized appreciation as well as realized gain.

          The method by which the Incentive Override is calculated results in certain misallocations of the Incentive Override as well as of reversals of accrued Incentive Overrides, and, consequently, possible equity dilution among Limited Partners purchasing Units at different times.

     See Appendix I -- Incentive Override and Profit Share Calculations in
                               an Open-End Fund.

PROFIT SHARES

Calculation of New Trading Profit

          Each current Advisor receives a Profit Share of between 15% and 25% of any cumulative New Trading Profit generated by such Advisor, as of the end of each calendar quarter or year, as the case may be. The percentage Profit Shares which are paid to current core Advisors are as follows: ARA Portfolio Management Company, L.L.C. -- 20% (annual Profit Share); Chesapeake Capital Corporation -- 20% (annual Profit Share); and John W. Henry & Company, Inc. -- 15% (quarterly Profit Share). The non-core Advisors generally receive quarterly or annual Profit Shares of between 20% and 25% of any New Trading Profit which they earn for their Fund account.

          The Net Asset Value per Unit for purposes of calculating New Trading Profit does not include interest income, and is not reduced by accrued Incentive Overrides or redemption charges.


          For example, assume that JWH, which receives a quarterly Profit Share, began trading an account for the Fund as of January 1, 1997 and had, after all or a portion of the allocable monthly Brokerage Commissions and Administrative Fees, a realized profit of $50,000 and an unrealized profit of $150,000 as of March 31, 1997. New Trading Profit would equal $200,000. The entire amount would represent an increase in cumulative Trading Profit and 15%, or $30,000 would be paid to JWH. Assume also that during the second quarter of trading, again after all or a portion of allocable monthly Brokerage Commissions and Administrative Fees, the JWH account had realized additional profits of $60,000 on its closed-out positions but incurred a decrease in the unrealized profits on its open positions of $50,000. The cumulative Trading Profit would have increased to $210,000, and 15% of such $10,000 increase, or $1,500 would be paid to JWH. If the assets managed by JWH were subsequently to sustain losses, JWH would not be required to refund any of the Profit Shares previously paid, but it would not be until JWH's cumulative Trading Profit exceeded $210,000 as of a calendar quarter-end that JWH would again generate New Trading Profit that would be subject to additional Profit Share accruals. Furthermore, when capital is added or withdrawn at a point that the Fund account managed by JWH is below the "high water mark" in cumulative Trading Profit, such "high water mark" is proportionately adjusted so that the potential benefit to existing investors of the loss carryforward (i.e., the difference between the current level of cumulative Trading Profit and the "high water mark" of cumulative Trading Profit) is neither diluted nor increased (although the dollar amount of such loss carryforward is adjusted to reflect the different number of Units outstanding). The loss carryforwards, as so adjusted, are not eliminated at the end of a calendar quarter, but carry forward into subsequent Profit Share calculation periods, even if a quarter-end high in Net Asset Value per Unit attributable to the Fund Account managed by JWH is reached. The above example of a Profit Share calculation relates only to one Advisor. As the Fund pays Profit Shares to each Advisor based on each such Advisor's individual performance rather than the overall performance of the Fund, there have been, and it is likely that there will continue to be, periods when the aggregate Net Asset Value per Unit declines but Profit Shares are paid to one or more Advisors. Historically, both the Fund and MLIP's other multi-advisor funds have paid substantial Profit Shares even during losing periods.




          In the case of certain Advisors, New Trading Profit is not reduced by the full amount of the Brokerage Commissions allocable to their Fund account.


          In the case of Units redeemed as of the end of any month that is not the end of a Profit Share calculation period, the Net Asset Value at which such Units are redeemed will reflect a reduction for the per-Unit Profit Share accrued in respect of each Advisor's account (equally reducing the Net Asset Value of all Units), as if the redemption date were the end of a Profit Share calculation period. The amounts so deducted will be paid to the appropriate Advisor(s) and will not be subject to being returned to the Fund or the redeeming Limited Partners, irrespective of subsequent losses during the quarter or year. The Adjusted NAV at which Units are redeemed reflects a reduction for both Profit Shares and the accrued Incentive Override liability of the Fund. Although the accrued Profit Shares will reduce the accrued Incentive Override (but not vice versa), both forms of incentive compensation will reduce the Net Asset Value of any redeemed Unit.


          In calculating New Trading Profit, Profit Shares previously paid do not reduce cumulative New Trading Profit in subsequent periods. Accordingly, the Advisors do not have to earn back Profit Shares previously paid to them in order for the Fund account managed by them to generate additional New Trading Profits on which an incremental Profit Share will accrue.


          Redemption charges do not reduce New Trading Profit for proposes of calculating the Profit Shares.


          Termination of an Advisory Agreement is treated as if the date of termination were the end of a Profit Share calculation period for purposes of calculating the Profit Share due to an Advisor.

          When a new or replacement Advisor is retained, such Advisor calculates its Profit Shares without regard to any losses previously incurred by the Fund.


          Reduction of the assets managed by a Trading Advisor, whether due to redemptions, distributions or reallocations of assets by MLIP away from such Trading Advisor (but not as a result of trading losses), results in (i) a proportional pay-out of any accrued Profit Shares and (ii) a proportional decrease in any cumulative loss carryforwards (i.e., shortfalls between the current level of Trading Profit and the "high water mark" level of cumulative Trading Profits as of the end of any previous calendar quarter, or $0 if higher) for Profit Share calculation purposes.


          During 1994, 1995 and 1996, the Net Asset Value per Unit increased approximately 4.08%, 19.48% and 14.96%, and the Fund had net income of $2,753,221, $13,359,856 and $11,796,088, respectively. Profit Shares equalling $1,103,649, $1,492,857 and $1,808,020, or approximately 2.08%, 2.01% and 2.05%
of the Fund's average month-end Net Assets in each year, were paid.

General

          Because certain Profit Shares are calculated on a quarterly basis, it is possible, irrespective of the fact that the Profit Shares are paid separately to each Advisor based on its individual performance, that the Fund will pay substantial Profit Shares during a year even though the Net Asset Value per Unit declines substantially during such year.

          The method by which the Profit Shares are calculated results in certain misallocations of Profit Shares as well as of reversals of accrued Profit Shares, and, consequently, possible equity dilution among Limited Partners purchasing Units at different times. These misallocations are analogous to those which occur in the case of the Incentive Override.


          Profit Shares paid may have little direct connection with Limited Partners' investment experiences in the Fund. MLIP's multi-advisor funds have historically paid substantial Profit Shares even during periods when they were incurring losses.

EXTRAORDINARY EXPENSES

          The Fund is required to pay any extraordinary charges (such as taxes) incidental to its trading. No extraordinary charges have been paid by the Fund to date, and in MLIP's experience such charges have been negligible for the funds which it sponsors or manages.

                            ______________________

          MLIP sends each Limited Partner a monthly statement that includes a description of performance during the prior month and year-to-date and sets forth, among other things, the Brokerage Commissions, Administrative Fees, Incentive Overrides and Profit Shares paid or accrued during such month and on a year-to-date basis.

                            ______________________

                         CHARGES PAID BY MERRILL LYNCH

          The following costs are paid by the Merrill Lynch entities indicated below. In each case, these entities receive substantial revenues, directly or indirectly, from the Fund.

SELLING COMMISSIONS; ONGOING COMPENSATION


          MLIP pays the selling commissions due on the Units, as well as the ongoing compensation due on Units which remain outstanding for more than twelve months. See "Plan of Distribution -- Selling Agent Compensation" at page
55.

          Through December 31, 1996, MLIP had paid a total of $5,857,492 in selling commissions (in the form of production credits, not cash out-of-pocket).


          The first monthly installments of ongoing compensation began to accrue as of January 1, 1995 on the Units sold as of January 4, 1994. Through December 31, 1996, MLIP had paid a total of $1,553,823 in ongoing compensation (in the form of production credits, not cash out-of-pocket).

CONSULTING FEES

          The Trading Advisors each enter into a Consulting Agreement with MLF. Pursuant to such Consulting Agreements, MLF pays monthly Consulting Fees to each of the Advisors. Chesapeake and ARA each receive 0.083% (1% annually), and JWH 0.333% (4% annually), of the month-end assets of the Fund allocated to each of them, respectively.


          As of the date of this Prospectus, all non-core Advisors receive monthly Consulting Fees of 0.167% (2% annually) of the month-end Fund assets committed to each of them, respectively.

          MLIP anticipates that the Consulting Fees paid to Advisors in the future will generally fall within the range of a 1% to 4% annual rate, but such fees could fall outside of such range in certain cases.


          During 1994, 1995 and 1996, MLF paid Consulting Fees of $1,376,882, $2,156,311 and $3,122,910, respectively, or approximately 2.59%, 2.91% and 3.55%
of the Fund's average month-end Net Assets during these periods.

                               _________________

                              REDEMPTION CHARGES

          Units redeemed on or prior to the end of the twelfth full month after issuance are subject to redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges are paid to MLIP.

          For purposes of determining whether redemption charges apply, Units are considered to be issued as of the first day of the calendar month immediately following the month during which the subscriptions for such Units are accepted.


          During 1994, 1995 and 1996, MLIP received a total of $53,976, $132,030 and $83,601, respectively, in redemption charges.



                              CERTAIN LITIGATION

JWH

          For a description of certain pending litigation related to JWH, see "The Core Advisors -- John W. Henry & Company, Inc. at page 87.

MLIP

          ML&Co. -- the sole stockholder of Merrill Lynch Group, Inc. (which is the sole stockholder of MLIP and MLF) and of MLPF&S, and the 100% indirect owner of all Merrill Lynch entities involved in the operation of the Fund -- as well as certain of its subsidiaries have been named as defendants in numerous civil actions and arbitration proceedings arising out of their respective business activities.


          The following actions have been filed against or on behalf of ML&Co. in connection with ML&Co.'s business activities with the Treasurer-Tax Collector of Orange County, California ("Orange County") or from the purchase of debt instruments issued by Orange County that were underwritten by MLPF&S. On December 6, 1994, bankruptcy petitions were filed on behalf of Orange County and the Orange County Investment Pools (the "Pools") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The Pools' bankruptcy petition subsequently was dismissed. On May 17, 1996, the Bankruptcy Court confirmed a plan pursuant to which Orange County emerged from bankruptcy. The currently pending actions involving ML&Co. and Orange County include, in the order summarized below, an action in the names of Orange County and the current Orange County Treasurer-Tax Collector; actions by investors and participants in the Pools; actions by investors in ML&Co. or affiliated entities; and actions by holders of bonds or other debt instruments issued by or on behalf of Orange County and other public entities with funds controlled by the Orange County Treasurer-Tax Collector.


          On January 12, 1995, an action was commenced by Orange County and the Pools against ML&Co. and certain of its subsidiaries in the Bankruptcy Court pursuant to the automatic reference by law of all proceedings related to bankruptcy petitions (the "Orange County Action"). Orange County filed a first amended complaint on June 6, 1995, which was dismissed on October 17, 1995. Orange County filed a second amended complaint on October 25, 1995 adding John M.W. Moorlach, the current Orange County Treasurer-Tax Collector, as a plaintiff, and alleging, among other things, that ML&Co.'s liquidation of certain securities entitles the plaintiffs to relief under Sections 362, 502, 510, 549 and 922 of the Bankruptcy Code, that various securities transactions between Orange County and/or the Pools and ML&Co. and its subsidiaries violated California law and are null and void, that ML&Co. and its subsidiaries violated
Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder, Section 25401 of the California Corporations Code (the "California Code"), Section 17200 of the California Business and Professions Code, Sections 1709-10 of the California Civil Code, breached fiduciary duties, aided and abetted breaches of fiduciary duty and conspired to make unauthorized use of public funds. Damages in excess of $2 billion, punitive damages in an unspecified amount and injunctive and declaratory relief are sought.


          On March 1, 1995, ML&Co. and Orange County entered into an agreement in order to resolve a motion by Orange County seeking a temporary restraining order, a preliminary injunction and a constructive trust with respect to the proceeds realized by ML&Co. from the sale of securities purchased by ML&Co. pursuant to certain master repurchase agreements. Pursuant to this agreement, the proceeds from the sale of securities purchased by ML&Co. from Orange County were used to purchase short-term United States Treasury bills or United States Treasury Notes that are identifiable and held separate and subject to any rights that ML&Co. may have in the master repurchase agreements. This agreement may be terminated by ML&Co. upon 30 days' written notice.


          On October 17, 1996, on ML&Co.'s motion, the United States District Court for the Central District of California (the "District Court") withdrew the prior automatic reference to the Bankruptcy Court of this Action. The case is now pending in the District Court.


          On December 13, 1994, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of individuals whose funds were deposited with the Orange County Treasurer-Tax Collector pursuant to proceedings in California Superior Court (the "DeLeon Action"). On December 27, 1994, plaintiffs filed a first amended class action complaint; on April 19, 1995, plaintiffs filed a second amended complaint which was dismissed on November 13, 1995; and, on December 18, 1995, plaintiffs filed a third amended complaint. As amended, the DeLeon Action is brought on behalf of the same individuals on whose behalf the action was originally brought and on behalf of individuals who invested funds in the Pools representing deferred compensation and/or retirement funds. The defendants include ML&Co., a subsidiary of ML&Co. and an employee of ML&Co. Plaintiffs allege, among other things, that the defendants breached fiduciary duties, aided and abetted breaches of fiduciary duties, conspired to breach a fiduciary duty and committed professional negligence in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages and punitive damages in unspecified amounts are sought. On May 10, 1996, the court stayed this action pending final resolution of the Orange County Action described above.


          On January 10, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, on behalf of persons whose funds were deposited in the Pools pursuant to proceedings in California Superior Court involving settlement funds belonging to minor children and other legally incapacitated or incompetent persons who had been injured in accidents, and inheritances administered on behalf of minor children and other legally incapacitated or incompetent persons from estates (the "Small Action"). ML&Co., a subsidiary of ML&Co., an employee of ML&Co. and Robert L. Citron, formerly the Treasurer-Tax Collector of Orange County, are named as defendants. Plaintiffs allege claims for breach of fiduciary duty and fraud in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Injunctive relief, damages and punitive damages in unspecified amounts are sought. The complaint was never served.


          On September 15, 1995, an action was commenced in the Superior Court of the State of California, San Francisco County, by twelve California public entities (the "Atascadero State Court Action"). On January 11, 1996, the case was transferred to the Superior Court of the State of California, Contra Costa County. On April 10, 1996, the plaintiff filed an amended complaint which was dismissed on November 5, 1996 and on December 2, 1996, the plaintiff filed a second amended complaint adding two California public entities as plaintiffs. The current plaintiffs are the City of Atascadero, City of Buena Park, The Community Redevelopment Agency of the City of Buena Park, City of Claremont, City of Milpitas, City of Montebello, Community Redevelopment Agency of the City of Montebello, City of Mountain View, City of Santa Barbara, The Redevelopment Agency of the City of Santa Barbara, City of Yorba Linda, Yorba Linda Redevelopment Agency, Santiago County Water District and Yorba Linda Water District. Named as defendants are ML&Co., certain subsidiaries of ML&Co. and three past or present employees of ML&Co., two of whom were dismissed as defendants without prejudice on July 5, 1996. As amended, the complaint alleges, among other things, that the defendants committed fraud, deceit and negligent misrepresentation, conspired to commit fraud, breached fiduciary duties, aided and abetted breaches of fiduciary duty and violated California Penal Code Section 496 and the Racketeer Influenced and Corrupt Organizations Act ("RICO"), in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages, punitive damages and treble damages in unspecified amounts are sought. On February 10, 1997, the court dismissed this action.


          On November 27, 1995, an action was commenced in the United States District Court for the Central District of California by the fourteen California public entities that are plaintiffs in the Atascadero State Court Action described above (the "Atascadero Federal Court Action."). On March 22, 1996, the plaintiffs filed a first amended complaint, which was voluntarily dismissed without prejudice on September 4, 1996. On February 19, 1997, plaintiffs filed a new complaint naming as defendants ML&Co. and certain subsidiaries of ML&Co. The complaint alleges, among other things, that the defendants committed fraud, deceit, and negligence misrepresentation, conspired to commit fraud, breached fiduciary duties, aided and abetted breaches of fiduciary duty, and violated California Penal Code Section 496 and RICO, in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Restitution and damages, treble damages and punitive damages in unspecified amounts are sought.

          On December 20, 1996, an action was commenced in the United States District Court for the Central District of California by Irvine Ranch Water
District (the "Irvine Action").   ML&Co. is the sole defendant.  The complaint
alleges, among other things, that ML& Co. committed intentional and negligent misrepresentation, concealment and breach of fiduciary duty in connection with ML & Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages in excess of $130 million and punitive damages in an unspecified amount are sought.


          Beginning on December 5, 1994, five derivative actions purportedly brought on behalf of ML&Co. were filed in the Supreme Court of the State of New York, New York County (the "Wilson Actions"). On February 21, 1995, the court consolidated the actions and on June 5, 1995 an amended consolidated complaint was filed naming as defendants twenty-two present or past directors, officers or employees of ML&Co. and/or certain of its subsidiaries. The complaint alleges, among other things, breach of fiduciary duty, waste of corporate assets and claims for indemnification in connection with ML&Co.'s business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought on behalf of ML&Co. against the individuals named as defendants. Because this derivative action purports to be brought on behalf of ML&Co. and any recovery obtained by plaintiffs would belong to ML&Co., ML&Co. is named as a nominal defendant in these actions. On August 7, 1996, the Court dismissed this action. On September 11, 1996 , a notice of appeal was filed.

          On December 16, 1994, a purported class action was commenced in the United States District Court for the Southern District of New York (the "Balan Action"). An amended complaint was filed on May 15, 1995. As amended, the Balan Action is brought on behalf of purchasers of ML&Co.'s common stock between March 31, 1994 and December 6, 1994, and names as defendants ML&Co. and two of its directors and officers. The plaintiff alleges, among other things, violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with ML&Co.'s disclosure with respect to its business activities with the Orange County Treasurer-Tax Collector. Damages in an unspecified amount are sought.


          Beginning on December 8, 1994, ten purported class actions were commenced in the United States District Court for the Central District of California on behalf of individuals who purchased bonds or other debt instruments issued by or on behalf of Orange County during various periods of time (the "Smith Federal Court Action"). Plaintiffs filed an amended consolidated complaint on January 27, 1995, and a first amended consolidated complaint on February 27, 1995. As amended, the Smith Federal Court Action purports to be brought on behalf of all persons who purchased bonds or other debt instruments between July 1, 1992 and December 6, 1994 that were issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. The defendants in the case are ML&Co., an employee of ML&Co., PaineWebber, Inc., CS First Boston Corp., Smith Barney, Inc., Lehman Brothers, Inc., Donaldson, Lufkin & Jenrette, Inc., Kidder, Peabody & Co., Inc., Stone & Youngberg, Rauscher Pierce Refsnes, Inc., Leifer Capital, Inc., Fieldman Rolapp & Associates, Inc., CGMS, Inc. and O'Brien Partners, Inc. Plaintiffs allege, among other things, that the defendants affiliated with ML&Co. violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and Sections 25400, 25401, 25500, 25501 and 25504.1 of the California Code in connection with disclosure made with respect to the sale of bonds and other debt instruments issued by Orange County or other public entities with funds controlled by the Orange County Treasurer-Tax Collector. Damages in an
unspecified amount are sought.   On July 17, 1995, plaintiffs' state law claims
were dismissed without prejudice. On April 1, 1996, all remaining claims were voluntarily dismissed without prejudice.


          On September 28, 1995, a purported class action was commenced in the Superior Court of the State of California, Orange County, asserting the state law claims previously dismissed in the Smith Federal Court Action and a claim for fraud and deceit (the "Smith State Court Action"). The Smith State Court Action is brought on behalf of the same purported class as the Smith Federal Court Action. Named as defendants are ML&Co., an employee of ML&Co. and the same defendants not affiliated with ML&Co. as in the Smith Federal Court Action and, in addition, KPMG Peat Marwick. Damages and punitive damages in unspecified amounts are sought. Certain of the defendants other than ML&Co. and the employee of ML&Co. named as a defendant have entered into settlement agreements with the plaintiffs.

          ML&Co. has also received formal and informal inquiries from various governmental entities and agencies examining the events underlying the above described litigation and is cooperating with these inquiries.


          On December 16, 1994, a class action complaint consolidating a series of previously filed actions was filed in the United States District Court for the Southern District of New York. On August 22, 1995, plaintiffs filed a complaint entitled "refiled consolidated complaint." As amended, the complaint alleges that 33 market-makers, including a subsidiary of ML&Co., engaged in a conspiracy with respect to the "spread" between bid and ask prices for certain securities traded on NASDAQ by refusing to quote bid and ask prices in so-called "odd-eighths." The complaint alleges violations of antitrust laws and seeks damages in an unspecified amount, treble damages, declaratory and injunctive relief. On November 27, 1996, the court certified a class consisting of certain persons who purchased or sold certain securities on NASDAQ during specified time periods for each security during the period from May 1, 1989 to May 27, 1994.


          On July 17, 1996, the Antitrust Division of the United States Department of Justice filed a civil antitrust complaint against firms that make markets in NASDAQ securities, including a subsidiary of ML&Co. The complaint alleges that the firms violated Section 1 of the Sherman Act through a "common understanding" to follow a "quoting convention" that the complaint asserts had inflated the "inside spread" (the difference between the best quoted buying price and the best quoted selling price on NASDAQ) in certain NASDAQ stocks. This allegedly resulted in investors having to pay higher transaction costs for buying and selling stocks than they would have paid otherwise. At the same time the complaint was filed, a proposed settlement of the action was announced, pursuant to which the market maker defendants in the action have agreed not to engage in certain conduct. The proposed settlement, which is subject to court approval, provides, among other things, for the monitoring and tape-recording by each of the market maker defendants of not less than 3.5 percent, or a maximum of 70 hours per week, of telephone conversations by its over-the-counter desk traders; the provision to the Department of Justice of any taped conversation that may violate the terms of the settlement; and for Department of Justice representatives to appear unannounced, during regular business hours, for the purpose of monitoring trader conversations as the conversations occur.


          In connection with its industry-wide investigations into the NASDAQ market, ML&Co., along with the other named defendants, has received inquiries from the SEC and is cooperating with these inquiries.


          In October 1991, a derivative action purportedly brought on behalf of ML&Co. was filed in the Supreme Court of the State of New York, New York County, involving securities trading transactions that occurred at year-end 1984, 1985, 1986 and 1988 between subsidiaries of ML&Co. and a Florida insurance company, Guarantee Security Life Insurance Company ("GSLIC") that later was taken into liquidation. These year-end transactions, it is alleged, were entered into by GSLIC to distort its financial condition. Named as defendants are directors of ML&Co. who were directors at the time of the transactions described above and GSLIC's parent company, Transmark USA, Inc. ("Transmark") and one of Transmark's principals. The complaint alleges, among other things, breach of fiduciary duty by the directors of ML&Co. who are named as defendants. Damages in an unspecified amount are sought. Because this derivative action purports to be brought on behalf of ML&Co. and any recovery obtained by plaintiff's would belong to ML&Co., ML&Co. is named as a nominal defendant.


          ML&Co. believes it has strong defenses to, and will vigorously contest, the actions described above. Although the ultimate outcome of the actions described above and other civil actions, arbitration proceedings and claims pending against ML&Co. or its subsidiaries as of the date of this Prospectus cannot be ascertained at this time and the results of legal proceedings cannot be predicted with certainty, it is the opinion of the management of ML&Co. that the resolution of these actions will not have a material adverse effect on the financial condition or the results of operations of ML&Co.

                             CONFLICTS OF INTEREST

MERRILL LYNCH AFFILIATED ENTITIES

          Other than the Trading Advisors, all parties involved in the operations of the Fund are affiliated with Merrill Lynch. Consequently, many of the business terms of the Fund have not been negotiated at arm's-length. Were investors to seek redress from Merrill Lynch ("Merrill Lynch" is used from time to time in this Prospectus to refer to certain or all of the Merrill Lynch affiliated group of companies) for damages relating to the offering of the Units or the operations of the Fund, they (i) would be unlikely to have recourse against any Merrill Lynch entity which is not a direct party to an agreement with the Fund, and (ii) would be likely to have such recourse even in the case of such entities only on a derivative basis, suing not individually but in the right of the Fund.

                            ML GLOBAL HORIZONS L.P.
                       ASSOCIATED MERRILL LYNCH ENTITIES


                             [CHART APPEARS HERE]

GENERAL

          No Merrill Lynch entity or Trading Advisor has established any formal procedures to resolve the conflicts of interest described below. Limited Partners are dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably.

          MLIP and its affiliates will, should the occasion arise, assert that Limited Partners have consented to the following conflicts of interest by subscribing to the Fund.

MLIP

Relationships among the Merrill Lynch Affiliates

          MLIP and its affiliates are the Fund's primary service providers, other than the Trading Advisors, and will remain so even if using other firms would be more advantageous for the Fund.

Other Funds Sponsored by MLIP

          MLIP might be able to add more value to the Fund were certain MLIP personnel to focus exclusively on managing the Fund, but none do so. MLIP benefits from operating accounts other than the Fund because such accounts generate significant revenues for it, and also diversify MLIP's exposure to one or more of such accounts performing poorly.

          There is, in general, a shortage of qualified futures trading advisors available to manage customer assets. MLIP has a conflict of interest in selecting Trading Advisors for the Fund and for other accounts sponsored by MLIP.


          MLIP has a conflict of interest in allocating assets among the Trading Advisors in that MLF receives more net benefit from the Brokerage Commissions paid by the Fund the more infrequently an Advisor trades and the lower the Consulting Fees paid to such Advisor. MLF receives a flat-rate fee for executing the Fund's futures trades. However, MLF incurs out-of-pocket costs in executing each such trade. The less frequently an Advisor trades, the lower these out-of-pocket costs to MLF and the greater its net revenues from the Fund. The Consulting Fees are also paid by MLF from the Brokerage Commissions it receives.

          MLIP may from time to time have a conflict of interest between facilitating the ongoing offering of the Units and making Advisor or other changes which MLIP would otherwise believe to be in the best interest of the Fund.

          MLIP sponsors numerous funds and has financial incentives to favor certain of such funds over the Fund.

MLF AND MLIB

          MLF has numerous clients and executes trades for a wide range of such clients in the same markets at or about the same time. Executing orders for different, and possibly competing, customers at the same time involves an inherent conflict of interest. Furthermore, as a result of executing orders for many other clients, MLF also has fewer resources to allocate to the Fund's account.


          Certain clients of MLF pay materially lower brokerage rates than does the Fund. In the case of a number of such clients, particularly clients with an account as large as that of the Fund, the lower fees charged by MLF are in large part attributable to the significant costs incurred by MLIP and the ML&Co. group in sponsoring the Fund and distributing the Units being embedded in the Fund's Brokerage Commission costs. In the case of institutional accounts, no sponsorship or distribution costs are incurred by the Merrill Lynch organization, so MLF can lower Brokerage Commissions without reducing the net revenue received by Merrill Lynch. See "Charges -- Charges Paid by Merrill Lynch" at page 41 above. Nevertheless, even factoring in sponsorship and distribution costs, certain institutional clients of MLF receive, as a result of arm's-length negotiations, better commission rates than the Fund.

          MLF and MLIB each have numerous clients and financial incentives to favor certain such clients over the Fund.

THE TRADING ADVISORS

Other Clients and Business Activities of the Trading Advisors

          The Fund might benefit significantly from an exclusive focus by certain of the Trading Advisors on the Fund rather than on their other accounts, including accounts owned by their principals. The Fund could be adversely affected by the fact that the Trading Advisors trade other accounts at the same time that they are managing the Fund's account.

          The Trading Advisors and their principals devote a substantial portion of their business time to ventures and accounts other than managing their Fund account, including, in some cases, ventures which are unrelated to futures trading.

          Certain of the Trading Advisors act, or may in the future act, as sponsors of their own single- or multi-advisor futures funds. Such funds may, from time to time, be in direct competition with the Fund for positions in the market.

          Other client accounts managed by a Trading Advisor may significantly outperform its Fund account.

          Each Trading Advisor has numerous clients and financial incentives to favor certain such clients over the Fund.

Brokers and Dealers Selected by Trading Advisors

          Certain of the Trading Advisors have required, as a condition of their management of a Fund account, that such account trade through certain non-Merrill Lynch brokers (even though MLF remains the clearing broker for the Fund) with which such Trading Advisors have ongoing business dealings. Such Trading Advisors may have a conflict of interest between insisting on the use of such brokers and using the brokers most advantageous for the Fund.

          Certain of the Trading Advisors execute a number of the trades for their Fund accounts through affiliated floor brokers.

FINANCIAL CONSULTANTS

          Financial Consultants (the individual MLPF&S brokers) receive initial selling commissions and ongoing compensation in respect of the Units sold by them. Consequently, Financial Consultants have a financial incentive to encourage investors to purchase, and to discourage them from redeeming, their Units.

PROPRIETARY TRADING

          MLIP, the Advisors, their respective affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Records of this trading will not be available for inspection by Limited Partners. In doing so, such persons may take positions which are the same as or opposite to those held by the Fund. Prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other actions not in violation of their fiduciary or other duties -- such persons may from time to time take positions in their proprietary accounts ahead of the positions taken for the Fund, as well as that on occasion orders may be filled more advantageously for the account of one or more such persons than for the Fund's account.

                              __________________

          WHILE IT IS GENERALLY TRUE THAT IT IS IN THE BEST INTERESTS OF MLIP, THE TRADING ADVISORS AND THEIR RESPECTIVE AFFILIATES AND PRINCIPALS FOR THE FUND TO TRADE SUCCESSFULLY, IN PARTICULAR CIRCUMSTANCES ANY OF THE FOREGOING PARTIES MAY RECEIVE SIGNIFICANTLY MORE BENEFIT FROM ACTING IN A MANNER ADVERSE TO THE FUND THAN FROM ACTING IN, OR NOT OPPOSED TO, THE FUND'S BEST INTERESTS. IT IS VERY DIFFICULT, IF NOT IMPOSSIBLE, FOR LIMITED PARTNERS TO KNOW OR CONFIRM THAT ANY OF THE FOREGOING PERSONS IS EQUITABLY RESOLVING THE CONFLICTS OF INTEREST DESCRIBED ABOVE.

          THE FUND IS SUBJECT TO MATERIAL CONFLICTS OF INTEREST, AND NONE OF THE FOREGOING PARTIES HAS ADOPTED ANY FORMAL PROCEDURES FOR RESOLVING SUCH CONFLICTS.


                       THE LIMITED PARTNERSHIP AGREEMENT

          A copy of the Limited Partnership Agreement is included as Exhibit A to this Prospectus and is incorporated herein by reference. Section and page references below are to the Limited Partnership Agreement.

LIMITED LIABILITY OF SUBSCRIBERS

          The Limited Partnership Agreement provides that (except as otherwise provided by law -- for example, if the Fund is bankrupt or insolvent at the time that a distribution is made to a Limited Partner) no Limited Partner shall be personally liable for the debts of the Fund beyond the amount invested by such Limited Partner in the Fund, plus his or her share of any undistributed profits. (Section 7(f) at LPA-6).

ASSIGNMENTS; REDEMPTIONS

          Units may only be transferred with the consent of the General Partner, although the assignment of the economic interest represented by the Units (but not any of the other rights, such as the right to vote or to receive monthly reports) does not require such consent. The General Partner will generally consent to assignees becoming substitute Limited Partners unless doing so would have adverse federal income tax consequences for the Fund.

          A Limited Partner may redeem any or all of his or her Units at Net Asset Value as of the last business day of any month upon ten calendar days' irrevocable notice to his Merrill Lynch Financial Consultant. Payment of the redemption price of Units is generally made within ten business days of the effective date of redemption.

          If Units are redeemed on or prior to the end of the twelfth full calendar month after their sale, 3% of such Units' redemption proceeds are paid to MLIP as an early redemption charge.

          In general, redemption requests need not be made in writing. Limited Partners may simply contact their Merrill Lynch Financial Consultant. A Limited Partner who no longer has a Merrill Lynch account must request redemption in writing (signature guaranteed), by corresponding with MLIP at: Merrill Lynch World Headquarters, Sixth Floor, South Tower, World Financial Center, New York, New York 10080-6106. (Section 11 at LPA-9).

MANAGEMENT OF PARTNERSHIP AFFAIRS; VOTING RIGHTS

          Limited Partners take no part in the management and have no voice in the operation of the Fund. (Section 8 at LPA-6). Limited Partners may remove and replace MLIP as general partner of the Fund, and may, with the consent of MLIP, amend the Limited Partnership Agreement, except in certain limited respects, by the affirmative vote of holders of Units representing more than fifty percent (50%) of the outstanding Units owned by Limited Partners. (Section 17(b) at LPA-13). A majority of the Units held by Limited Partners may also compel dissolution of the Fund. (Section 17(b) at LPA-13). Ten percent (10%) of the Units held by Limited Partners have the right to bring a matter before a vote of the Limited Partners. (Section 17(c) at LPA-13).

          MLIP has no power under the Limited Partnership Agreement to restrict any of the Limited Partners' voting rights. (Section 17(c) at LPA-13). Any Units purchased by MLIP or its affiliates are non-voting. (Section 6 at LPA-2).

          MLIP has the right unilaterally to amend the Limited Partnership Agreement to the extent that such amendment is not adverse to the Limited Partners and also in certain unusual circumstances -- for example, if doing so is necessary to effect the intent of the Fund's tax allocations or to comply with certain regulatory requirements. (Section 17(a) at LPA-13).

          In the event that MLIP or the Limited Partners vote to amend the Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units. (Section 17(c) at LPA-13).

REPORTS TO LIMITED PARTNERS AND ACCESS TO RECORDS

          The books and records of the Fund (including a list of Limited Partners and their addresses) are maintained at MLIP's principal office.
Limited Partners and their duly authorized representatives have the right during normal business hours upon reasonable notice to MLIP to inspect such books and records for any purpose reasonably related to their interest as Limited Partners. MLIP will also mail copies of such books and records to Limited Partners upon request and receipt of reasonable reproduction and mailing costs. (Section 9 at LPA-8).

          Each month MLIP distributes summary statements of accounts to all Limited Partners. All tax information relating to the Fund necessary for the preparation of Limited Partners' federal income tax is distributed no later than March 15 of each year. Audited financial statements are distributed by March 31 of each year. (Section 9 at LPA-8).

GENERAL


          In compliance with the NASAA Guidelines, (see "Fiduciary Obligations of MLIP" at page 30), the Limited Partnership Agreement provides that: (i) the Fund will make no loans (Section 8 at LPA-6); (ii) no rebates or give-ups, among other things, may be received from the Fund by any Trading Advisor, MLIP, MLF, MLIB or any affiliate of any of the foregoing, and such restriction may not be circumvented by reciprocal business arrangements among any Trading Advisor, MLIP, MLF, MLIB or any of their respective affiliates and the Fund (Section 8 at LPA-6); (iii) any agreements between the Fund and MLIP, MLF, MLIB or any of their respective affiliates must be terminable by the Fund upon no more than 60 days' written notice (Section 8 at LPA-6); and (iv) the assets of the Fund will not be commingled with the assets of any other person (deposit of assets with a commodity broker, clearinghouse or forward dealer does not constitute commingling for these purposes). (Section 8 at LPA-6).


          All Advisors must meet the experience requirements of the NASAA Guidelines. (Section 8 at LPA-6).

          MLIP has agreed in the Limited Partnership Agreement to reimburse the Fund, with interest, for any advisory or other fees paid by the Fund during any fiscal year to any Advisor which exceed the 6% annual management fees and 15% quarterly incentive fees permitted by the NASAA Guidelines. (Section 8 at LPA-
8).


                        FEDERAL INCOME TAX CONSEQUENCES

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the following summary correctly describes the material federal income tax consequences, as of the date hereof, to a United States individual taxpayer of acquiring, owning and disposing of Units.

PARTNERSHIP TAX STATUS OF THE FUND

          MLIP has been advised by its counsel, Sidley & Austin, that, in its opinion, the Fund is properly classified as a partnership for federal income tax purposes.

          MLIP believes that all of the income generated by the Fund to date has constituted, and expects all income to be generated by the Fund in the future will constitute, "qualifying income." Accordingly, Sidley & Austin has advised MLIP that, in its opinion, the Fund will not be subject to federal income tax as a corporation under the provisions applicable to publicly-traded partnerships.

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND


          Each Partner is required for federal income tax purposes to take into account his allocable share of all items of Fund income, gain, loss or deduction. A Partner's share of such items for tax purposes generally is determined by the allocations in the Limited Partnership Agreement unless such allocations do not have substantial economic effect or are not in accordance with the Partners' interests in the Fund. Under the Limited Partnership Agreement, allocations are generally made in proportion to the capital accounts of each Unit, and therefore such allocations should have substantial economic effect. However, in cases in which a Partner redeems part or all of his Units in the Fund and in respect of the Profit Shares and Incentive Overrides, the allocations of capital gain or loss specified in the Limited Partnership Agreement will not be in proportion to the Units' capital accounts. See Appendix I -- Incentive Override and Profit Share Calculations in an Open-End Fund. Because such allocations are consistent with the economic effect of the Limited Partnership Agreement, MLIP files the Fund's tax return based upon such allocations. In the opinion of Sidley & Austin, the foregoing allocations should be upheld if audited by the IRS. Nevertheless, a legal opinion is not binding on the IRS, and it is not certain that such allocations would, in fact, be respected upon audit. If such allocations were challenged and not sustained, some or all of a redeeming Partner's capital gain or loss could be converted from short-term to long-term, certain ordinary deductions recharacterized as reductions in capital gain or increases in capital loss and each remaining Partner's share of the capital gain or loss that is the subject of such allocations could be increased (solely for tax purposes).

LIMITATIONS ON DEDUCTIBILITY OF FUND LOSSES

          The amount of any Fund loss that a Partner is entitled to include in his personal income tax return is limited to his tax basis for his Units as of the end of the year in which such loss occurred. Generally, a Partner's tax basis for his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, realized losses and expenses and increased by his share of the Fund's realized income and gains. In addition, losses of the Fund may be limited under the "at risk" rules.


          Because of the limitations imposed upon the deductibility of capital losses (see "-- Tax on Capital Gains and Losses," at page 51), a Partner's distributive share of any capital losses of the Fund does not materially reduce the federal income tax payable on his ordinary income (including his allocable share of the Fund's ordinary income).

TREATMENT OF INCOME AND LOSS UNDER THE "PASSIVE ACTIVITY LOSS RULES"

          The Internal Revenue Code of 1986 (the "Code") contains rules (the "Passive Activity Loss Rules") designed to prevent the deduction of losses from passive activities against income not derived from such activities, including salary income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income"). The trading activities of the Fund do not constitute passive activities, and income derived from the Fund constitutes Portfolio Income or other income not from a passive activity.

REDEMPTIONS OF UNITS

          Cash received from the Fund by a Partner generally is not reportable as taxable income by a Partner, except as described below. Rather, such receipt reduces (but not below zero) the total tax basis of the Units held by such Partner.

          Redemption for cash of all of a Partner's Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount received and the Partner's adjusted tax basis for his Units. Assuming that the Partner has held his Units for more than one year, such gain or loss will be long-term capital gain or loss.

GAIN OR LOSS ON SECTION 1256 CONTRACTS


          Under the mark-to-market system of taxing futures and commodity options contracts traded on United States exchanges and certain foreign currency forward contracts ("Section 1256 Contracts"), any unrealized profit or loss on positions in such Section 1256 Contracts open as of the end of a fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated as a result of the mark-to-market system is treated as long-term capital gain or loss, and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss. See "-- Mixed Straddle Account Election," below.

GAIN OR LOSS ON NON-SECTION 1256 CONTRACTS

          Except as described in the following paragraph with respect to Section 988 transactions, gain or loss with respect to contracts that are non-Section 1256 Contracts is taken into account for tax purposes only when realized.


          Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a foreign currency other than the taxpayer's functional currency or if the underlying property to which the contract or instrument ultimately relates is a foreign currency other than the taxpayer's functional currency. In general, foreign currency gain or loss on Section 988 transactions is treated as ordinary income or loss. However, under the qualified fund election made by the Fund, gain or loss with respect to certain Section 988 transactions will be capital gain or loss. In addition, all such transactions are subject to the mark-to-market rules, whether or not they involve Section 1256 Contracts (see "-- Gain or Loss on Section 1256 Contracts," above and "-- Mixed Straddle Account Election," below).


MIXED STRADDLE ACCOUNT ELECTION


          The Code allows a taxpayer, such as the Fund, to offset gains and losses from trading positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. The term straddle is defined as offsetting positions in personal property. To the extent permitted, the Fund will elect to establish one or more mixed straddle accounts to account for all of the Fund's Section 1256 Contracts and Non-Section 1256 Contracts. The Treasury regulations governing mixed straddle accounts require a daily marking to market of all positions and a daily (as well as annual) netting of gains and losses. Not more than 50% of total annual account net gain for the taxable year can be treated as long-term capital gain and not more than 40% of total annual account net loss for the taxable year can be treated as short-term capital loss. As a result of the Fund electing to establish one or more mixed straddle accounts, it is expected that all trading positions of the Fund will be marked to market on a daily basis. The Treasury Regulations also provide that the Service may remove positions from an account if not part of a class of activities which are offsetting. Thus, it is possible that the Service may attempt to remove positions and reduce the Fund's marked to market losses.

TAX ON CAPITAL GAINS AND LOSSES

          Net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) will be taxed for individual taxpayers at a maximum rate of 28%. See "-- Limitation on Deductibility of Interest on Investment Indebtedness," below, for a discussion of the reduction in the amount of an individual taxpayer's net capital gain for a taxable year to the extent such gain is taken into account as investment income. The Fund's trading generates almost exclusively capital gain or loss. Capital losses are deductible by individual taxpayers only to the extent of capital gains for the taxable year plus $3,000. Accordingly, the Fund could incur significant capital losses but an investor, nevertheless, be required to pay substantial taxes in respect of such investor's allocable share of the Fund's interest and other ordinary income. See "Risk Factors -- (20) Taxation of Interest Income" at page 11.

          If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain for such year to the extent that such gain includes gains on Section 1256 Contracts. Losses so carried back will be deemed to consist of 60% long-term capital loss and 40% short-term capital loss (see "-- Gain or Loss on Section 1256 Contracts," above). To the extent that such losses are not used to offset gains on Section 1256 Contracts in a carryback year, they will carry forward indefinitely as losses on Section 1256 Contracts in future years.

LIMITED DEDUCTION FOR CERTAIN EXPENSES

          The Code provides that, for individual taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are aggregated with unreimbursed employee business expenses, other expenses of producing income and certain other deductions (collectively, "Aggregate Investment Expenses"), and that the aggregate amount of such expenses is deductible only to the extent that such amount exceeds 2% of an individual taxpayer's adjusted gross income (the "2% Floor"). In addition, Aggregate Investment Expenses in excess of the 2% Floor, when combined with a taxpayer's deductions for certain other items, are subject to a reduction equal to, generally, 3% of the taxpayer's adjusted gross income in excess of a certain threshold amount (the "3% Phase-Out") . Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by individual taxpayers in calculating their alternative minimum tax.

          Based on the trading activities of the Fund to date, in the opinion of Sidley & Austin, the Fund should be treated as engaged in the conduct of a trade or business for federal income tax purposes. As a result, the ordinary and necessary business expenses incurred by the Fund in conducting its commodity futures trading business should not be subject to the 2% Floor or the 3% Phase-Out. This is the position which MLIP has taken to date. Investors should be aware, however, that an opinion of counsel is not binding on the IRS or on any court, and that it is possible that the IRS could contend, or that a court could decide, that the trading activities of the Fund do not constitute a trade or business for federal income tax purposes. To the extent the characterization of the Fund's expenses as investment advisory expenses were to be sustained, each non-corporate Partner's pro rata share of the amounts so characterized would be deductible only to the extent that such non-corporate Partner's Aggregate Investment Expenses exceeded the 2% Floor and, when combined with certain other itemized deductions, exceeded the 3% Phase-Out. In addition, each non-corporate Partner's distributive share of the income would be increased (solely for tax purposes) by such Partner's pro rata share of the amounts so recharacterized.

SYNDICATION FEES

          The IRS could take the position that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP constitutes non-deductible syndication expenses.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS


          Interest paid or accrued on indebtedness properly allocable to property held for investment constitutes investment interest. Interest expense incurred by a Limited Partner to acquire or carry his Units (as well as other investments) will constitute investment interest. Such interest is generally deductible by individual taxpayers only to the extent that it does not exceed net investment income (that is, generally, the excess of (A) (i) gross income from interest, dividends, rents and royalties, which would include a Partner's share of the Fund's interest income, and (ii) certain gains from the disposition of investment property, over (B) the expenses directly connected with the production of such investment income). Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year. An individual taxpayer's net capital gain from the disposition of investment property is included in the gains described in clause (ii) of the second preceding sentence only to the extent that such taxpayer elects to make a corresponding reduction in the amount of net capital gain that is subject to tax at the maximum 28% rate described above. (See "-- Tax on Capital Gains and Losses," above at page 51.)

MLIP'S CONTRIBUTION TO THE PURCHASE PRICE OF CERTAIN UNITS

          MLIP contributes 3% of the purchase date Net Asset Value to the Fund for each Unit purchased by officers and employees of Merrill Lynch. The MLIP contribution is taxed as ordinary income in the year of purchase, and affected subscribers acquire a tax basis of 100% of Net Asset Value in their Units.

"UNRELATED BUSINESS TAXABLE INCOME"

          In the opinion of Sidley & Austin, income earned by the Fund does not constitute "unrelated business taxable income" under Section 511 of the Code to employee benefit plans and other tax-exempt entities which purchase Units; provided that Units purchased by such plans and entities are not debt-financed (a contingency which is entirely within the control of the purchasing plans and entities).

IRS AUDITS OF THE FUND AND ITS PARTNERS

          The tax treatment of Fund-related items is determined at the Fund rather than the Partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Fund is three years after the Fund's return for the taxable year in question is filed, and MLIP has the authority to extend such period with respect to all Limited Partners.

          If an audit results in an adjustment, all Partners may be required to pay additional taxes plus interest as well as penalties. Partners may themselves also be subject to audits as the result of a tax audit of the Fund.

STATE AND OTHER TAXES

          In addition to the federal income tax consequences described above, the Fund and the Partners may be subject to various state and other taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable in respect of an investment in the Fund.

                             ____________________


          THE FOREGOING SUMMARY IS NOT INTENDED AS TAX ADVICE, PARTICULARLY AS CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND MAY NOT BE THE SAME FOR ALL TAXPAYERS. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR SITUATION UNDER FEDERAL, STATE AND OTHER LAWS BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.


                             PLAN OF DISTRIBUTION

GENERAL

          The Units are offered to the public on a continuous basis. The minimum initial investment is 50 Units (or $5,000, if less); the minimum additional investment for existing Limited Partners is 20 Units (or $2,000, if less). Subscriptions are used to purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit and any overage is retained by the investors. The Fund does not issue fractional Units.

          Subscriptions may be submitted at any time during a month. If accepted, such subscriptions will be applied to the purchase of Units as of the first day of the immediately following calendar month. Settlement of Unit purchases generally occurs within five (5) business days of the beginning of the month as of which they are sold.

          There is no minimum number of Units which must be sold as of the beginning of any calendar month for any Units then to be sold. Given the best efforts nature of the offering, there can be no assurance as to how many Units will be sold, cumulatively or as of any given month-end.


          MLPF&S acts as the exclusive Selling Agent for the Units; see "-- Selling Agent Compensation," below at page 55. There is no market for the Units, and MLPF&S does not, and does not intend to, engage in any form of market-making activities with respect to the Units.

SUBSCRIPTION PROCEDURE

          In order to purchase Units, an investor must complete, execute and deliver to the Selling Agent a copy of the Signature Page to the Subscription Agreement and Power of Attorney included in Exhibit C to this Prospectus. Subscription payments are made by authorizing the Selling Agent to debit an investor's customer securities account in the amount of his subscription. (Prospective subscribers must open an MLPF&S customer securities account in order to purchase Units.) Accounts are debited, and subscriptions transmitted directly by the Selling Agent to the Fund's account on settlement dates specified by the Selling Agent. Such settlement dates generally take place not later than five (5) business days following the beginning of the month as of which Units are purchased. No sale of Units will be completed until at least five (5) business days after the date a subscriber has executed, dated and submitted the Signature Page to such subscriber's Subscription Agreement and Power of Attorney.

          Subscriptions must generally be received no less than five (5) business days prior to the beginning of the month as of which the Units subscribed for are to be purchased.

          Existing Limited Partners subscribing for additional Units need not (except in certain states) submit a new Signature Page to the Subscription Agreement and Power of Attorney, but must be in possession of a current Prospectus and Prospectus Supplement as well as recent summary financial information relating to the Fund (current within 60 calendar days).

          FINANCIAL CONSULTANTS (THE INDIVIDUAL MLPF&S BROKERS) ARE REQUIRED TO RECONFIRM THE SUITABILITY OF EXISTING LIMITED PARTNERS WISHING TO MAKE AN ADDITIONAL INVESTMENT IN THE FUND.

          The Units are being sold when, as and if subscriptions are accepted by MLIP, subject to the satisfaction of certain conditions set forth in the Selling Agreement and to the approval by counsel of certain legal matters. The Units are offered on a continuous basis. MLIP may terminate but not suspend the offering.

PURCHASES BY EMPLOYEE BENEFIT PLANS

          AFFECTED INVESTORS. This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code, which a fiduciary of an "employee benefit plan," as defined in and subject to ERISA, or of a "plan," as defined in Section 4975, of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries being referred to herein as "Plan
Fiduciaries").   In general, the terms, "employee benefit plan," as defined in
ERISA, and "plan," as defined in Section 4975 of the Code, together refer to any plan or account of various types which provide retirement or welfare benefits. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, KEOGH plans for self-employed individuals (including partners), "simplified employee pension plans," individual retirement accounts and medical benefit plans.

          SPECIAL INVESTMENT CONSIDERATIONS.   Each Plan Fiduciary must give
appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust documentation. As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC(TM) and SEP accounts, this 10% limitation applies to the beneficiary of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.


          THE FUND SHOULD NOT BE DEEMED TO HOLD PLAN ASSETS. A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of a limited partnership will not be considered assets of a Plan which purchases an equity interest therein if such interest is a "publicly-offered security."
This exception is satisfied with respect to the Units. Accordingly, the underlying assets of the Fund should not be considered to constitute "plan assets."

          INELIGIBLE PURCHASERS. Units may not be purchased with the assets of a Plan if MLIP, any Advisor, the Selling Agent, any Financial Consultant, MLF, MLIB or any of their respective affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such Plan.


          As a matter of policy, MLIP limits each investor's subscriptions to the Fund to no more than 10% of such investor's readily marketable assets. In the case of IRA, BASIC(TM) and SEP accounts, this 10% limitation applies to the beneficiaries of such accounts, while such accounts themselves may not invest more than 50% of their readily marketable assets in the Fund.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT OR OTHER EMPLOYEE BENEFIT PLAN IS IN NO RESPECT A REPRESENTATION BY ANY PARTY THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE OR AUTHORIZED FOR SUCH PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

SELLING AGENT COMPENSATION

          No selling commissions are paid from the proceeds of subscriptions. MLIP credits the Selling Agent with production credits, a portion of which are paid to the Selling Agent in cash by MLIP. Production credits do not represent actual cash payments but rather internal bookkeeping entries relating to the securities sold through different Financial Consultants (the individual MLPF&S brokers). Pursuant to standard Selling Agent compensation procedures, a percentage of the production credits awarded to a particular Financial Consultant is paid out in cash by the Selling Agent to such Financial Consultant. The Selling Agent is credited with production credits of 5% of the purchase price Net Asset Value per Unit on all sales, provided that no initial production credits accrue to the Selling Agent or Financial Consultants in respect of sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

          MLIP credits the Selling Agent with ongoing production credits, a portion of which are paid in cash, with respect to Units which remain outstanding more than twelve months. Such ongoing production credits accrue only with respect to Units sold by Financial Consultants who are registered with the CFTC, have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Fund Examination and agree to provide certain ongoing services to investors, upon request. Such production credits equal 2% per annum of the average month-end Net Asset Value per Unit. Ongoing production credits accrue monthly and are allocated quarterly. The Selling Agent will, in turn, pay out a portion of the amounts so received to qualified Financial Consultants.




          In the Selling Agreement, each Trading Advisor and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.
The SEC is of the view that indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in such Act and is, therefore, unenforceable.

          Certain of the ongoing offering costs paid by MLIP might be deemed to constitute costs properly allocated to the account of the Selling Agent. Such costs, which to date have included the expense of producing a revised sales brochure and organizing certain seminars (but have not exceeded $65,000 in the aggregate), are in addition to the selling commissions credited to the Selling
Agent.   In no event will any of such costs properly allocated to the account of the Selling Agent, when added to the selling commissions paid by MLIP, exceed an aggregate of 10% of the aggregate subscription price of the Units.


                                 LEGAL MATTERS

          Sidley & Austin passes upon legal matters for MLIP, MLF and MLPF&S in connection with the Units being offered hereby. Sidley & Austin advises MLIP and its affiliates with respect to MLIP's responsibilities as general partner of the Fund and related matters. Sidley & Austin has reviewed the statements under the section, "Federal Income Tax Consequences," in this Prospectus, and rendered the opinions described therein to MLIP.


                                    EXPERTS


          The balance sheet of MLIP as of December 27, 1996 and the financial statements of the Fund as of December 31, 1995 and 1996 included in this Prospectus have been audited by Deloitte & Touche llp, independent auditors, as stated in their reports appearing herein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

          This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Selling Agreement, the Advisory Agreements, the Customer Agreement and the Foreign Exchange Desk Service Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically with the SEC at http://www.sec.gov.

                                INDEX OF TERMS


   A number of specialized terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.


TERM                                               PAGE
----                                               ----
Adjusted NAV..................................         38
Administrative Fee............................         37
Advisors......................................      Cover
Available Assets..............................         33
Bid-ask spreads...............................         37
Breakeven level...............................          7
Brokerage Commissions.........................         36
CFTC..........................................          i
Consulting Fees...............................         42
Core Advisors.................................          6
EFP...........................................         37
Employee benefit plan.........................         54
ERISA.........................................         54
Fund..........................................      Cover
F/X Desk......................................          7
High Water Mark NAV...........................         38
Incentive Override............................         38
Limited Partners..............................      LPA-1
MLF...........................................      Cover
MLIB..........................................         28
MLIP..........................................      Cover
MLPF&S........................................          i
Net Asset Value...............................      LPA-2
Net New Gain..................................         38
New Trading Profit............................         40
NFA...........................................         28
Non-core Advisors.............................          6
Offset accounts...............................         33
Ongoing production credits....................         55
Peak-to-Valley Drawdown.......................          5
Production credits............................         55
Profit Shares.................................         40
Redemption charges............................         42
Round-turn commissions........................         36
SEC...........................................         ii
Selling Agent.................................          i
Selling commissions...........................          i
Service fees..................................         37
Trading Advisor...............................      Cover
Unadjusted NAV................................         38
Variation margin..............................         17
Worst Monthly Drawdown........................          5
Worst Peak-to-Valley Drawdown.................          5

                         INDEX TO FINANCIAL STATEMENTS



                                                           PAGE
                                                           ----
ML GLOBAL HORIZONS L.P.

      Independent Auditors' Report......................     58
      Statements of Financial Condition.................     59
      Statements of Income..............................     60
      Statements of Changes in Partners' Capital........     61
      Notes to Financial Statements.....................     62

MERRILL LYNCH INVESTMENT PARTNERS INC.

      Independent Auditors' Report......................     69
      Balance Sheet.....................................     70
      Notes to Balance Sheet............................     71


                            ______________________

               Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

                         INDEPENDENT AUDITORS' REPORT



TO THE PARTNERS OF
ML GLOBAL HORIZONS L.P.


          We have audited the accompanying statements of financial condition of ML Global Horizons L.P. (a Delaware limited partnership; the "Fund") as of December 31, 1996 and 1995, and the related statements of income and of changes in partners' capital for the years ended December 31, 1996 and 1995 and the period January 4, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


          In our opinion, these financial statements present fairly, in all material respects, the financial position of ML Global Horizons L.P. as of December 31, 1996 and 1995, and the results of its operations for the years ended December 31, 1996 and 1995 and the period January 4, 1994 (commencement of operations) to December 31, 1994, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP


February 3, 1997
New York, New York

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                       STATEMENTS OF FINANCIAL CONDITION
                          DECEMBER 31, 1996 AND 1995

--------------------------------------------------------------------------------


                                                                  1996          1995
                                                               -----------  ------------
ASSETS
Accrued interest (Note 2)                                      $   349,232  $   357,496
Equity in commodity futures trading accounts:
   Cash and option premiums                                     87,463,878   85,254,980
   Net unrealized profit on open contracts                       2,335,799    5,630,789
                                                               -----------  -----------

       TOTAL                                                   $90,148,909  $91,243,265
                                                               ===========  ===========

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
   Redemptions payable                                         $ 3,143,328  $   674,724
   Profit shares payable (Note 3)                                1,434,200           --
   Incentive override payable (Note 2)                             834,271      855,796
   Brokerage commissions payable (Note 2)                          544,798      551,853
   Administrative fees payable (Note 2)                             18,771           --
   Organization and initial offering costs payable (Note 1)             --       20,399
                                                               -----------  -----------


    Total liabilities                                            5,975,368    2,102,772
                                                               -----------  -----------

PARTNERS' CAPITAL:
   General Partner (8,985 Units and 8,530 Units)                 1,284,420    1,052,896
   Limited Partners (579,840 Units and 737,413 Units)           82,889,121   91,708,172
   Subscriptions receivable  (0 Units and 29,116 Units)                 --   (3,620,575)
                                                               -----------  -----------

     Total partners' capital                                    84,173,541   89,140,493
                                                               -----------  -----------

       TOTAL                                                   $90,148,909  $91,243,265
                                                               ===========  ===========

NET ASSET VALUE PER UNIT                                           $142.95      $124.35
                                                               ===========  ===========


                      See Notes to Financial Statements.

                               _________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                             STATEMENTS OF INCOME


                  FOR THE YEARS ENDED DECEMBER 31, 1996


               AND 1995 AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

--------------------------------------------------------------------------------


                                              1996         1995         1994
                                          ------------  -----------  ----------
REVENUES

  Trading profits (losses):
     Realized                             $20,458,327   $17,455,764  $  453,726
     Change in unrealized                  (3,294,990)      299,233   5,331,556
                                          -----------   -----------  ----------

     Total trading results                 17,163,337    17,754,997   5,785,282
                                          -----------   -----------  ----------

  Interest income (Note 2)                  3,978,137     3,786,925   1,972,722
                                          -----------   -----------  ----------

     Total revenues                        21,141,474    21,541,922   7,758,004
                                          -----------   -----------  ----------

EXPENSES
  Profit shares (Note 3)                    1,808,020     1,492,857   1,103,649
  Brokerage commissions (Note 2)            6,646,004     5,723,755   3,859,267
  Incentive override  (Note 2)                834,271       965,454      41,867
  Administrative fees (Note 2)                 57,091            --          --
                                          -----------   -----------  ----------


     Total expenses                         9,345,386     8,182,066   5,004,783
                                          -----------   -----------  ----------

NET INCOME                                $11,796,088   $13,359,856  $2,753,221
                                          ===========   ===========  ==========

NET INCOME PER UNIT:

  Weighted average number of
   Units outstanding (Note 4)                 695,455       663,663     523,953
                                          ===========   ===========  ==========

  Net income per weighted
   average General Partner and
   Limited Partner Unit                        $16.96        $20.13       $5.25
                                          ===========   ===========  ==========


                      See Notes to Financial Statements.

                               ________________

      Past performances is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


              FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

--------------------------------------------------------------------------------


                                          LIMITED       GENERAL    SUBSCRIPTIONS
                              UNITS      PARTNERS       PARTNER      RECEIVABLE       TOTAL
                              -----      --------       -------    -------------      -----
Initial offering             358,350   $ 35,467,300   $  367,700   $          --   $ 35,835,000

Organization and initial          --       (442,366)      (4,634)             --       (447,000)
   offering costs

Subscriptions                317,083     31,598,577      275,531              --     31,874,108

Redemptions                  (30,914)    (3,162,070)          --              --     (3,162,070)

Net income                        --      2,722,238       30,983              --      2,753,221
                            --------   ------------   ----------   -------------   ------------

PARTNERS' CAPITAL            644,519     66,183,679      669,580              --     66,853,259
 DECEMBER 31, 1994

Subscriptions                298,294     35,021,556      244,397              --     35,265,953

Subscription receivable      (29,116)            --           --      (3,620,575)    (3,620,575)

Redemptions                 (196,870)   (22,718,000)          --              --    (22,718,000)

Net income                        --     13,220,937      138,919              --     13,359,856
                            --------   ------------   ----------   -------------   ------------

PARTNERS' CAPITAL            716,827     91,708,172    1,052,896      (3,620,575)    89,140,493
 DECEMBER 31, 1995

Subscriptions                135,271     13,149,821       56,936       3,620,575     16,827,332

Redemptions                 (263,273)   (33,590,372)          --              --    (33,590,372)

Net income                        --     11,621,500      174,588              --     11,796,088
                            --------   ------------   ----------   -------------   ------------

PARTNERS' CAPITAL            588,825   $ 82,889,121   $1,284,420   $          --   $ 84,173,541
  DECEMBER 31, 1996         ========   ============   ==========   =============   ============



                      See Notes to Financial Statements.

                          ________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS


                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                      AND THE PERIOD FROM JANUARY 4, 1994


               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994

________________________________________________________________________________

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------


          ML Global Horizons L.P. (the "Fund") was organized as an open-end fund under the Delaware Revised Uniform Limited Partnership Act on May 11, 1993 and commenced trading activities on January 4, 1994. The Fund engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities. The Fund issues new units of limited partnership interest ("Units") at Net Asset Value as of the beginning of each month.
Merrill Lynch Investment Partners Inc. (formerly, ML Futures Investment Partners Inc.) ("MLIP" or the "General Partner"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. which in turn is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Fund, and Merrill Lynch Futures Inc. ("MLF"), also an affiliate of Merrill Lynch, is its commodity
broker.   MLIP has agreed to maintain a general partner's interest of at least
1% of the total capital in the Fund. MLIP and each Limited Partner share in the profits and losses of the Fund in proportion to their respective interests in it.

          MLIP selects independent advisors (the "Advisors" or the "Trading Advisors") to manage the Fund's assets, and allocates and reallocates the Fund's assets among existing, replacement and additional Advisors.

ESTIMATES
---------


          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------


          Commodity futures, options on futures and forward contract transactions are recorded on the trade date and open contracts are reflected in net unrealized profit (loss) on open contracts in the Statements of Financial Condition at the difference between the original contract amount and the fair value. The change in net unrealized profit (loss) on open contracts from one period to the next is reflected in change in unrealized in the Statements of Income. Fair value is based on quoted market prices on the exchange or market on which the contract is traded.


ORGANIZATION AND INITIAL OFFERING COSTS; OPERATING EXPENSES AND SELLING
-----------------------------------------------------------------------
COMMISSIONS
-----------


          MLIP advanced all organization and initial offering costs related to the Fund. The Fund reimbursed MLIP for such costs over a two-year period in 24 equal monthly installments. For financial reporting purposes, the Fund deducted the total organization and initial offering costs of $447,000 from Partners' capital at inception. For all other purposes, including determining the Net Asset Value per Unit for redemption purposes, the Fund deducted organization and initial offering costs reimbursements only as actually paid.


          MLIP pays for all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Fund, including the costs of the ongoing offering of the Units. MLIP receives an administrative fee as well as a portion of the brokerage commissions paid to MLF by the Fund as reimbursement for the foregoing expenses.

          No selling commissions have been or are paid by Limited Partners.

                             _____________________

      Past performance is not necessarily indictative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
--------------------------------------------------------------------------------

INCOME TAXES
------------


          No provision for income taxes has been made in these financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Fund's income and expenses as reported for income tax purposes.

DISTRIBUTIONS
-------------


          The Unitholders are entitled to receive, equally per Unit, any distributions which may be made by the Fund. No such distributions had been made as of December 31, 1996.

REDEMPTIONS
-----------


          A Limited Partner may require the Fund to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after issuance are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

DISSOLUTION OF THE FUND
-----------------------

          The Fund will terminate on December 31, 2023 or at an earlier date if certain conditions occur, as well as under certain other circumstances, as set forth in the Limited Partnership Agreement.

(2)  RELATED PARTY TRANSACTIONS


          The Fund's U.S. dollar-denominated assets are held at MLF in cash or short-term Treasury bills. The Fund receives all interest paid on such Treasury bills. On the cash held at MLF, the Fund receives interest from Merrill Lynch at rates ranging from 0.50 of 1% per annum below the prevailing 91-day Treasury bill rate up to the full prevailing 91-day Treasury bill rate. Merrill Lynch may derive certain economic benefits, in excess of the interest which Merrill Lynch pays to the Fund, from possession of such cash.


          Merrill Lynch credits the Fund with interest on the Fund's non-U.S. dollar-denominated available assets based on local short-term rates. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on the Fund's non-U.S. dollar-denominated positions.


          The Fund paid brokerage commissions to MLF at a flat monthly rate of
0.625 of 1% (a 7.5% annual rate) of the Fund's month-end assets allocated to trading. Effective October 1, 1996, this percentage was reduced to 0.604 of 1% (a 7.25% annual rate) of the Fund's month-end assets allocated to trading, and the Fund began to pay MLIP a monthly administrative fee of 0.021 of 1% (a 0.25% annual rate) of the Fund's month-end assets allocated to trading (this
recharacterization had no economic effect on the Fund).   Month-end assets are
not reduced, for purposes of calculating brokerage commissions or administrative fees, by any accrued brokerage commissions, administrative fees, profit shares, incentive overrides or other fees or charges.

                           _________________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
--------------------------------------------------------------------------------


          MLIP estimates that the round-turn equivalent commission rate charged to the Fund during the years ended December 31, 1996, 1995 and 1994 was approximately $74, $88 and $13, respectively, not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).


          MLF pays the Advisors annual Consulting Fees ranging up to 4% of the Fund's average month-end assets, after reduction for a portion of the brokerage commissions.


          The Fund paid to MLIP an incentive override equal to 10% of the Net New Gain, as defined, as of December 31, 1996, 1995 and 1994 and will do so as of each subsequent December 31 in respect of any Net New Gain then outstanding. Such payments are also made to MLIP from the redemption value of Units redeemed as of the end of interim months during a year, to the extent of any Net New Gain attributable to such Units when redeemed. Prior to December 31, 1994, the Fund retained any accrued incentive overrides reflected as a reduction in the Net Asset Value of Units when redeemed.


          The Fund trades forward contracts through a Foreign Exchange Service Desk (the "F/X Desk") established by MLIP that contacts at least two counterparties along with Merrill Lynch International Bank ("MLIB") for all of the Fund's currency trades. All counterparties other than MLIB are unaffiliated with any Merrill Lynch entity. The F/X Desk charges a service fee equal (at current exchange rates) to approximately $5.00 to $12.50 on each purchase or sale of a futures contract equivalent face amount of a foreign currency. No service fees are charged on trades awarded to MLIB (which receives a "bid-ask" spread on such trades). MLIB is awarded trades only if its price (which includes no service fee) is equal to or better than the best price (including the service fee) offered by any of the other counterparties contacted.


          The F/X Desk trades using credit lines provided by a Merrill Lynch entity. The Fund is not required to margin or otherwise guarantee its F/X Desk trading.


          Certain of the Fund's currency trades are executed in the form of "exchange of futures for physical" ("EFP") transactions involving MLIB and MLF. In these transactions, a spot or forward (collectively referred to as "cash") currency position is acquired and exchanged for an equivalent futures position on the Chicago Mercantile Exchange's International Monetary Market. In its EFP trading, the Fund acquires cash currency positions through the F/X Desk in the same manner and on the same terms as in the case of the Fund's other F/X Desk trading. When the Fund exchanges these positions for futures, there is a "differential" between the prices of these two positions. This "differential" reflects, in part, the different settlement dates of the cash and the futures contracts as well as prevailing interest rates, but also includes a pricing spread in favor of MLIB or another Merrill Lynch entity.


          The Fund's F/X Desk service fee and EFP differential costs, have to date, totaled no more than 0.25 of 1% per annum of the Fund's average month-end Net Assets.

(3)  AGREEMENTS


         The Fund and the Advisors have each entered into Advisory Agreements. These Advisory Agreements generally terminate one year after they are entered into, subject to certain renewal rights exercisable by the Fund. The Advisors determine the commodity futures and forward contract trades to be made on behalf of their respective Fund accounts, subject to certain trading policies and to certain rights reserved by MLIP.


          Profit shares, generally ranging from 15% to 25% of any New Trading Profit, as defined, recognized by each Advisor considered individually irrespective of the overall performance of the Fund, as of the end of each calendar

                              __________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
--------------------------------------------------------------------------------


quarter are paid by the Fund to each Advisor. Profit shares are also paid out in respect of Units redeemed as of the end of interim months during a calendar quarter to the extent of the applicable percentage of any New Trading Profit attributable to such Units.


          The methods by which Profit shares and the Incentive Override are calculated may result in certain disproportionate allocations of such fees and possible equity dilution among Partners purchasing Units at different times.


(4)  WEIGHTED AVERAGE UNITS


          The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average number of Units outstanding at December 31, 1996, 1995 and 1994 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the preceding period.


(5)  FAIR VALUE AND OFF-BALANCE SHEET RISK


          The Fund trades futures, options and forward contracts in interest rates, stock indices, commodities, currencies, energy and metals. The Fund's trading results by reporting category were as follows:


                                       Total Trading Results
                                     --------------------------
                                         1996          1995
                                     ------------  ------------
          Interest Rates             $ 9,760,028   $11,850,333
          Stock Indices               (2,898,534)    1,309,308
          Commodities                 (1,260,126)   (2,344,653)
          Currencies                   6,729,908     9,620,327
          Energy                       3,648,527     1,362,895
          Metals                       1,183,534    (4,043,213)
                                     -----------   -----------
             Total                   $17,163,337   $17,754,997
                                     ===========   ===========


MARKET RISK
-----------


          Derivative instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or the market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Fund's unrealized profit (loss) on such derivative instruments as reflected in the Statements of Financial Condition. The Fund's exposure to market risk is influenced by a number of factors, including the relationships among derivative instruments held by the Fund as well as the volatility and liquidity of the markets in which the financial instruments are traded.

          The General Partner has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of the

                            ______________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
--------------------------------------------------------------------------------


Advisors selected from time to time for the Fund, calculating the Net Asset Value of the Advisors' respective Fund accounts as of the close of business on each day and reviewing outstanding positions for over-concentrations -- both on an Advisor-by-Advisor and on an overall Fund basis. While the General Partner will not itself intervene in the markets to hedge or diversify the Fund's market exposure, the General Partner may urge Advisors to reallocate positions, or itself reallocate Fund assets among Advisors (although typically only as of the end of a month) in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that an Advisor has begun to deviate from past practice or trading policies or to be trading erratically, the General Partner's basic risk control procedures consist simply of the ongoing process of Advisor monitoring and selection, with the market risk controls being applied by the Advisors themselves.

FAIR VALUE
----------


          The derivative instruments used in the Fund's trading activities are marked to market daily with the resulting unrealized profit (loss) recorded in the Statements of Financial Condition and the related profit (loss) reflected in trading revenues in the Statements of Income. The contract/notional values of open contracts as of December 31, 1996 and 1995 were as follows:


                                1996                                           1995
                -----------------------------------------   ----------------------------------------
                     Commitment to        Commitment to        Commitment to        Commitment to
                  Purchase (Futures,     Sell (Futures,     Purchase (Futures,     Sell (Futures,
                  Options & Forwards)  Options & Forwards)  Options & Forwards)  Options & Forwards)
                  -------------------  -------------------  -------------------  -------------------
Interest rates          $163,675,871         $ 19,289,797         $366,794,659         $115,962,614
Stock indices              2,370,250                   --            5,256,825                   --
Commodities               15,801,477           20,321,987           43,376,228           13,773,026
Currencies                98,847,573           98,585,409           31,823,922          113,887,626
Energy                     9,062,561                   --           28,209,814                   --
Metals                     8,173,590           36,875,178            7,101,823           23,355,741
                        ------------         ------------         ------------         ------------
   Total                $297,931,322         $175,072,371         $482,563,271         $266,979,007
                        ============         ============         ============         ============



          Substantially all of the Fund's derivative instruments outstanding at December 31, 1996 expire within one year.


          The contract/notional values of the Fund's open exchange-traded and non-exchange-traded derivative instrument positions as of December 31, 1996 and 1995 were as follows:


                                   1996                                       1995
                 -----------------------------------------  ----------------------------------------
                      Commitment to       Commitment to        Commitment to        Commitment to
                   Purchase (Futures,     Sell (Futures,    Purchase (Futures,     Sell (Futures,
                   Options &Forwards)   Options &Forwards)  Options & Forwards)  Options & Forwards)
                   -------------------  ------------------  -------------------  -------------------
Exchange-Traded          $222,862,462        $120,557,546         $451,632,138         $210,729,655
Non-Exchange-              75,068,860          54,514,825           30,931,133           56,249,352
 Traded                  ------------        ------------         ------------         ------------

  Total                  $297,931,322        $175,072,371         $482,563,271         $266,979,007
                         ============        ============         ============         ============


                            ______________________

       Past performance is not necessarily indicative of future results.

          The average fair values of the Fund's derivative instrument positions which were open as of the end of each calendar month during the years ended December 31, 1996 and 1995 were as follows:


                                    1996                                     1995
                ------------------------------------------- ----------------------------------------
                     Commitment to        Commitment to        Commitment to        Commitment to
                  Purchase (Futures,     Sell (Futures,     Purchase (Futures,     Sell (Futures,
                  Options & Forwards)  Options & Forwards)  Options & Forwards)  Options & Forwards)
                  -------------------  -------------------  -------------------  -------------------
Interest rates          $375,821,929         $235,768,354         $392,684,358         $ 52,525,025
Stock indices             18,182,219            6,017,446           11,263,970            4,597,664
Commodities               31,215,320           16,934,584           23,210,531           11,584,575
Currencies               129,897,769          155,721,135           96,987,577           95,012,878
Energy                    10,495,884              828,215            8,271,275            6,430,540
Metals                    16,886,459           41,387,905           12,245,216           31,011,275
                        ------------         ------------         ------------         ------------

     Total              $582,499,580         $456,657,639         $544,662,927         $201,161,957
                        ============         ============         ============         ============



          A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and sell the same instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward market until the settlement date.

CREDIT RISK
-----------


          The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.

          The fair value amounts in the above tables represent the extent of the Fund's market exposure in the particular class of derivative instrument listed, but not the credit risk associated with counterparty nonperformance. The credit risk associated with these instruments from counterparty nonperformance is the net unrealized gain, if any, included in the Statements of Financial Condition. The Fund also has credit risk because the sole counterparty or broker with respect to most of the Fund's assets is MLF.


          As of December 31, 1996 and 1995, $55,365,300 and $71,297,472 of the
Fund's assets, respectively, were held in segregated accounts at MLF in accordance with Commodity Futures Trading Commission regulations.


          The gross unrealized profit and net unrealized profit (loss) on the Fund's open derivative instrument positions as of December 31, 1996 and 1995 were as follows:

                               _________________

       Past performance is not necessarily indicative of future results.

                            ML GLOBAL HORIZONS L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)
                        ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND THE PERIOD FROM JANUARY 4, 1994
               (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1994
                                  (CONTINUED)
--------------------------------------------------------------------------------


                             1996                       1995
                 --------------------------- --------------------------
                     Gross          Net         Gross          Net
                   Unrealized   Unrealized    Unrealized   Unrealized
                     Profit    Profit (Loss)    Profit    Profit (Loss)
                   ----------  -------------  ----------  -------------
Exchange-Traded    $3,583,032    $2,072,327   $7,029,085    $5,952,033
Non-Exchange-
  Traded            1,075,337       263,472      338,067      (321,244)
                   ----------    ----------   ----------    ----------

                   $4,658,369    $2,335,799   $7,367,152    $5,630,789
                   ==========    ==========   ==========    ==========


          The Fund controls credit risk by dealing almost exclusively with Merrill Lynch entities as brokers and counterparties.

          The Fund through its normal course of business, enters into various contracts with MLF acting as its commodity broker. Pursuant to the brokerage arrangement with MLF, to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

                         INDEPENDENT AUDITORS' REPORT


MERRILL LYNCH INVESTMENT PARTNERS INC.


We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") (formerly ML Futures Investment Partners Inc.) as of December 27, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 27, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


January 31, 1997
New York, New York

                    MERRILL LYNCH INVESTMENT PARTNERS INC.


                (FORMERLY ML FUTURES INVESTMENT PARTNERS INC.)


                                 BALANCE SHEET


                               DECEMBER 27, 1996


ASSETS
Cash                                                                         $     63,448
Investments in affiliated partnerships                                         13,377,941
Due from parent and affiliate                                                  88,281,015
Receivables from affiliated partnerships                                        4,071,132
Deferred charges                                                               19,723,118
Advances and other receivables                                                 10,914,674
Fixed assets-net of accumulated depreciation of $1,121,007                        138,901
Other assets                                                                      110,000
                                                                            -------------

     TOTAL ASSETS                                                            $136,680,229
                                                                            =============


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                                     $  1,244,670
   Due to affiliate                                                             4,595,276
   Current and deferred income taxes                                           14,091,532
                                                                            -------------

        Total liabilities                                                      19,931,478
                                                                            -------------

STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --1,000 shares authorized
     none outstanding                                                                 --
   Common stock, par value $10.00 per share -- 1,000 shares authorized
     100 shares outstanding                                                        1,000
   Additional paid-in capital                                                 16,915,000
   Retained earnings                                                          99,832,751
                                                                            ------------

        Total stockholder's equity                                           116,748,751
                                                                            ------------

     TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                             $136,680,229
                                                                            ============



                    See Notes to Balance Sheet.

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                     MERRILL LYNCH INVESTMENT PARTNERS INC.


                 (FORMERLY ML FUTURES INVESTMENT PARTNERS INC.)


                             NOTES TO BALANCE SHEET


                               DECEMBER 27, 1996
--------------------------------------------------------------------------------

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------


          Merrill Lynch Investment Partners Inc. (formerly ML Futures Investment Partners Inc.) (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group Inc., a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P. (formerly The Futures Dimension Fund II L.P.), ML Futures Investments L.P. (formerly The Tudor Prime Advisors Fund L.P.), John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund(SM) L.P., The SECTOR Strategy Fund(SM) II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund(SM) IV L.P., The SECTOR Strategy Fund(SM) V L.P., ML Global Horizons L.P., The SECTOR Strategy Fund(SM) VI L.P., ML Principal Protection L.P. (formerly ML Principal Protection Plus L.P.), ML Chesapeake L.P. and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture which is the general partner of ML/AIG Multi-Strategy Fund L.P. Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures and forward contracts.

ESTIMATES
---------

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS
--------------------------------------

          The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES
----------------


          Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.


2.  RELATED PARTIES


          The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc., executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.

          ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on

                           PURCHASERS OF UNITS WILL
                     ACQUIRE NO INTEREST IN THIS  COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY ML FEATURES INVESTMENT PARTNERS INC.

                            NOTES TO BALANCE SHEET

                               DECEMBER 27, 1996
                                  (CONTINUED)

--------------------------------------------------------------------------------


the Company's average daily balances receivable. At December 27, 1996, approximately $88,300,000 was subject to this agreement.


          At December 27, 1996, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).


          During 1996, the Company did not declare or pay a dividend.

3.  INVESTMENTS IN AFFILIATED PARTNERSHIPS

          Under the terms of the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain an investment in each Affiliated Partnership of at least one percent of the total contributions to such partnership.


          At December 27, 1996, the Company's investments in its Affiliated Partnerships were as follows:


ML Principal Protection L.P.......................................................................................  $ 3,061,749
ML Global Horizons L.P............................................................................................    1,278,303
The SECTOR Strategy Fund(SM) II L.P...............................................................................      856,584
John W. Henry & Co./Millburn L.P..................................................................................      832,130
The SECTOR Strategy Fund(SM) VI L.P...............................................................................      756,702
The JWH Global Asset Fund L.P.....................................................................................      632,206
The S.E.C.T.O.R. Strategy Fund(SM) L.P............................................................................      464,730
ML Futures Investments L.P........................................................................................      368,402
The SECTOR Strategy Fund(SM) V L.P................................................................................      351,824
ML Futures Investments II L.P.....................................................................................      208,244
The Growth and Guarantee Fund L.P.................................................................................      206,321
The Futures Expansion Fund Limited Partnership....................................................................      134,829
The SECTOR Strategy Fund(SM) IV L.P...............................................................................      112,479
ML Chesapeake L.P.................................................................................................       81,043
ML/AIG Multi-Strategy Fund L.P....................................................................................    2,000,000
ML JWH Strategic Allocation Fund L.P..............................................................................    2,032,395
                                                                                                                    -----------

Total.............................................................................................................  $13,377,941
                                                                                                                   ============


                           PURCHASERS OF UNITS WILL
                       ACQUIRE INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY ML FEATURES INVESTMENT PARTNERS INC.

                            NOTES TO BALANCE SHEET

                               DECEMBER 27, 1996
                                  (CONTINUED)

--------------------------------------------------------------------------------


          The following represents condensed combined financial information of the Affiliated Partnerships as of December 27, 1996 (in thousands):


  Assets................................................      $   637,880
                                                              ===========

  Liabilities...........................................      $    24,062
  Partners' capital.....................................          613,818
                                                              -----------

Total..................................................       $   637,880
                                                              ===========


          The Company's Affiliated Partnerships trade various futures, options and forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such partnerships' net asset values.

4.  INCOME TAXES

          The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co.
It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate Company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.


          The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At December 27, 1996, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:


          State and local           $1,972,453
          Federal                    6,212,889
                                    ----------

                                    $8,185.342
                                    ==========



          As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1996, the Company transferred $12,091,425, in current taxes payable to ML&Co. At December 27, 1996, the Company had a current tax payable with ML&Co. of $5,906,190.

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                (FORMERLY ML FEATURES INVESTMENT PARTNERS INC.

                            NOTES TO BALANCE SHEET

                               DECEMBER 27, 1996
                                  (CONTINUED)

--------------------------------------------------------------------------------

5.  NET WORTH AGREEMENTS


          Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to maintain a "substantial net worth," as defined. The Company's net worth, as defined, approximated $99,300,000 at December 27, 1996, which, in the opinion of the Company's counsel, met the definition of "substantial net worth."

6.  COMMITMENTS


          The Company is obligated to pay to affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing fees for units in such partnerships outstanding as of the end of various periods.

                           PURCHASERS OF UNITS WILL
                      ACQUIRE NO INTEREST IN THIS COMPANY

                               THE CORE ADVISORS

                                 ____________


          AS OF APRIL 1, 1997, APPROXIMATELY 74.5% OF THE FUND'S ASSETS WERE ALLOCATED AMONG THE THREE CURRENT CORE TRADING ADVISORS. BRIEF DESCRIPTIONS OF THESE ADVISORS ARE INCLUDED HEREIN. HOWEVER, ADVISORS' TRADING METHODS ARE CONFIDENTIAL AND PROPRIETARY. THE SIGNIFICANCE OF THE FOLLOWING DESCRIPTIONS TO A DECISION WHETHER TO INVEST IN THE FUND MUST BE CONSIDERED IN LIGHT OF THESE MATERIAL QUALIFICATIONS.

FUTURES TRADING METHODS IN GENERAL

Systematic and Discretionary Trading Approaches

          Managed futures strategies are generally classified as either systematic or discretionary (or both).

          A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, but his primary reliance is on trading programs or models which generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and trading instinct, not on the basis of trading signals generated by any program or model.

          Each approach involves certain inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been clearly signaled by a trading system. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the discipline of a systematic trading process to be advantageous. However, any trader, systematic or discretionary, may suffer substantial losses by misjudging the market analysis.

Technical and Fundamental Analysis

          Managed futures trading analysts are generally classified as either technical or fundamental (or both).

          Technical analysis is based on the theory that the commodities markets themselves provide a means of anticipating future prices. Technical analysis operates on the theory that market prices and momentum at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of price histories, movements and patterns, theorizing that a detailed analysis of market date is the most effective means of attempting to predict the future course of prices.

          Fundamental analysis, in contrast, focuses on the study of factors external to the trading markets that affect the supply and demand of a particular commodity. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that reflect true value and may indicate market mispricing.

Trend-Following

          Trend-following advisors gear their trading approaches towards positioning themselves to take advantage of major price movements. Trend-following traders are to be contrasted with traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. Trend-following traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but (hopefully) smaller losses, from capitalizing on major trends. During periods when no major price trends develop in a market, a trend-following trading advisor is likely to incur substantial losses.

Risk Control Techniques

          Trading advisors often adopt fairly rigid risk management or money management principles. Such principles typically restrict the size of positions which will be taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique is fail safe, and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. The Advisors' risk management principles should be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

THE CORE ADVISORS

          The following descriptions of the current core Advisors, their respective trading systems, methods and strategies and their respective principals are general and are not intended to be exhaustive. Trading methods are proprietary and confidential. No attempt has been or could be made to provide a precise description of any Advisor's method. MLIP believes that the following descriptions may be of interest to prospective investors. However, investors must be aware of the inherent limitations of such descriptions.

                          __________________________

           FUTURES TRADING IS SPECULATIVE AND INVOLVES A HIGH DEGREE
             OF RISK.  THERE CAN BE NO ASSURANCE THAT ANY ADVISOR
              WILL TRADE PROFITABLY OR AVOID SUBSTANTIAL LOSSES.

                   ARA PORTFOLIO MANAGEMENT COMPANY, L.L.C.
                    APRIL 1, 1997 ASSET ALLOCATION:  13.5%

BACKGROUND

          ARA Portfolio Management Company was incorporated in Delaware in 1992. On October 16, 1995, ARA Portfolio Management Company was merged into ARA Portfolio Management Company, L.L.C., a limited liability company organized in Delaware on September 25, 1995. References herein to ARA refer to the Delaware corporation prior to October 16, 1995 and the Delaware limited liability company on and after October 16, 1995. ARA has been registered with the CFTC as a commodity trading advisor ("CTA") and commodity pool operator ("CPO") since May 12, 1992 and is a member of the NFA in such capacities.

          A.R. Arulpragasam is the President and Chief Executive Officer of ARA. From August 1987 to March 1992, when ARA was formed, Mr. Arulpragasam, through his own financial systems consulting firm, ARA Consulting, acted as an independent consultant in the areas of financial systems modeling, options analysis and operations research. From 1979 to 1987, Mr. Arulpragasam was employed by Fairfield Financial Corp. ("Fairfield"), a company formed to capitalize on the emerging area of yield curve arbitrage. At Fairfield he was in charge of product research and development and was an assistant trader. Mr. Arulpragasam received his B.S. in Mathematics from the Massachusetts Institute of Technology in 1977 and pursued graduate studies in Operations Research at Stanford University.

          William L. Brown has been a principal of ARA since May 1992; however, he is not involved in the management, decision-making or daily operations of ARA. Mr. Brown developed the price-trend identification algorithm (Phase I Model) which forms a key element in ARA's investment products. Mr. Brown has been an officer and director since 1975 of Ross Hall Corp., a private investment company. Mr. Brown was a principal of George Booth & Associates, Inc. ("Booth"), a CTA and CPO, from July 1979 to December 1991, where he was a passive shareholder with no role in operations.

TRADING STRATEGY

          ARA employs a fully-automated, strictly technical, trend-following trading system (the "ARA Portfolio System") which maintains a diversified portfolio of commodities at all times. ARA maintains a position (although not necessarily of the same magnitude) in each commodity in its portfolio at all times.

          The ARA Portfolio System utilizes a trend identification algorithm to identify price trends and their relative strengths for each commodity traded. The algorithm is purely technical in nature, based exclusively on historical price data. The important difference between this system and many other trend-following programs is the mathematical determination of the size of the component portfolio positions based on the volatility characteristics of the individual commodities and the overall strength of the price trend.

          The ARA Portfolio System currently uses a portfolio of eighteen commodities which, because of the co-variance of their price movements, ARA believes to be an advantageous combination of markets. ARA currently trades exclusively in the following domestic exchange-traded markets: British pounds; German marks; Japanese yen; Swiss francs; Eurodollars; U.S. Treasury bonds; gold; copper; heating oil; crude oil; corn; soybeans; soybean oil; live cattle; live hogs; coffee; sugar; and cotton.


          ARA administers two different trading programs: the ARA Alpha Program and the ARA Gamma Program, both of which employ the trading method described above. ARA began trading the Alpha Program for the Fund as of March 1, 1997. The Alpha Program is designed to have an average volatility approximately equal to that of an unleveraged S&P 500 stock index portfolio. The ARA Gamma Program was traded for the Fund from January 1, 1995 (when ARA first began to manage an account for the Fund) until March 1, 1997. The Gamma Program is designed to have an average volatility approximately equal to two times that of an unleveraged S&P 500 stock index portfolio. The Gamma Program may be utilized to trade some or all of the Fund's assets managed by ARA in the future, in the sole discretion of MLIP. There can be no assurance as to the actual performance volatility which will be experienced by the ARA Alpha or Gamma Programs. The greater the volatility of a program, the greater the risk of loss.

                        CHESAPEAKE CAPITAL CORPORATION
                     APRIL 1, 1997 ASSET ALLOCATION:  37%

BACKGROUND

          Chesapeake Capital Corporation was incorporated under the laws of the Commonwealth of Virginia in February 1988 for the purpose of offering investment advisory and portfolio management services to both retail and institutional investors in trading in the futures and forward markets. On August 19, 1991, Chesapeake was merged into Chesapeake Capital Corporation, an Illinois corporation formed on August 13, 1991. References herein to Chesapeake refer to the Virginia corporation prior to August 19, 1991 and to the Illinois corporation on and after August 19, 1991. Chesapeake is registered as a CTA and a CPO with the CFTC, and is also a member in good standing of the NFA. Chesapeake has been registered with the CFTC as a CTA and a CPO since June 20, 1988 and May 8, 1991, respectively, and a member of the NFA since June 20, 1988.

          Mr. R. Jerry Parker, Jr. is the Chairman, Chief Executive Officer, Director, Chief Trader, sole shareholder and a principal of Chesapeake. Mr. Parker received his B.S. in Commerce, with an emphasis in Accounting, from the University of Virginia in January 1980. Mr. Parker worked in the accounting field for four years after graduating from college and became a licensed Certified Public Accountant in Virginia in 1982. From January 1983 until November 1983, Mr. Parker was a CPA at Wilkinson & Lester, a certified public accounting firm based in Richmond, Virginia. From November 1983 until January 1987, Mr. Parker was employed as an exempt CTA by Richard J. Dennis, a principal and shareholder of Richard J. Dennis & Company (a Chicago-based CTA and CPO registered with the CFTC), in his "Turtle" training program. From January 1987 until February 1988, Mr. Parker traded for Mr. Thomas Dennis as an exempt CTA. During these periods, Mr. Parker had complete discretionary trading authority over a futures account of $1 million to $1.5 million. In February 1988, Mr. Parker ceased trading for Mr. Thomas Dennis and formed Chesapeake, where he serves as the Chairman, Chief Executive Officer, Director and Chief Trader.

          Mr. John M. Hoade is President, Secretary and a principal of Chesapeake. Mr. Hoade received a B.S. degree in Business Administration from Lynchburg College in 1978. From 1976 through 1990, Mr. Hoade was employed by Thurston Metals, Inc., located in Lynchburg, Virginia, in sales, marketing and general management. Mr. Hoade joined Chesapeake in December 1990 to direct its operations and marketing efforts.

TRADING STRATEGY

          The Diversified Program which Chesapeake trades for the Fund emphasizes diversification with a global portfolio of futures, forward and cash markets which include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Chesapeake trades on numerous U.S. and non-U.S. exchanges.

          The investment portfolios currently offered by Chesapeake are the Diversified Program, the Diversified 2XL Program and the Financials and Metals Program (the "Trading Programs"). The Diversified Program is Chesapeake's longest operating investment portfolio, with a performance record beginning in February 1988. While all of the Trading Programs employ the same general trading methodology, as described below, they differ in their emphasis on certain markets or market sectors and the exclusion of others. The following overview is not intended as a detailed or exhaustive description of the trading methodologies or strategies employed by Chesapeake, as the exact nature of these methods and strategies is proprietary and confidential.

          Relying primarily on technical analysis, Chesapeake believes that future price movements in all markets may be more accurately anticipated by analyzing historical price movements within a quantitative framework than by attempting to predict or forecast changes in price through fundamental economic analysis. The trading methodologies employed by Chesapeake are based on programs analyzing a large number of interrelated mathematical and statistical formulas and techniques which are quantitative, proprietary in nature and which have been either learned or developed by Mr. Parker.

          In addition to such mathematical evaluations, Chesapeake employs a technique of technical analysis generally known as charting in order to attempt to determine optimal support and resistance levels and entry and exit points in the various markets. In an effort to determine the overall technical condition of the market and as a timing mechanism for trades, Chesapeake also makes extensive use of internally-generated market information, which includes but is not limited to price volatility, open interest, daily price action, volume and market psychology or sentiment.

          The profitability of the Trading Programs, traded pursuant to technical analysis emphasizing mathematical and charting approaches, will depend upon the occurrence in the future, as in the past, of major trends in some markets. If there are no trends, the Trading Programs are likely to be unprofitable. There have been trendless periods in the past which can be expected to recur, and any factor which lessens the prospect of trends in the future, such as increased governmental control, regulation, or participation as a purchaser or seller in the futures markets (including governmental control or regulation of, or participation in, international currency markets), lessens the prospect that programs utilizing technical analysis, including the Trading Programs, will be profitable in the future. In addition, the future profitability of the Trading Programs would also be adversely affected by factors which increase the number of signals leading to unprofitable trades. For example, a significant increase in technically-oriented trading (trend-following or otherwise) in a particular commodity might cause a change in the pattern of price movements in a manner which might be unfavorable.

          Trend-following trading systems, such as those employed by Chesapeake, will seldom effect market entry or exit at the most favorable price in the particular market trend. Rather, this type of trading system seeks to close out losing positions quickly and to hold portions of profitable positions for as long as the trading system determines that the particular market trend continues to exist. There can be no assurance, however, that profitable positions can be liquidated at the most favorable price in a particular trend. As a result, the number of losing transactions may exceed substantially the number of profitable transactions. However, if Chesapeake's approach is successful, these losses should generally be relatively small and more than offset by gains on profitable transactions.

          The Trading Programs are oriented toward the preservation of original equity. The commencement of trading or a drawdown from starting equity are considered the situations of highest risk, and risk management techniques at this point are emphasized over those which invite greater risk in the interest of enhancing performance. These risk management techniques include diversification. Also, the Trading Programs adhere to the requirements of a money management system which determines and limits the equity committed to each trade, each market, each commodity complex (in Trading Programs which trade in more than one commodity complex) and each account.

          Chesapeake believes that a long-term commitment to its Trading Programs is necessary for profitable trading. Chesapeake attempts to take a limited number of positions over the long term in an attempt to capture major price movements while limiting downside risk on open positions.

          Decisions concerning the liquidation of positions, the commodities to be traded and the size of positions to be taken or maintained require to some degree the exercise of judgment by Chesapeake. The decision not to trade futures interest contracts for a certain period, or not to trade certain futures interest contracts due to lack of discernible price movements (trends) or lack of liquidity, may result at times in clients (such as the Fund) missing significant profit opportunities which might otherwise have been captured by Chesapeake.

          Futures contracts which are traded by Chesapeake may include, but are not limited to, agricultural products, precious and industrial metals, currencies, financial instruments, and stock, financial and economic indices. Exchanges on which these transactions take place include, but are not limited to, all exchanges in the United States, as well as non-U.S. exchanges (e.g., the Belgian Futures and Options Exchange (BELFOX), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the International Petroleum Exchange of London Ltd. (IPE), the London Metal Exchange (LME), the London Commodity Exchange (LCE), the Italian Derivatives Market (IDEM), the Marche a Terme International de France (MATIF), the Deutsche Terminborse, the Hong Kong Futures Exchange Ltd., the Montreal Exchange (ME), the Tokyo Commodity Exchange, the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Stock Exchange (TSE), the Singapore International Monetary Exchange (SIMEX), the Sydney Futures Exchange Ltd., and the Winnipeg Commodity Exchange). In addition, Chesapeake continually monitors numerous markets, both U.S. and non-U.S., and will generally initiate trades at such point that Chesapeake determines that a market is sufficiently liquid and tradeable using the methods employed by Chesapeake.

          Chesapeake engages in transactions in physical commodities, including EFPs.

          Chesapeake generally uses between 15% and 30% of an account's assets as original margin for trading in the Diversified Program, but at times this percentage can be higher.

          The trading strategy utilized by the Trading Programs, including the Diversified Program, may be revised from time to time by Chesapeake as a result of ongoing research and development which seeks to devise new trading systems, as well as test methods currently employed. The trading methods used by Chesapeake in the future may differ significantly from those presently used, due to the changes which may result from this research.

          Since the Trading Programs utilized by Chesapeake are proprietary and confidential, the above discussion is general in nature and is not intended to be exhaustive.


                         JOHN W. HENRY & COMPANY, INC.
                      APRIL 1, 1997 ASSET ALLOCATION: 24%

BACKGROUND


          John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the state of California as John W. Henry & Company, Inc., to conduct business as a commodity trading advisor. JWH trades numerous contracts on a 24-hour basis in the United States, Europe and Asia, and has grown to be one of the largest advisors in the managed futures industry, managing, as of January 31, 1997, approximately $2.0 billion (excluding notional funds) in customer capital. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. JWH's registration as a CTA became effective in February 1982 and its registration as a CPO became effective in July 1989. JWH is a member of the NFA in these capacities.

          Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of The John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last fifteen years, Mr. Henry has developed many innovative investment programs.


          Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA"), as well as of the Managed Futures Trade Association ("MFTA") and has served on the nominating committee of the NFA. Mr. Henry currently serves on the Board of Directors of the Futures Industry Association ("FIA") and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the principal offices of JWH. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Risk Management Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.


          Mr. Mark H. Mitchell is Vice Chairman, General Counsel and a member of the JWH Board of Directors. He is also Vice Chairman and a director of JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to his employment at JWH commencing in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he had headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of NAFTA and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association ("MFA"). Mr. Mitchell is currently a member of the CPO/CTA Advisory Committee and the Special Committee for the Review of the Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. In addition, he has served as a member of the Government Relations Committee of MFA and the Executive Committee of the Law and Compliance Division of FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of Futures International Law Letter and its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


          Mr. David R. Bailin is an Executive Vice President and a member of the Operating Committee of JWH. He is also President of JWH Risk Management, Inc.; President and director of Westport Capital Management Corporation; and President and Chairman of the Board of Directors of Global Capital Management Limited. He is responsible for the development, implementation and management of JWH's sales and marketing infrastructure. Prior to joining JWH in December 1995, Mr. Bailin was Managing Director-Development since April 1994 for Global Asset Management ("GAM"), a Bermuda-based investment management firm with over $7 billion in managed assets. He was responsible for overseeing the international distribution of GAM's funds as well as for establishing new distribution relationships and channels. Prior to his employment with GAM, Mr. Bailin headed the real estate asset management division of Geometry Asset Management beginning in July 1992. Prior to that time, beginning in 1988, he was President of Warner Financial, an investment advisory business in Boston, Massachusetts. Mr. Bailin received a B.A. from Amherst College and an M.B.A. from Harvard Business School.


          Mr. James E. Johnson, Jr. is a managing director of JWH, with responsibilities in the institutional marketing area. Mr. Johnson is also a principal of Westport Capital Management Corporation, JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he had been managing director and chief financial officer for their institutional asset management division since January 1983. His areas of responsibility included finance, operations and technology. Prior to joining Bankers Trust, Mr. Johnson was a product manager at American Express Company responsible for research and market strategies for the Gold Card. He received a B.A. with honors from Columbia University and an M.B.A. in Finance and Marketing from New York University.


          Ms. Elizabeth A.M. Kenton is a Senior Vice President, the Director of Compliance and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Senior Vice President of JWH Risk Management, Inc., the Vice President of JWH Asset Management, Inc. and JWH Financial Products, Inc., a director of Westport Capital Management Corporation, and a director of Global Capital Management Limited. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. Ms. Kenton is a member of the MFA's Trading and Markets Committee. She received a B.S. in Finance from Ithaca College.


          Ms. Mary Elizabeth Hardy is Senior Vice President and Director of Trading Administration and a member of the Operating and Investment Policy Committees of JWH. Ms. Hardy announced her resignation on March 4, 1997 from the positions listed above, effective April 30, 1997. Thereafter, she may continue on a part-time basis to assist with transition issues. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, beginning in 1989 Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers, Inc. ("Shearson") where she held the position of assistant director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson at Shearson in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin & Jenrette Inc. with a group which also specialized in financial futures and options. Ms. Hardy serves on the Board of Directors of the MFA and chairs its Trading and Markets Committee. She received a B.B.A. in Finance from Pace University.


          Mr. David M. Kozak is Counsel to the firm, Vice President and Secretary of JWH. He is also secretary of JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. and is Assistant Secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. During the time he was employed at Chapman and Cutler, he served as outside counsel to NAFTA and the MFA. Mr. Kozak is currently a member of the Government Relations Committee of the MFA, the NFA Special Committee on CPO/CTA

Disclosure Issues and the Visiting Committee of The University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


          Mr. Kevin S. Koshi is a Senior Vice President, Chief Trader and a member of the Operating and Investment Policy Committees of JWH. Mr. Koshi is responsible for the supervision and administration of all aspects of order execution strategies and the implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.


          Mr. Barry S. Fox is the Director of Research and is a member of the Operating and Investment Policy Committees of JWH. Mr. Fox is responsible for the design and testing of new programs. He also supports and maintains proprietary systems/models used to generate JWH trades. Mr. Fox joined JWH in March 1991, and since that time he has held positions of increasing responsibility in the Research and Product Development Departments. Prior to his employment at JWH, Mr. Fox provided sales and financial analysis support since October 1990 for Spreadsheet Solutions, a financial software development company. Prior to joining Spreadsheet Solutions, Mr. Fox operated a trading company where he traded his own proprietary capital. Before that, he was employed with Bankers Trust as a product specialist for foreign exchange and treasury options trading. He received a B.S. in Business Administration from the University of Buffalo.


          Ms. Glenda G. Twist is a Director of JWH and has held that position since August 1993. Ms. Twist announced her resignation from JWH on January 15, 1997, but will continue in her present capacity for the time being. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison, and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to December 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.


          Mr. John A. F. Ford is the Director of Marketing and a member of the Operating Committee of JWH. Mr. Ford is responsible for the development and implementation of strategic marketing and communications programs. He joined JWH in May 1996 from J.P. Morgan & Co., Incorporated where he had been vice president and head of corporate communications for the firm's European operations, responsible for public relations, advertising and marketing, from February 1994 to October 1995. He was previously in a similar position with J.P. Morgan & Co., Incorporated at the Euroclear Operations Centre in Brussels from January 1992 to February 1994. From October 1995 to May 1996 he undertook a number of consultancy projects while relocating to the United States. Prior to joining J.P. Morgan & Co. Incorporated, Mr. Ford was managing director of the European headquarters of Gavin Anderson & Co. (UK), an international corporate and investor relations consultancy, from February 1987 to December 1991. Mr. Ford has also been involved in advising the Chicago Mercantile Exchange on marketing its services to European institutions and advising the International Petroleum Exchange in London on similar issues. He also helped market Mercury Asset Management to major institutions and pension funds.


          Mr. Michael D. Gould is Director of Investor Services and a member of the Operating Committee of JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as senior sales manager and vice president-futures for the Managed Futures Department. He held the identical position with the predecessor firms of Shearson and Lehman Bros. from October 1991. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered Financial Consultant with MLPF&S from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a nonferrous metals trading and export business which he ran until September 1985.


          Mr. Jack M. Ryng, C.P.A., is the Controller and a member of the Operating Committee of JWH. Prior to joining JWH in 1991, he was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September 1985 for commodities and securities industry clients. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he was a senior accountant for Leonard Rosen & Co. Mr. Ryng is a member of AICPA and the New York C.P.A. Society, and is a member of the board of the New York Operations Division of the FIA. He received a B.S. in Business Administration from Duquesne
University.

          Mr. Michael J. Scoyni is a Managing Director of JWH and is a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (JWH's predecessor) from November 1981 to December 1982 and subsequently has been employed in positions of increasing responsibility. He received a B.A. in Anthropology from California State University.


          Mr. Christopher E. Deakins is a Vice President of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker-dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities, Inc. starting in February 1985. Prior to that, Mr. Deakins was a Financial Consultant for MLPF&S. He received a B.A. in Economics from Hartwick College.

          Mr. Chris J. Lautenslager is a vice president of JWH. He is responsible for general business development and investor services support. Prior to joining JWH in April 1996, he was the vice president of institutional sales for I/B/E/S International, Inc., a distributor of corporate earnings estimate information. His responsibilities consisted of business development and support of global money managers and investment bankers. Prior to his employment with I/B/E/S, Mr. Lautenslager devoted time to personal activities from April 1994 to March 1995, following the closing of the Stamford, Connecticut office of Gruntal & Co., where he had worked as a proprietary equity trader since November 1993. Before that, he held the same position at S.A.C. Capital Management starting in February 1993. From October 1987 to December 1992, Mr. Lautenslager was a partner and managing director of Limitless Option Partners, a registered Chicago Mercantile Exchange trading and brokerage organization, where he traded currency futures and options. He received a B.S. in Accounting from the University of Colorado and a Masters in Management from Northwestern University.


          Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Risk Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer at J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment at JWH, Mr. Twist was an owner and manager for 16 years of a 2,500-acre commercial farm in eastern Arkansas.


          Ms. Nancy O. Fox, C.P.A., is a Vice President, the director of investment support, and a member of the Operating Committee of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.





          Ms. Wendy B. Goodyear is director of the office of the chairman. She is responsible for managing and coordinating projects involving Mr. Henry. Ms. Goodyear joined JWH in October 1995 as director of marketing, responsible for the development and implementation of strategic marketing and communications programs. Prior to her employment at JWH, Ms. Goodyear was a vice president at Citibank, N.A. where she held several positions, including product development manager for the depository receipt business and marketing manager for the pension business. Prior to joining Citibank in May 1993, Ms. Goodyear was employed at Bankers Trust Company from 1985 where she held positions of increasing responsibility in both the private bank and pension businesses. Ms. Goodyear received a B.A. in History from the University of Virginia and an M.B.A. from the Stern School of Business at New York University.


          Mr. Julius A. Staniewicz is the senior strategist in JWH's Product Development Department and a member of the Operating Committee of JWH. He is also President of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson as a financial consultant starting in April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. Mr. Staniewicz received a B.A. in Economics from Cornell University.

          Ms. Melanie A. Caldwell is Human Resources and Administrative Director and a member of the Operating Committee of JWH (NFA registration pending). Ms. Caldwell is responsible for all aspects of human resources and facilities management at JWH. Prior to joining JWH in May 1995, Ms. Caldwell operated her own facilities management consulting business from August 1992 to May 1995. Prior to operating her own business, Ms. Caldwell was senior vice president of Greenwich Capital Markets, Inc., a primary dealer in fixed income securities, from March 1985 to July 1992. Ms. Caldwell received her B.S. in Sociology and M.S. in Industrial Relations from Purdue University.


          Mr. Andrew D. Willard is Director of Technology at JWH and a member of the Operating Committee of JWH (NFA registration pending). Mr. Willard is responsible for all aspects of the JWH technology infrastructure, including future developments. He joined JWH in August 1995 after a 20-year career starting in January 1973 at Bankers Trust Company in London, Hong Kong and, most recently, New York where he was head of technology for the bank's International Investment Management Divisions. He also served on the bank's steering committee setting company-wide policies for future use of technology. Prior to his most recent position at Bankers Trust Company in New York, Mr. Willard was responsible for all technology support for the bank's offices in Japan, Hong Kong and Singapore. He attended London Nautical College.

THE INVESTMENT POLICY COMMITTEE


          The Investment Policy Committee is one vehicle for decision-making at JWH about the content and application of JWH trading programs. Composition of the Investment Policy Committee, and participation in its discussions and decisions by non-members, may vary over time. The Investment Policy Committee is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the Investment Policy Committee, which may recommend them to the Chairman, Mr. John W. Henry, for approval. Proprietary research findings are reviewed directly by the Chairman before implementation. All recommendations of the Investment Policy Committee are subject to final approval by the Chairman. The Investment Policy Committee does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the Chairman. The Chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.

TRADING STRATEGY

          JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. JWH currently operates twelve trading programs.

          JWH's systematic investment process is designed to generate, over market cycles, excellent risk-adjusted rates of return under favorable and adverse market conditions. The JWH process capitalizes on emerging, long-term, rising and falling price trends and ignores day-to-day price fluctuations. To ensure disciplined implementation of its investment philosophy, JWH uses mathematical models to execute investment decisions in more than 50 global markets encompassing currencies, commodities and financial securities. All JWH investment programs follow the strict money management framework outlined below.

          The first step in the JWH investment process is the identification of a price trend. While there are many ways to identify trends, JWH uses a methodology which identifies opportunities in order to attempt to capture a majority of the significant price movements in a given market. The process presumes that such price movements will often exceed the expectation of the general marketplace. As such, the JWH discipline is to pare losing positions relatively quickly while allowing profitable positions to mature. Positions held for two to four months are not unusual, and certain positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the trading methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing positions have been liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly sixty percent (60)%. Similar or greater drawdowns are possible in the future. There can be no assurance that JWH will trade profitably for the Fund or avoid losses of such magnitude.

          JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. Subjective aspects of JWH's quantitative models also include the determination of program leverage, commencement of trading in an account, markets traded, contracts traded, contract month selection, margin utilization and effective trade execution.

          JWH's strategy is based on the following guiding principles:

          LONG-TERM PERSPECTIVE. JWH's investment strategies rest on a long-term perspective in the world's financial and commodities markets. JWH believes that historical performance demonstrates that, because trends often last longer than most market participants expect, strong returns can be generated from positions held over the long term.

          DISCIPLINED INVESTMENT PROCESS. The disciplined investment process utilized by JWH is designed to generate superior, risk-adjusted rates of return throughout a market cycle. By consistently applying investment techniques in financial and commodities markets worldwide, JWH is able to participate in rising and falling markets without bias.

          JWH's ongoing research has led to the development of analytical models which suggest the appropriate content, weighting, exits and entries for each investment position. Once established, these positions are monitored around the clock. While many of these positions are closed out within a few days or weeks at a profit or loss, others are retained where JWH's investment guidelines indicate potential opportunity for exceptional returns.

          TREND IDENTIFICATION. JWH's strategies are nonpredictive. Instead, based on research into historic pricing data, JWH seeks to recognize the movement of capital from one market to another after trends have begun.

          GLOBAL DIVERSIFICATION. For more than a decade, JWH has recognized the importance of global trading. Financial markets around the world are increasingly interrelated, with actions in one country's markets often influencing markets in other parts of the world. JWH investments are positioned to provide access to the performance potential offered by the global marketplace.

          COMPREHENSIVE RISK MANAGEMENT. JWH's risk management strategies are designed with the objective of decreasing volatility and improving the risk/reward characteristics of investments in futures and forwards by relying upon carefully formulated risk management algorithms that define controlled loss parameters prior to execution.

PROGRAM MODIFICATIONS

          In an effort to maintain and improve performance, JWH has engaged, and continues to engage, in extensive research. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

          As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.

LEVERAGE

          Leverage adjustments have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust leverage in certain markets or entire programs. Factors which may affect the decision to adjust leverage include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of investors in the Fund.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL ACCOUNTS


          JWH has developed procedures for trading pool accounts, such as the Fund, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with the equity in the JWH account on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions, and to eliminate possible variations in the net asset value per unit that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or even before the last business day of the month or, in its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL AND CASH COMMODITIES


          JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on the daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure, inability or refusal to perform with respect to such contracts

LEGAL AND ETHICAL CONCERNS


          JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same or opposite from client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods, and on occasion orders may receive better fills for their accounts than for client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts, when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts also will not be made available to Limited Partners.

          In September 1996, JWH was named as a co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. In November, JWH was named as a co-defendant in a class action complaint filed in Superior Court of the State of Delaware for Newcastle County that contained the same allegations as the New York and California complaints. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. ("Dean Witter") commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously, and is convinced that it will be shown to have acted properly and in the best interest of the investors.

THE FINANCIAL AND METALS PORTFOLIO

          Researched through 1983, a systematic method was first traded in a format using solely financial and metals futures in August 1984. That program, the Financial and Metals Portfolio, used by JWH in managing Fund assets, uses quantitative, trend analysis models, participates in four major market sectors --interest rates, foreign exchange, stock indices and precious metals -- and seeks to capitalize on sustained moves in global financial markets.

          The Financial and Metals Portfolio may take long, short or neutral positions within the four market sectors traded. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.

             THE ROLE OF MANAGED FUTURES IN AN INVESTMENT PORTFOLIO


MANAGED FUTURES AS AN ELEMENT IN MODERN PORTFOLIOS

          This section presents a general description of the possible role of a managed futures investment in an overall portfolio. Prospective investors are cautioned that what may be true of managed futures investments considered in general may not be true of the Fund. The Fund does not purport to offer the full diversification and access to global trading which is reflected in the investment opportunities available in the managed futures industry considered as a whole. The following statements are qualified in their entirety by the specific descriptions of the Fund, the Trading Advisors, their strategies and the markets traded by the Fund set forth herein and elsewhere in this Prospectus and in the accompanying Prospectus Supplement.

          A global investment perspective may be appropriate in seeking investment opportunity and increased portfolio diversification. The globalization of the world's economy offers significant new opportunities. However, world political and economic events have an influence -- often a dramatic influence -- on its markets, creating increased risk and volatility. The market volatility of recent years suggests that stable growth may be becoming increasingly difficult to achieve.

          Over the long term, portfolios are benefitted by having the ability to adapt to changing social, political and economic trends. A well-diversified asset allocation strategy enhances this ability and offers a flexible approach to the objective of building and protecting wealth in today's economic environment. Incorporating a managed futures investment into portfolios as part of a well-diversified asset allocation strategy has the potential, if the managed futures investment is successful, to increase profits while reducing overall portfolio risk. The Fund's performance to date has been volatile (volatility being one commonly accepted measure of risk). There can be no assurance that the Fund will trade successfully, and if it does not do so an investment in the Fund cannot provide beneficial diversification to a portfolio. Furthermore, even if profitable, the Fund may not be a successful diversification of an investor's stock and bond portfolio because the Fund's performance may be correlated (i.e., experiencing generally similar returns at or about the same time) with these markets. The past performance of the Fund is not necessarily indicative of its future results or of performance relative to the debt or equity markets.

          An asset allocation strategy diversifies a portfolio into a variety of different components such as stocks, bonds and cash equivalents. Such a strategy may also include, to a limited extent, non-traditional investments such as managed futures (among a variety of alternatives). The goal is to achieve the twin investment objectives of long-term total return combined with reduced portfolio volatility and limited risk of major losses. An investment's anticipated return, relative risk level, historical correlation with other components in the portfolio and the percentage of an investor's holdings which can suitably be committed to speculative alternative investments should be principal factors taken into account in allocating a portfolio's assets. Different investment components are expected to respond differently to changing economic conditions. Consequently, combining a number of such components may add a potentially valuable element of diversification to an overall portfolio. There can be no assurance that the Fund will not respond to prevailing economic conditions in the same manner, as well as incur losses at or about the same time, as the general debt and equity markets.

PROFESSIONAL MANAGEMENT

          Depending upon the fund and advisors selected, an investment in managed futures has the potential to offer access to professionally managed trading in a variety of commodity markets, including currencies, interest rates, stock indices, energy, metals and agriculture. These markets may be traded through futures, options on futures and forward contracts, and offer the ability to trade either side of a market and at a wide range of different leverage factors. The Fund does not trade in all, or even most, of the available markets, and its positions may frequently be concentrated in particular markets and sectors. There is substantial overlap among the markets traded by the Advisors. The concentrated multi-advisor program implemented by the Fund should, over time, result in the Fund's trading being less diversified than in the case of many multi-advisor funds.

                         FUTURES VOLUME BY MARKET SECTOR



                 [Pie Graphs: Futures Volume by Market Sector]



          The futures volume figures and market sector distributions presented above include both speculative and hedging transactions, as well as options on futures. Source: Futures Industry Association. A significant portion of currency trading is done in the forward rather than in the futures markets, and, accordingly, is not reflected in the foregoing chart.

INTERNATIONAL MARKETS

          The futures markets have expanded in recent years to include a wide range of instruments representing major sectors of the world's economy. Coinciding with the development of an increasingly broad range of markets has been greatly increased liquidity. The expansion of futures trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo offers the possibility of access to international market sectors as well as the potential for a global diversification of portfolios traditionally concentrated in a single nation's economy and currency. Managed futures advisors are often able quickly to deploy and redeploy capital across a wide range of international markets. No representation is or could be made that the diversification or internationalization of futures trading in general has been or will be reflected in the trading of the Fund.

          At the same time that the rapid geographical expansion of the available markets and the introduction of an array of innovative products have, in the case of certain managers, created new opportunities for both profit and diversification, these developments have made trading very much more complex and difficult for the individual investor. Managed futures investments offer the investor the opportunity to participate in a range of different economic sectors utilizing professional money managers. Managed futures investments have profit potential, but also involve a high degree of risk. A managed futures investment is suitable only for a limited portion of the risk segment of a portfolio, which may limit the diversification potential of the investment in terms of an overall portfolio.

SUBSTANTIAL INVESTOR PARTICIPATION

          A large number of investors, both individuals and institutions (although only a small percentage of the investing public), have committed a limited portion of their assets to managed futures during the last 10 to 15 years. In 1980, client assets in the managed futures industry were estimated by Managed Account Reports, a leading industry publication in the United States, at approximately $0.3 billion. As of the end of 1995, the same publication estimated such assets, which peaked at around an estimated $25 billion as of the end of 1993, at approximately $22.8 billion. Of this amount, approximately $2.5 billion to $3.5 billion is estimated to be invested in pools, such as the Fund, publicly distributed in the

United States. The assets invested in managed futures are invested in a wide range of different products, including single-advisor and multi-advisor funds, funds of funds, "principal protected" pools in which only a fraction of the assets invested are committed to trading and individual managed accounts. Many of these investments are materially different from the Fund in design and fee structure as well as in investor base, performance and risk control objectives.

NON-CORRELATION -- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION


          Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets, suggesting that a managed futures component, if successful, may provide a valuable complement to a traditional portfolio. Modern portfolio theory suggests that investments with positive returns and low correlation with other holdings can improve the reward/risk characteristics of an investor's overall portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to a managed futures investment, such as the Fund -- if the managed futures performance is, in fact, profitable as well as non-correlated with stocks and bonds -- can potentially add a valuable aspect of diversification to a traditionally structured portfolio. On an interim basis, a non-correlated asset may benefit a portfolio even if that asset is not itself profitable, by helping to preserve equity during periods when core investments are incurring significant losses. However, over time an investment can only be beneficial if it is itself profitable. There can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Even if the performance of the Fund is, in fact, non-correlated with these markets (of which there can be no assurance), this does not mean that the Fund's results will not parallel general stock and bond price levels during significant periods of time. Non-correlation is not negative correlation. The Fund may well incur losses at or about the same time as an investor's traditional holdings, increasing, rather than mitigating, overall portfolio losses. Furthermore, even if a managed futures investment is non-correlated to general equity and debt prices, it must also be profitable in order to add value as an element of overall diversification in a portfolio.

          Allocating assets to non-traditional, alternative investments is based on the premise that while securities (e.g., stocks and bonds) prices are often affected by overall market price trends, alternative investments may not be, at least to the same degree. In addition, the results of many types of alternative investments have historically been largely non-correlated with each other. This creates the possibility of assembling a portfolio whose various investments have been developed with the objective of participating successfully in different economic cycles and national financial markets, potentially multiplying profit opportunities while decreasing the effect of price movements in any given market on the overall volatility of the portfolio. The speculative nature of the return recognized from a managed futures investment such as the Fund indicates that prospective investors must not rely on such investment either to generate profits or to help diversify a portfolio, because the actual results of such an investment are entirely unpredictable.

          There are a number of different, non-traditional alternative investments to which one could commit assets with the objective of diversifying and improving the overall reward/risk ratio of a traditional portfolio --venture capital, natural resources, real estate, private lending and managed futures are only certain of the options available. Many alternative investments are likely to generate results largely non-correlated with those of the debt and equity markets. A managed futures investment is typically more liquid and more readily-valued than many other alternative investments, but unlike many such investments, does not involve the acquisition of any assets with an intrinsic value. Although the commodities and instruments which underlie the Fund's futures and forward contracts have value, the success of its managed futures program depends on the results of speculative trading. No object of value is acquired by the Fund. Rather, the Fund obtains market exposures, seeking to profit from price movements in commodities and financial instruments which the Fund, in fact, never owns. A fundamental characteristic of a managed futures investment is that it is a commitment to trading rather than to investing; to speculating on price differences, not to acquiring assets reasonably expected to grow in value over time.

          All performance information in this Prospectus and the accompanying Prospectus Supplement is presented exclusively on a pre-tax basis. The tax costs of maintaining an investment in the Fund are materially higher than those that would be applicable to an investment in the constituent securities of a stock or bond index.

          Investors could obtain the 91-day Treasury bill, or a stock or bond index return with minimal expense, whereas the total charges to the Fund are anticipated to be approximately 10% of its average Net Assets per year.

          The futures markets are fundamentally different from the securities markets in a number of respects, and any comparison between them (whether relating to correlation, volatility or absolute performance) is subject to certain inherent and material limitations.

SUMMARY

          Participation in a professionally managed futures program, obtaining access to the experience and expertise of a professional trading managers and trading advisors, involves significant risks but offers the opportunity to potentially:

     .    Diversify into new markets;

     .    Profit (or incur losses) in rising as well as falling markets;

     . Increase portfolio returns as well as reduce total portfolio risk (through adding an investment component with the potential for performance non-correlated with other portfolio components); and

     . Participate in the highly leveraged futures, options on futures and forward markets with liability limited to the amount invested, plus any undistributed profits.

          Prudence demands that an investor carefully examine all aspects of a managed futures investment and weigh the associated benefits of profit potential and possible portfolio diversification against the risks of such investment. A managed futures investment is not suitable for all investors, and is not a suitable investment for more than a limited portion of the risk segment of any investor's portfolio. Furthermore, different managed futures investments have materially different objectives and reward/risk profiles. The potential benefits of a successful managed futures investment must be considered in light of the limited portion of an overall portfolio such an investment can suitably constitute. However, for the investor who can tolerate the risks, a managed futures investment, if successful, has the potential to yield portfolio diversification benefits. See "Risk Factors" beginning at page 9.

                                  APPENDIX I


     INCENTIVE OVERRIDE AND PROFIT SHARE CALCULATIONS IN AN OPEN-END FUND

                                SEE "CHARGES."

          Because the Fund (i) is open-ended, both selling Units as of the beginning, and permitting redemptions of Units as of the end, of each month, and
(ii) maintains a uniform Net Asset Value per Unit, the calculation of Incentive Overrides and Profit Shares is significantly more complicated than in the case of a closed-end fund. In order to maintain a uniform Net Asset Value per Unit while selling Units at different times and, consequently, at different Net Asset Values -- with the result that different Units will realize different amounts of profit and loss, as well as generate different amounts of Net New Gain and New Trading Profit -- it is necessary to adopt certain conventions regarding how incentive compensation will be allocated equally (so as to maintain a uniform Net Asset Value per Unit) among all outstanding and newly-offered Units. Selecting which of these conventions to employ is a matter of balancing administrative feasibility and convenience with the economic treatment accorded to MLIP, the Advisors and the investors. The following describes in detail the manner in which the Fund calculates the Incentive Override and Profit Shares. There are a number of other methods which the Fund might have elected to use instead of the following, some of which would be more, and some less, favorable to MLIP and the Advisors.

INCENTIVE OVERRIDES


          FOR THE COMPONENTS INCLUDED IN NET NEW GAIN AND THE MEANING OF UNADJUSTED NAV, ADJUSTED NAV AND HIGH WATER MARK NAV, SEE "CHARGES -- ANNUAL INCENTIVE OVERRIDES" AT PAGES 38-39.

          Assume ten Units are sold January 1, 1997, which for purposes of this example will be assumed to be commencement of trading, at an Adjusted NAV of $100, and as of January 31, 1997 the Unadjusted NAV equals $110. Net New Gain would equal $100 ($10 per Unit). Consequently, an Incentive Override of $10 would be accrued, and the Adjusted NAV would be $109. If five Units were purchased as of February 1, 1997 (at $109 per Unit, the Unadjusted NAV of $110 less the accrued Incentive Override of $1 per Unit), and the Unadjusted NAV as of February 28, 1997 equalled $105, there would have been a loss in February 1997 of $60 (i.e., a $4 loss on each of 15 Units), which would be charged equally to the 15 Units outstanding at the end of February. This $60 negative Net New Gain would reduce the $100 of Net New Gain accrued in respect of January, leaving cumulative Net New Gain of $40 ($2.67 per Unit) and an accrued Incentive Override of $4 ($0.267 per Unit). The $6 of previously accrued Incentive Override reversed as of the end of February would be included in the February 28, 1997 Adjusted NAV, which would equal $105.40. The same calculation is made for each month of the calendar year. As of the end of each month, Unadjusted NAV is determined, and the aggregate difference in respect of all outstanding Units, between such Unadjusted NAV and the Adjusted NAV as of the beginning of the month constitutes the incremental Net New Gain (positive or negative) for such month, subject to possible adjustments to reflect the High Water Mark NAV and the Adjusted NAV at which Units were purchased during the year of determination.

          Unadjusted NAVs, Adjusted NAVs and High Water Mark NAVs are, in all cases, exclusive of interest income, which is not included in Net New Gain.

INCENTIVE OVERRIDE ACCRUALS

          Assume that one Unit is purchased, at the commencement of trading, for $100 as of January 1, 1997, a second Unit as of July 1, 1997 and that only these two Units are outstanding through December 31, 1997. If at July 1, 1997 the Fund's single outstanding Unit had earned cumulative trading profits of $10, and the Fund subsequently generates no net profits or losses through December 31, 1997, the Fund as a whole will pay the $1 Incentive Override due as of December 31, 1997. However, the investor who acquired his Unit as of July 1, 1997 would do so at an Adjusted NAV that reflects a

                                     APPI-1
reduction for the $1 Incentive Override accrued as of June 30, 1997. Consequently, although as of June 30, 1997 there would be $110 per Unit (the single outstanding Unit) in cash held in the Fund's account, the investor as of July 1, 1997 would subscribe at $109 per Unit -- i.e., the cash value per Unit less the accrued Incentive Override (the Adjusted NAV). The cash value of the Fund as of December 31, 1997 would, accordingly, equal (A) $110 (the $100 subscription price plus the $10 of trading profit earned through June 30, 1997) plus (B) $109 (the $109 subscription price of the Unit sold July 1, 1997). By assumption, no incremental Net New Gain was recognized during the period July 1, 1997 -- December 31, 1997, as the Adjusted NAV as of December 31, 1997 (which is calculated after reduction for the Incentive Override accrued as of December 31,
1997) equalled $109 -- the same as the Adjusted NAV as of July 1, 1997. From the aggregate cash value of the Fund, $219, a $1 Incentive Override (10% of the $10 of Net New Gain accrued as of June 30, 1997 and retained through December 31,
1997) would be paid by the Fund to MLIP, leaving a final Fund Net Asset Value of $218 which would be shared equally among the two Units, resulting in an Adjusted NAV of $109. The July 1, 1997 investor who bought into the Fund at $109 would have experienced no gain or loss through December 31, 1997, at which time his Unit would continue to have an Adjusted NAV of $109 after payment of the Incentive override. Furthermore, the January 1, 1997 investor who realized $10 in Net New Gain would also appropriately have a $109 Adjusted NAV after payment of the Incentive Override. In the foregoing situation, the combination of having the Fund as a whole pay the Incentive Override and permitting the second investor to invest at the Adjusted NAV which is reduced by the accrued Incentive Override equitably allocates to the first investor the Incentive Override attributable to the Net New Gain attributable to such first investor's Unit.

INCENTIVE OVERRIDE REVERSALS

          If an investor subscribes for Units at a price reduced by an accrued Incentive Override, and such accrual is later reversed due to a decline in Net New Gain, the reversal is allocated pro rata to such investor's Units (as well as to those of all other Unitholders) although such investor had already had the purchase price of his Units reduced by the full amount of such accrual on a per-Unit basis. Using the example of the two Units sold as of January 1, 1997 for $100 and as of July 1, 1997 for $109 per Unit. If between July 1, 1997 and December 31, 1997 the Fund incurred a loss of $19, the Unadjusted NAV as of December 31, 1997 would equal (A) the $218 Net Asset Value of the Fund as of July 31, 1997 minus the $19 loss, divided by (B) the number of outstanding Units
(2), or $99.50. However, no Net New Gain would remain at year-end, so that the Fund's Net Asset Value would increase by the reversal of the previously accrued $1 Incentive Override, and the Adjusted NAV would equal $100. This would mean that in the period July 1, 1997 -- December 31, 1997, the cash value of the Unit sold as of January 1, 1997 would have declined by $10, but the cash value of the Unit sold as of July 1, 1997 by only $9. Both subscribers' capital accounts are reduced from $109 to $99.50 by the trading losses and then both are increased to $100 by the $0.50 per Unit Incentive Override reversal.

          An entirely equitable allocation of Incentive Override reversals would require MLIP, on an ongoing basis, either to issue fractional Units or to make cash distributions to the appropriate Limited Partners in order to compensate them for misallocations of these reversals. Either of these alternatives would, MLIP believes, be infeasible in the context of operating a large, open-end public investment fund such as the Fund. Alternatively, MLIP could have elected to calculate and pay out Incentive Overrides on the same timing cycle as the Fund permits investors to purchase Units, so that no investors would subscribe at a time when the Adjusted NAV reflected a reduction for accrued but unpaid Incentive Overrides which might subsequently be reversed.

NET NEW GAIN COMPARED TO PER-UNIT AND CUMULATIVE TRADING PROFITS

          Because Net New Gain is calculated by aggregating the positive and negative changes between the Adjusted NAV and Unadjusted NAV in respect of different tranches of Units, Net New Gain may differ substantially from what one might have calculated on the basis of comparing the High Water Mark NAV (or the purchase price of a particular Unit during the year of purchase, if higher) to the Unadjusted NAV as of year-end and multiplying the result by the number of outstanding Units. Furthermore, Net New Gain may differ significantly from cumulative trading profits. For example, assume that ten Units are sold as of January 1, 1997 at $100, 100 Units as of April 1, 1997 at $90 and the Unadjusted NAV per Unit as of December 31, 1997 equals $95. During 1997, the Fund as a whole would have generated cumulative trading profits of ($50) plus $500, or $450. However, no Net New Gain would be recognized. On the other hand, assume that ten Units are sold as of January 1, 1997 at $100, 500 Units at $110 as of July 1, 1997, the December 31, 1997 Adjusted NAV

                                     APPI-2
equals $102 and as of December 31, 1998 the Unadjusted NAV is $105. Net New Gain for 1998 would equal 510 times $3 ($105 -- $102; the Unadjusted NAV at year-end minus the applicable High Water Mark NAV), or $1,530, whereas there would be a cumulative trading loss since inception of (500 times $5) plus $50 or ($2,450).

          Cumulative trading profit or loss has no direct relationship with Net New Gain, and neither has a direct relationship with a Partner's investment experience in the Fund.

PROFIT SHARES


          The Advisors' Profit Shares are determined, on a quarterly or annual basis, as the case may be, using a "high water mark" calculation generally similar to that used in calculating MLIP's Incentive Override, except that: (i) the Profit Shares are calculated prior to reduction of New Trading Profit by the Incentive Override (which is calculated after all Profit Shares, fees and charges other than the Incentive Override itself); (ii) each Advisor's Profit Share is calculated as if such Advisor were managing a separate fund, rather than being based on Net New Gains generated by aggregate changes in the overall Unadjusted NAV of all outstanding Units; (iii) certain of the Advisors' Profit Shares are calculated quarterly based on increases in the Net Asset Value per Unit attributable to a given Advisor over the highest attributable Net Asset Value per Unit as of any previous calendar quarter-end (or at the time such Advisor began managing an account for the Fund, if higher), not annually on the basis of increases over the highest Adjusted NAV as of any previous calendar year-end; (iv) the Profit Shares are calculated on the basis of the "high water mark" in the overall performance of the Fund account managed by each Advisor (adjusted proportionately for additions or withdrawals of capital), not the attributable Net Asset Value per Unit Net Asset Value; and (v) "loss carryforwards" -- the amount by which the current level of cumulative Trading Profit is less than the current "high water mark" in cumulative Trading Profit -
- are carried forward (subject to adjustment from one Profit Share calculation period to another.

          Because the Advisors' Profit Shares are calculated on the basis of increases in the Net Asset Value per Unit attributable to each individual Advisor's Fund account, the Profit Shares have, irrespective of the method by which the New Trading Profit generated by each Advisor is calculated, no direct correlation to the overall Net Asset Value per Unit. Substantial Profit Shares may be paid even during periods when the Fund is incurring significant losses.


TAX ALLOCATIONS OF PROFIT SHARES AND INCENTIVE OVERRIDES


          The tax allocations of the ordinary deductions generated by Profit Shares and Incentive Overrides paid do not follow the allocations of these items for capital account purposes. For tax purposes, Profit Shares and Incentive Overrides are allocated only to Units that have a net allocation of these items for capital account purposes (and then in proportion to the relative amounts of these net allocations). This may reduce the tax deductions for certain Limited Partners and avoid the need for other Limited Partners to recognize additional amounts of ordinary income. The reduced amount of tax deductions for some Limited Partners that may result from the tax allocations contained in the Limited Partnership Agreement will be offset by a corresponding reduction in the amount of capital gains that will be allocated to such Limited Partners. Similarly, the tax allocations may provide certain Limited Partners with less ordinary income and an equal amount of increased capital gain. The tax allocations of these items in the Limited Partnership Agreement are intended to avoid an allocation to certain Limited Partners of tax deductions in excess of the amounts actually paid to the Trading Advisors and MLIP.

                                     APPI-3

                                  APPENDIX II

                               BLUE SKY GLOSSARY


SEE "INDEX OF TERMS" AT PAGE 56 FOR AN INDEX OF TERMS DIRECTLY RELEVANT TO THE
                                   FUND

          The following definitions are included in this Appendix II in compliance with the requirements of various state securities administrators who review public futures fund offerings for compliance with the "Guidelines for the Registration of Commodity Pool Programs" Statement of Policy promulgated by the North American Securities Administrators Association, Inc. The following definitions are reprinted verbatim from such Guidelines and may, accordingly, not in all cases be relevant to an investment in the Fund.

          DEFINITIONS -- As used in the Guidelines, the following terms have the following meanings:

          Administrator -- The official or agency administering the securities laws of a state.

          Advisor -- Any Person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

          Affiliate -- An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          Capital Contributions -- The total investment in a Program by a Participant or by all Participants, as the case may be.

          Commodity Broker -- Any Person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account.

          Commodity Contract -- A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Cross Reference Sheet -- A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.

          Net Assets -- The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

          Net Asset Value Per Program Interest -- The Net Assets divided by the number of Program Interests outstanding.

          Net Worth -- The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                                    APPII-1

          New Trading Profits -- The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

          Organization and Offering Expenses -- All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          Participant -- The holder of a Program Interest.

          Person -- Any natural Person, partnership, corporation, association or other legal entity.

          Pit Brokerage Fee -- Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

          Program -- A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts.

          Program Broker -- A Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

          Program Interest -- A limited partnership interest or other security representing ownership in a program.

          Pyramiding -- A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

          Sponsor -- Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organization Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units.
The term Sponsor shall be deemed to include its Affiliates.

          Valuation Date -- The date as of which the Net Assets of the Program are determined.

          Valuation Period -- A regular period of time between Valuation Dates.

                                    APPII-2

                                                                       EXHIBIT A



                            ML GLOBAL HORIZONS L.P.





                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT











                                  DATED AS OF
                                OCTOBER 1, 1996



                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                GENERAL PARTNER

                            ML GLOBAL HORIZONS L.P.

                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 1.   Formation and Name....................................................LPA-1
 2.   Principal Office......................................................LPA-1
 3.   Business..............................................................LPA-1
 4.   Term, Dissolution, Fiscal Year and Net Asset Value....................LPA-1
      (a)    Term...........................................................LPA-1
      (b)    Dissolution....................................................LPA-2
      (c)    Fiscal Year....................................................LPA-2
      (d)    Net Asset Value................................................LPA-2
 5.   Net Worth of General Partner..........................................LPA-2
 6.   Capital Contributions; Units..........................................LPA-2
 7.   Allocation of Profits and Losses......................................LPA-3
      (a)    Capital Accounts and Allocations...............................LPA-3
      (b)    Allocation of Profit and Loss for Federal Income
               Tax Purposes.................................................LPA-3
      (c)    Incentive Overrides; Profit Shares.............................LPA-4
      (d)    Adjustments....................................................LPA-5
      (e)    Expenses.......................................................LPA-6
      (f)    Limited Liability of Limited Partners..........................LPA-6
      (g)    Return of Capital Contributions................................LPA-6
 8.   Management of the Fund................................................LPA-6
 9.   Audits and Reports to Limited Partners................................LPA-8
10.   Assignability of Units................................................LPA-8
11.   Redemptions...........................................................LPA-9
12.   Offering of Units....................................................LPA-10
13.   Continuous Offering; Additional Offerings............................LPA-10
14.   Special Power of Attorney............................................LPA-11
15.   Withdrawal of a Partner..............................................LPA-11
16.   Standard of Liability; Indemnification...............................LPA-11
      (a)    Standard of Liability for the General Partner.................LPA-11
      (b)    Indemnification of the General Partner by the Fund............LPA-12
      (c)    Indemnification of the Fund by the Partners...................LPA-13
17.   Amendments; Meetings.................................................LPA-13
      (a)    Amendments with Consent of the General Partner................LPA-13
      (b)    Amendments and Actions without Consent of the
               General Partner.............................................LPA-13
      (c)    Meetings; Other Voting Matters................................LPA-13
18.   Governing Law........................................................LPA-14
19.   Miscellaneous........................................................LPA-14
      (a)    Notices.......................................................LPA-14
      (b)    Binding Effect................................................LPA-14
      (c)    Captions......................................................LPA-14
20.   Certain Definitions..................................................LPA-14

                                     LPA-i

                            ML GLOBAL HORIZONS L.P.

                          FOURTH AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


          This Fourth Amended and Restated Limited Partnership Agreement (the "Limited Partnership Agreement") is made as of October 1, 1996, by and among MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation, as general partner (the "General Partner"), and each other party who has become or who becomes a party to this Fourth Amended and Restated Limited Partnership Agreement as a limited partner (individually, a "Limited Partner" and, collectively, the "Limited Partners") (the General Partner and the Limited Partners being collectively referred to herein as "Partners").

                                  WITNESSETH:

          1.   Formation and Name.

          The parties hereto do hereby form and continue a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act"). The name of the limited partnership is ML GLOBAL HORIZONS L.P. (the "Fund").

          2.   Principal Office.

          The address of the principal office of the Fund is c/o the General Partner, Merrill Lynch World Headquarters, 6th Floor, South Tower, World Financial Center, New York, New York 10080-6106; telephone: (212) 236-4167.
The address of the registered office of the Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Fund in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3.   Business.

          The Fund's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward contracts, futures contracts for all manner of commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, as well as securities and any rights pertaining thereto, and to engage in all activities necessary, convenient or incidental thereto. The Fund may also engage in "hedge," arbitrage and cash trading of commodities, futures, forwards and options. The objective of the Fund's business is substantial appreciation over time through speculative trading.

          4.   Term, Dissolution, Fiscal Year and Net Asset Value.

          (a) Term. The term of the Fund commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2023; (2) receipt by the General Partner of an approval to dissolve the Fund at a specified time by Limited Partners owning units of limited partnership interest ("Units") representing more than fifty percent (50%) in Net Asset Value of the outstanding Units then owned by Limited Partners, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be a general partner unless (i) at the time of such event there is at least one remaining general partner of the Fund who carries on the business of the Fund (and each remaining general partner of the Fund is hereby authorized to

                                     LPA-1
carry on the business of the Fund in such an event), or (ii) within ninety days after such event all Partners agree in writing to continue the business of the Fund and to the appointment, effective as of the date of such event, of one or more general partners of the Fund; (4) a decline in the aggregate Net Assets of the Fund to less than $250,000; (5) dissolution of the Fund pursuant hereto; or
(6) any other event which shall make it unlawful for the existence of the Fund to be continued or require termination of the Fund.

          (b)  Dissolution.   Upon the occurrence of an event causing the
dissolution of the Fund, the Fund shall be dissolved and terminated.

          (c)  Fiscal Year.   The fiscal year of the Fund begins on January 1 of
each year and ends on the following December 31.

          (d)  Net Asset Value.   Net Assets of the Fund are its assets less its
liabilities determined in accordance with generally accepted accounting principles. If an open position cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a United States commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Profit Shares and Incentive Overrides (as described in the Prospectus, as defined in Section 8 hereof) shall reduce Net Asset Value, even though such Profit Shares and Incentive Overrides may never, in fact, be paid. Accrued Profit Shares and Incentive Overrides shall be calculated on a basis which reflects the aggregate New Trading Profit (as defined) or Net New Gain (as defined), as the case may be, accrued in respect of all outstanding Units.

          5.   Net Worth of General Partner.

          The General Partner agrees that at all times so long as it remains general partner of the Fund, it will maintain its Net Worth at an amount not less than 5% of the total contributions by all partners to the Fund and all other partnerships of which it is general partner. The General Partner will not permit its net worth to decline below $10 million without the approving vote of more than fifty percent (50%) in Net Asset Value of the outstanding Units then owned by Limited Partners.

          The requirements of the first sentence of the preceding paragraph may be modified if the General Partner obtains an opinion of counsel for the Fund that a proposed modification will not adversely affect the classification of the Fund as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

          6.   Capital Contributions; Units.

          The Partners' respective capital contributions to the Fund shall be as shown on the books and records of the Fund.

          The General Partner, so long as it is a general partner of the Fund, or any substitute general partner, shall invest in the Fund, as a general partner interest, sufficient capital so that the General Partner will have at all times a capital account equal to 1% of the total capital accounts of the Fund (including the General Partner's). The General Partner may withdraw any interest it may have as a general partner in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner, provided that it must maintain the minimum interest described in the preceding sentence.

          The General Partner may, without the consent of any Partners, admit to the Fund purchasers of Units as limited partners of the Fund.

                                     LPA-2

          Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

          7.   Allocation of Profits and Losses.

          (a) Capital Accounts and Allocations. A capital account shall be established for each Unit, and for the General Partner on a Unit-equivalent basis. The balance of each Unit's capital account shall be the amount contributed to the Fund with respect to such Unit, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Incentive Override and Profit Share accruals which may, in fact, never be paid. As of the close of business (as determined by the General Partner) on the last day of each month, any increase or decrease in the Fund's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Units then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the General Partner for items such as Administrative Fees, Incentive Overrides and service fees and exchange of futures for physical charges, shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the General Partner.

          For purposes of this Section 7, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

          (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's income and expense and capital gain or loss shall be allocated among the Partners pursuant to the following provisions of this Section 7(b) for federal income tax purposes. For purposes of this Section 7(b), capital gain and capital loss shall be allocated separately and not netted.

          (1) First, items of ordinary income and expense (other than the Incentive Override and Profit Shares which shall be allocated as set forth in
Section 7(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

          (2) Second, any Incentive Override or Profit Share paid to the General Partner or the Advisors shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Incentive Override or Net Profit Share (the excess, if any, of the aggregate of all Incentive Overrides or Profit Shares, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all reversals of Incentive Overrides or Profit Shares, as the case may be, allocated to such
Unit) bears to the Net Incentive Override or Net Profit Share, as the case may be, of all Units; provided that the General Partner may allocate Incentive Overrides and Profit Shares first to Units whose Net Asset Value was reduced by accrued Incentive Overrides and Profit Shares upon redemption, in an amount up to the amount of such reduction.

          (3)  Third, capital gain or loss shall be allocated as follows:

          (A) There shall be established a tax account with respect to each outstanding Unit. The balance of each tax account shall be the amount paid to the Fund for each Unit. As of the end of each fiscal year:

               (i) Each tax account shall be increased by the amount of income allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(3)(C).

               (ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 7(b)(1), 7(b)(2) and 7(b)(3)(E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

               (iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 7(b)) shall be eliminated.

                                     LPA-3

          (B) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed (before taking into account any early redemption charges) over the sum of the tax accounts (determined after making the allocation described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this Section 7(b)(3)(B) or Section 7(b)(3)(D)) allocable to such Units (an "Excess").
     In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 7(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's Excess bears to the aggregate Excess of all such Partners.

          (C) Capital Gain remaining after the allocation described in Section 7(b)(3)(B) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose capital accounts with respect to such Units are in excess of their tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) allocable to such Units in the ratio that each such Partner's excess bears to the aggregate excess of all such Partners. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Partners described in said sentence in proportion to their holdings of such Units.

          (D) Each Partner who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2), but prior to making the allocations described in this Section 7(b)(3)(D) or Section 7(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (before taking into account any early redemption charges) (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 7(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

          (E) Capital Loss remaining after the allocation described in Section 7(b)(3)(D) shall be allocated among all Partners who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) whose tax accounts with respect to such Units are in excess of their capital accounts (determined after making the allocations described in Sections 7(b)(1) and 7(b)(2)) with respect to such Units in the ratio that each such Partner's negative excess bears to the aggregate negative excess of all such Partners.
     Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Partners described in such sentence in proportion to their holdings of such Units.

          (F) For purposes of this Section 7(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

          (4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that profit and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between the Partner's capital account and his tax account, consistent with principles set forth in Section 704 of the Internal Revenue Code of 1986, as amended, including without limitation a "Qualified Income Offset."

          (5) The allocations of profit and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Internal Revenue Code of 1986, as amended, as determined by the General Partner, whose determination shall be binding.

          (c) Incentive Overrides; Profit Shares. Incentive Overrides shall be payable to the General Partner as of the end of each calendar year and upon redemption of Units.

                                     LPA-4

          Incentive Overrides shall equal 10% of Net New Gain (if any) calculated as of each fiscal year-end and upon redemption of Units. Net New Gain shall be calculated (i) separately in respect of each tranche of Units sold as of the beginning of different months during the fiscal year of determination and (ii) in a uniform manner in respect of all Units sold prior to the fiscal year of determination.

          In respect of Units sold in fiscal years prior to the year of determination, Net New Gain for any year will equal the amount (if any) by which the Net Asset Value per Unit (excluding interest income) prior to reduction for any accrued Incentive Override being calculated (the "Unadjusted NAV") for each Unit outstanding as of the applicable December 31 exceeds the greater of (i) $100 or (ii) the highest Net Asset Value per Unit (excluding interest income) as of any previous calendar year-end, after reduction for the Incentive Override, if any, then due (the "High Water Mark NAV"). Similar principles shall apply to determine the Net New Gain for any month. No negative Net New Gain shall be recorded in respect of losses incurred to the extent that such losses reduce the Unadjusted NAV below the High Water Mark NAV, but no Net New Gain will be recorded on any Units except to the extent that the Unadjusted NAV exceeds the High Water Mark NAV.

          In respect of a Unit sold during the fiscal year of determination, (i) negative Net New Gain for such year shall be generated to the extent that the Unadjusted NAV as of the date of determination is less than the purchase price of such Unit but equal to or greater than the High Water Mark NAV, and (ii) positive Net New Gain for such year shall be generated to the extent that the Unadjusted NAV as of the date of determination exceeds the greater of the High Water Mark NAV or the purchase price of such Unit. Similar principles shall apply to determine the Net New Gain (positive or negative) for any month.

          Incentive Overrides shall be paid by the Fund as a whole, irrespective of whether the Unadjusted NAV has declined below the purchase price of a particular Unit. Accrued Incentive Overrides shall reduce the redemption price of Units and shall be paid to the General Partner upon redemption. The amount (if any) of the accrued Incentive Override that shall be paid to the General Partner upon the redemption of any Unit shall be determined by dividing the total Incentive Override as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Incentive Override shall be paid to the General Partner on December 31 of each year.

          For capital account purposes, accrued Incentive Overrides shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Incentive Override accrued, and reversals of accrued Incentive Overrides shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Incentive Override was accrued.

          Interest income shall not be included in the Net Asset Value per Unit for purposes of calculating Net New Gain, and such Net Asset Value shall be net of all Profit Shares, fees and expenses other than the Incentive Override being determined.

          Early redemption charges shall in no respect reduce Net New Gain.

          The Profit Shares paid to the Advisors pursuant to the Advisory Agreements among the General Partner, the Fund and each such Advisor shall result in deductions being allocated to the Partners. Such allocation shall apply the same principles as the allocation of Incentive Override deductions described above. Profit Shares with respect to any calendar quarter will be paid to an Advisor as of the last day of such period, except that Profit Shares with respect to Units redeemed as of the last day of any month that does not end a calendar quarter shall be paid as of the day such Units are redeemed and Profit Shares with respect to Units redeemed as of the end of any month that ends a calendar quarter shall be paid to an Advisor in the same manner and at the same time as if such Units had not been redeemed.

          (d) Adjustments. The General Partner may adjust the allocations set forth in Section 7(c), in the General Partner's discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Internal Revenue Code of 1986, as amended.

                                     LPA-5

          (e)  Expenses.    The General Partner shall pay, but without
reimbursement, the selling and trailing commissions relating to the offering of the Units, and the cost of the ongoing offering of the Units. The Fund shall bear all of any taxes applicable to it and any charges incidental to trading. The General Partner pays all of the Fund's routine legal, accounting, and administrative expenses but, beginning October 1, 1996, the Fund pays to the General Partner Administrative Fees of 0.020833 of 1% of the Fund's month-end assets (0.25% annually), as described in the Prospectus. Any administrative expenses incurred by the General Partner in excess of the Administrative Fee are borne by the General Partner, without reimbursement from the Fund. Any goods and services provided to the Fund by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. None of the General Partner's overhead expenses incurred in connection with the administration of the Fund (including, without limitation, salaries, rent and travel expenses) will be charged to the Fund. All of the expenses which are for the Fund's account shall be billed directly to the Fund. Appropriate reserves may be created, accrued, and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the General Partner. Such reserves shall reduce Net Asset Value for all purposes.

          (f)  Limited Liability of Limited Partners.   Each Unit, when
purchased in accordance with this Limited Partnership Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Limited Partnership Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner shall be liable for Fund obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets.

          (g)  Return of Capital Contributions.   No Partner or subsequent
assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Fund, in each case as provided herein. In no event shall a Partner or subsequent assignee be entitled to demand or receive property other than cash.

          8.   Management of the Fund.

          The General Partner, to the exclusion of all Limited Partners, shall control, conduct and manage the business of the Fund. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners (subject to the allocation provisions hereof), shall execute various documents on behalf of the Fund and the Partners pursuant to powers of attorney and supervise the liquidation of the Fund if an event causing dissolution of the Fund occurs.

          The General Partner may in furtherance of the business of the Fund cause the Fund to buy, sell, hold, or otherwise acquire or dispose of commodities, futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements, interest-bearing securities, deposit accounts and similar instruments and other assets, and cause the Fund's trading to be limited to only certain of the foregoing instruments. The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements as described under "Use of Proceeds and Interest Income" in the prospectus relating to the offering of the Units in effect as of the time that such Limited Partner last purchased Units while in receipt of a current prospectus (the "Prospectus"). The General Partner may engage on behalf of the Fund and agree that the Fund will compensate and share profits and losses with such persons, firms or corporations, including (except as described in this Limited Partnership Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Fund, provided, that no such arrangement shall allow Brokerage Commissions and Administrative Fees paid by the Fund in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually -- including pit brokerage and service fees -- of the Fund's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The General Partner shall reimburse the Fund, on an annual basis, to the extent that the sum of the Fund's Brokerage Commissions, Administrative Fees and annual Incentive Override, as described in the Prospectus, have exceeded 14% of the Fund's average Net Assets during the preceding year. The General Partner is hereby specifically authorized to enter into, on behalf of the Fund, the Advisory Agreements and the Selling Agreement as described in the Prospectus and to enter into the Customer Agreement and the Foreign Exchange Desk Service Agreement and to engage in exchange of futures for physical currency transactions on behalf of the Fund, also as referred to in the Prospectus. The General Partner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Fund's Brokerage

                                     LPA-6

Commissions may not be increased (i) during any period when redemption charges are in effect or (ii) without prior written notice to Limited Partners within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Limited Partner's voting and redemption rights and a description of any material effect of such increase.

          In addition to any specific contract or agreements described herein, the Fund may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners, notwithstanding any other provisions of this Limited Partnership Agreement, the Act or any applicable law, rule or regulations.

          The General Partner shall be under a fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner under the common law. The General Partner's fiduciary duty includes, among other things, the safekeeping of all Fund funds and assets and the use thereof for the benefit of the Fund. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund and in resolving conflicts of interest. The Fund's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Fund shall be competitive. The Fund shall seek the best price and services available for its commodity transactions.

          The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6232 of the Internal Revenue Code of 1986, as amended, on the General Partner as the tax matters partner of the Fund. The General Partner may, in its sole discretion, make a mixed straddle account election on behalf of the Fund.


          The Fund shall make no loans to any party, and the funds of the Fund will not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute commingling for these purposes). The General Partner shall make no loans to the Fund unless approved by the Limited Partners in accordance with Section 17(a) of this Limited Partnership Agreement. If the General Partner (or an affiliate, as in the case of the interim loans made to the Fund by MLF to cover the Fund's trading losses on foreign futures transactions, as described under "Use of Proceeds and Interest Income" in the Prospectus) makes a loan to the Fund, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged the Fund (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive points or other financing charges or fees regardless of the amount. The Fund shall not invest in any debt instruments other than Treasury securities, short-term sovereign debt instruments and other investments authorized by the Commodity Futures Trading Commission (the "CFTC") for the investment of customer funds, and shall not invest in any equity security without prior notice to Limited Partners. Except in respect of the Incentive Override, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Fund participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the General Partner or any of their respective affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. No trading advisor for the Fund shall be affiliated with the Fund's commodity broker, the General Partner or their affiliates (this prohibition shall not preclude the General Partner from retaining a trading advisor for which the General Partner provides administrative services). The maximum period covered by any contract entered into by the Fund, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Fund's basic investment policies or structure shall require the approval of Limited Partners owning Units representing more than fifty percent (50%) of all Units then owned by the Limited Partners. Any agreements between the Fund and the General Partner or any affiliate of the General Partner shall be terminable by the Fund upon no more than 60 days' written notice. All sales of Units in the United States will be conducted by registered brokers.

          The Fund is prohibited from employing the trading technique commonly known as pyramiding. A trading manager or advisor of the Fund taking into account the Fund's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Fund will not be considered to be engaging in pyramiding.

          The General Partner may take such other actions on behalf of the Fund as the General Partner deems necessary or desirable to manage the business of the Fund.

                                     LPA-7

          The General Partner shall reimburse the Fund for any advisory fees paid by the Fund to any trading advisor over the course of any fiscal year, to the extent that the fees paid during such year exceed the 6% annual management fees and the 15% quarterly incentive fees (calculating New Trading Profit, as defined in the Prospectus, after all expenses and without including interest income) contemplated by the NASAA Guidelines. Any such reimbursement shall be made on a present value basis, fully compensating the Fund for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

          The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Fund. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to the Fund such time as the General Partner may deem advisable to conduct the Fund's business and affairs.

          9.   Audits and Reports to Limited Partners.

          The Fund books shall be audited annually by an independent certified public accountant. The Fund will use its best efforts to cause each Limited Partner to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Fund for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Limited Partner to complete his federal income tax return and
(iii) such other annual and monthly information as the CFTC may by regulation require. The General Partner shall include in the Annual Reports sent to Limited Partners an approximate estimate (calculated as accurately as may be reasonably practicable) of the round-turn equivalent brokerage commission rate paid by the Fund during the preceding year (not including forward contracts on a futures equivalent basis in the denominator used to calculate such round-turn equivalent rate). Limited Partners or their duly authorized representatives may inspect the Fund books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner's interest as a limited partner in the Fund.

          The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

          The General Partner will send written notice to each Limited Partner within seven days of any decline in the Fund's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

          The General Partner shall maintain and preserve all Fund records for a period of not less than six (6) years.

          The General Partner will, with the assistance of the Fund's commodity broker, make an annual review of the commodity brokerage arrangements applicable to the Fund. In connection with such review, the General Partner will ascertain, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Fund in order to assess whether the rates charged the Fund are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to the Fund, the General Partner will notify the Limited Partners, setting forth the rates charged to the Fund and several funds which are, in the General Partner's opinion, comparable to the Fund.

          10.  Assignability of Units.

          Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Fund shall be effective against the Fund or the General Partner until the General Partner receives the written notice of the assignment;

                                     LPA-8
the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, may become a substituted Limited Partner, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from the Fund except by redemption as provided in Section 11 hereof. The General Partner's consent is required for the admission of a substituted Limited Partner, and the General Partner intends to so consent, provided the General Partner and the Fund receive an opinion of counsel to the General Partner that such admission will not adversely affect the classification of the Fund as a partnership for federal income tax purposes. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Fund or the General Partner until the first day of the month succeeding the month in which the General Partner receives notice of such assignment, transfer or disposition.

          11.  Redemptions.

          A Limited Partner, the General Partner or any assignee of Units of whom the General Partner has received written notice as described above, may redeem all or any of his Units (such redemption being herein referred to as a "redemption"), effective as of the close of business (as determined by the General Partner) on the last day of any month, provided, that (i) all liabilities, contingent or otherwise, of the Fund (including the Fund's allocable share of the liabilities, contingent or otherwise, of any entities in which the Fund invests), except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Fund sufficient to pay them and (ii) the General Partner shall have timely received a request for redemption. Units redeemed on or before the end of the twelfth full calendar month after the date as of which such Units begin to participate in the profits and losses of the Fund are subject to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. In the event that a Limited Partner acquires Units at more than one month-end, such Units will be treated on a first-in, first-out basis for purposes of determining whether early redemption charges apply. Requests for redemption must be received by the General Partner at least ten calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. Such requests need not be in writing so long as the Limited Partner has a Merrill Lynch customer securities account. The General Partner may declare additional redemption dates upon notice to the Limited Partners as well as to those assignees of whom the General Partner has received notice as described above.

          If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit has decreased to $50 or less, after adding back all distributions, the Fund shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of the Fund) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by the Fund, and the General Partner shall mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice as described above, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner) in the Fund redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the Fund an amount equal to the Net Asset Value of his interest in the Fund, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee
claims an interest in the Units to be redeemed.   If, after such Special
Redemption Date, the Net Assets of the Fund are at least $250,000 and the Net Asset Value of a Unit is in excess of $25, the Fund may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of the Fund to do so. If the General Partner declares a Special Redemption Date, the General Partner need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its

                                     LPA-9
discretion, declare additional regular redemption dates for Units and permit certain Limited Partners to redeem at other than month-end.

          Redemption payments will be made within ten business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Fund from commodity brokers, banks or other persons or entities, the Fund may in turn delay payment to Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Fund's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

          Only whole Units may be redeemed, unless the General Partner specifically otherwise consents.

          The General Partner may require a Limited Partner to redeem all or a portion of such Partner's Units if the General Partner considers doing so to be desirable for the protection of the Fund, and will use best efforts to do so to the extent necessary to prevent the Fund from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

          12.  Offering of Units.


          The General Partner on behalf of the Fund shall (i) cause to be filed such Prospectus Supplements and amended Registration Statements as the General Partner deems advisable with the Securities and Exchange Commission for the ongoing registration of the continuous public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary.

          The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Fund to hold "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

          13.  Continuous Offering; Additional Offerings.

          The General Partner may, in its discretion, continue the ongoing offering of Units contemplated by the Prospectus as well as make additional public or private offerings of Units, provided that doing so does not dilute existing Limited Partners' economic interest in the Fund or cause the ongoing offering of the Units (unless otherwise discontinued) not to constitute a continuous offering within the meaning of applicable Securities and Exchange Commission rules). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.

          The Fund may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class.

                                     LPA-10

          14.  Special Power of Attorney.

          Each Limited Partner by his execution of this Limited Partnership Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Limited Partnership Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited partnership in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Fund; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Fund in the State of Delaware and the jurisdictions in which the Fund may conduct business, or which may be required to be filed by the Fund or the Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Fund or the Fund being governed by any amendments or successor statutes to the Act or to reorganize or refile the Fund in a different jurisdiction; and
(iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Partners in the General Partner being able to rely on the General Partner's authority to act as contemplated by this Section 14) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

          15.  Withdrawal of a Partner.

          The Fund shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Fund is continued pursuant to the terms of Section 4. In addition, the General Partner may withdraw from the Fund, without any breach of this Limited Partnership Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner and assignee of whom the General Partner has notice. If the General Partner withdraws as general partner and the Fund's business is continued, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.

          The General Partner may not assign its general partner interest or its obligation to direct the trading of the Fund assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner. No provision of this Limited Partnership Agreement shall be deemed, nor does any such provision purport, to waive compliance with the Investment Advisers Act of 1940, as amended.

          The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a limited partner of the Fund shall not terminate or dissolve the Fund, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner's interest in the Fund except as provided in Section 11 hereof. Each Limited Partner expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit or examination of the books of the Fund. Nothing in this Section 15 shall, however, waive any right given elsewhere in this Limited Partnership Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or the Fund or to redeem or transfer Units.

          16.  Standard of Liability; Indemnification.

          (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to the Fund or to any Partner for any loss suffered by the Fund which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

                                     LPA-11

          (b) Indemnification of the General Partner by the Fund. To the fullest extent permitted by law, subject to this Section 16, the General Partner and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Fund; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

          Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

          The Fund shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

          For the purposes of this Section 16, the term Affiliates shall mean any person acting on behalf of or performing services on behalf of the Fund who:
(1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

          Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

          Advances from Fund funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Fund in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 16(a).

          In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Limited Partnership Agreement.

          In no event shall any indemnification permitted by this subsection (b) of Section 16 be made by the Fund unless all provisions of this Section for the payment of indemnification have been complied with in all respects.
Furthermore, it shall be a precondition of any such indemnification that the Fund receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Fund hereunder shall be made only as provided in the specific case.

                                     LPA-12

          In no event shall any indemnification obligations of the Fund under this subsection (b) of this Section 16 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 7 hereof.

          (c) Indemnification of the Fund by the Partners. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Fund's business, such Partner shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorneys' fees.

          17.  Amendments; Meetings.

          (a) Amendments with Consent of the General Partner. If at any time during the term of the Fund the General Partner shall deem it necessary or desirable to amend this Limited Partnership Agreement, the General Partner may proceed to do so, provided that such amendment shall be effective only if embodied in an instrument approved by the General Partner and, subject to the immediately following sentence, by the holders of Units representing a majority of the outstanding Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus),
(ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Fund is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Fund as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Limited Partnership Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Limited Partnership Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Limited Partners, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the General Partner, to prevent the Fund or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the Fund from holding "plan assets" under ERISA or the Code with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

          (b)  Amendments and Actions without Consent of the General Partner.
In any vote called by the General Partner or pursuant to section (c) of this
Section 17, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Limited Partnership Agreement may be amended, provided, however, that approval of all Limited Partners shall be required in the case of amendments changing or altering this Section 17, extending the term of the Fund, or materially changing the Fund's basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Limited Partnership Agreement without such Limited Partner's or assignee's written consent; (ii) the Fund may be dissolved;
(iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from the Fund; (v) the sale of all or substantially all of the assets of the Fund may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days' notice.

          (c)  Meetings; Other Voting Matters.   Any Limited Partner upon
request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of the Fund be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Limited Partnership Agreement, the General Partner shall, by written notice to each Limited Partner of record sent by certified mail within 15 days after such

                                     LPA-13
receipt, call a meeting of the Fund. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

          The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

          In the event that the General Partner or the Limited Partners vote to amend this Limited Partnership Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

          18.  Governing Law.

          The validity and construction of this Limited Partnership Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

          19.  Miscellaneous.

          (a)  Notices.   All notices under this Limited Partnership Agreement
shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

          (b)  Binding Effect.   This Limited Partnership Agreement shall inure
to and be binding upon all of the parties, all parties indemnified under Section 16 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Fund and the General Partner may rely upon the Fund records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

          (c)  Captions.   Captions in no way define, limit, extend or describe
the scope of this Limited Partnership Agreement nor the effect of any of its provisions. Any reference to "persons" in this Limited Partnership Agreement shall also be deemed to include entities, unless the context otherwise requires.

          20.  Certain Definitions.

          This Limited Partnership Agreement contains certain provisions required by the NASAA Guidelines. The terms used in such provisions are defined as follows (the following definitions are included verbatim from the NASAA Guidelines and, accordingly, may not in all cases be relevant to this Limited Partnership Agreement):

          Administrator.   The official or agency administering the securities
          -------------
          laws of a state.


          Advisor.   Any Person who for any consideration engages in the
          -------
          business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.


          Affiliate.   An Affiliate of a Person means:  (a) any Person directly
          ---------
          or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

                                     LPA-14

          Capital Contributions.   The total investment in a Program by a
          ---------------------
          Participant or by all Participants, as the case may be.


          Commodity Broker.   Any Person who engages in the business of
          ----------------
          effecting transactions in Commodity Contracts for the account of others or for his own account.


          Commodity Contract.   A contract or option thereon providing for the
          ------------------
          delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.


          Cross Reference Sheet.   A compilation of the Guidelines sections,
          ---------------------
          referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines.


          Net Assets.   The total assets, less total liabilities, of the Program
          ----------
          determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.


          Net Asset Value Per Program Interest.   The Net Assets divided by the
          ------------------------------------
          number of Program Interests outstanding.


          Net Worth.   The excess of total assets over total liabilities as
          ---------
          determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.


          New Trading Profits.   The excess, if any, of Net Assets at the end of
          -------------------
          the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in the margin account.


          Organization and Offering Expenses.   All expenses incurred by the
          ----------------------------------
          Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interests under federal and state law including taxes and fees, accountants' and attorneys' fees.


          Participant.   The holder of a Program Interest.
          -----------


          Person.   Any natural Person, partnership, corporation, association or
          ------
          other legal entity.


          Pit Brokerage Fee.   Pit Brokerage Fee shall include floor brokerage,
          -----------------
          clearing fees, National Futures Association fees, and exchange fees.


          Program.   A limited partnership, joint venture, corporation, trust or
          -------
          other entity formed and operated for the purpose of investing in Commodity Contracts.


          Program Broker.   A Commodity Broker that effects trades in Commodity
          --------------
          Contracts for the account of a Program.

                                     LPA-15

          Program Interest.   A limited partnership interest or other security
          ----------------
          representing ownership in a Program.


          Pyramiding.   A method of using all or a part of an unrealized profit
          ----------
          in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.


          Sponsor.   Any Person directly or indirectly instrumental in
          -------
          organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

          Valuation Date.   The date as of which the Net Assets of the Program
          --------------
          are determined.

          Valuation Period.   A regular period of time between Valuation Dates.
          ----------------

          IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Limited Partnership Agreement as of the day and year first above written.


GENERAL PARTNER:                        LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT                All Limited Partners now and hereafter
PARTNERS INC.                           admitted as limited partners of the
                                        Fund pursuant to Powers of Attorney now
                                        or hereafter executed in favor of, and
                                        delivered to, the General Partner.

By /s/ JOHN R. FRAWLEY, JR.
  ------------------------
    John R. Frawley, Jr.
    President and                       MERRILL LYNCH INVESTMENT PARTNERS
    Chief Executive Officer              INC.



                                        By /s/ JOHN R. FRAWLEY, JR.
                                          -------------------------
                                        John R. Frawley, Jr.
                                        President and
                                        Chief Executive Officer

                                     LPA-16

                                                                       EXHIBIT B

                            ML GLOBAL HORIZONS L.P.

                             ____________________


                           SUBSCRIPTION REQUIREMENTS


          By executing a Subscription Agreement and Power of Attorney Signature Page for Limited Partnership Units ("Units") of ML GLOBAL HORIZONS L.P. (the "Fund"), each purchaser ("Purchaser") of Units irrevocably subscribes for Units at the Net Asset Value per Unit as of the date of issuance (97% of such Net Asset Value in the case of officers and employees of Merrill Lynch & Co., Inc. and its affiliates), as described in the Fund's Prospectus dated April __, 1997 (the "Prospectus"). EXCEPT AS SET FORTH BELOW IN THE CASE OF MAINE AND MICHIGAN RESIDENTS, INVESTORS WHO ARE CURRENTLY LIMITED PARTNERS IN THE FUND NEED NOT EXECUTE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN ORDER TO PURCHASE ADDITIONAL UNITS. HOWEVER, SUCH PERSONS MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND AND CAREFULLY REVIEW THIS EXHIBIT B -- SUBSCRIPTION REQUIREMENTS AS WELL AS THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY. SUCH PERSONS' FINANCIAL CONSULTANTS WILL BE REQUIRED TO RECONFIRM THAT SUCH PERSONS CONTINUE TO MEET THE SUITABILITY REQUIREMENTS SET FORTH BOTH HEREIN AND THEREIN IN ORDER FOR SUCH PERSONS TO BE ABLE TO PURCHASE ADDITIONAL UNITS.

          By executing a Subscription Agreement and Power of Attorney Signature Page, Purchaser has thereby authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated or one of its affiliates (the "Selling Agent") to debit Purchaser's customer securities account in the full amount of his subscription. If Purchaser's Subscription Agreement and Power of Attorney Signature Page is accepted, Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's Limited Partnership Agreement, which will be in substantially the form of the Fourth Amended and Restated Limited Partnership Agreement included in the Prospectus as Exhibit A. Purchaser agrees to reimburse the Fund and Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Fund, for any expense or loss incurred by either as a result of the cancellation of Purchaser's Units due to a failure of the Purchaser to deliver good funds in the full amount of the subscription price of the Units subscribed for by Purchaser.

Representations and Warranties

          As an inducement to MLIP to accept this subscription, Purchaser, by executing and delivering Purchaser's Subscription Agreement and Power of Attorney Signature Page, represents and warrants to the Fund, MLIP, Merrill Lynch Futures Inc., and the Selling Agent as follows:

          (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney Signature Page and is legally competent to do so. Purchaser acknowledges that Purchaser has received (prior to any direct or indirect solicitation of Purchaser's investment) a copy of the Prospectus -
     - together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days -- dated within nine months of the date as of which Purchaser subscribed to purchase Units.

          (b) All information that Purchaser has heretofore furnished to MLIP or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to MLIP.

          (c) Unless (d) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

          (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

          (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Limited Partner pursuant to the Limited Partnership Agreement.

          (f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so, is duly registered with the CFTC and is a member in good standing of the NFA. It is an NFA requirement that MLIP attempt to verify that any entity which seeks to purchase Units be duly registered with the CFTC and a member of the NFA, if required. Purchaser agrees to supply MLIP with such information as MLIP may reasonably request in order to attempt such verification. Most entities which acquire Units will, as a result, themselves become commodity pools within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as commodity pool operators.

          (g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any "plan," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan, a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating to the Fund; (b) the Plan Fiduciary has determined that an investment in the Fund by such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of MLIP, any Advisor to the Fund, the Selling Agent, Merrill Lynch Futures Inc. ("MLF"), Merrill Lynch International Bank ("MLIB"), any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of MLIP, any Advisor to the Fund, the Selling Agent, MLF, MLIB and any of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of MLIP, furnish MLIP with such information as MLIP may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons," as defined therein.

          The representations and statements set forth herein may be asserted in the defense of the Fund, MLIP, the Advisors to the Fund, the Selling Agent, MLF, MLIB or others in any subsequent litigation or other proceeding.

                             ____________________

Investor Suitability

          PURCHASER UNDERSTANDS THAT THE PURCHASE OF UNITS MAY BE MADE ONLY BY PERSONS WHO, AT A MINIMUM, HAVE (I) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (II) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). RESIDENTS OF THE FOLLOWING STATES MUST MEET THE REQUIREMENTS SET FORTH BELOW (NET WORTH FOR SUCH PURPOSES IS IN ALL CASES EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES). IN ADDITION, PURCHASER MAY NOT INVEST MORE THAN 10% OF HIS OR HER READILY MARKETABLE ASSETS IN THE FUND.

          1. Arizona -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          2. California -- Net worth of at least $250,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $500,000.

          3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          4. Maine -- Minimum subscription per investment, both initial and subsequent, of $5,000; net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS, A COPY OF WHICH SHALL ACCOMPANY THIS PROSPECTUS AS DELIVERED TO ALL MAINE RESIDENTS.

          5. Massachusetts -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          6. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1996 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING LIMITED PARTNERS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE.

          7. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          8. Mississippi -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          9. Missouri -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          10. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

          11. North Carolina -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          12. Oklahoma -- Net worth of at least $225,000 or a net worth of $60,000 and an annual income of at least $60,000.

          13. Oregon -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          14. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000.

          15. South Carolina -- Net worth of at least $100,000 or a net income in 1996 some portion of which was subject to maximum federal and state income tax.

          16. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

          17. Tennessee -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

          18. Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

                                                                       EXHIBIT C


                            ML GLOBAL HORIZONS L.P.

                               ________________

                           SUBSCRIPTION INSTRUCTIONS


    ANY PERSON CONSIDERING PURCHASING UNITS SHOULD CAREFULLY READ AND REVIEW
       THE PROSPECTUS OF THE FUND DATED APRIL 1, 1997, TOGETHER WITH THE
        CURRENT PROSPECTUS SUPPLEMENT AND SUMMARY FINANCIAL INFORMATION
                RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR
                     DAYS WHICH ACCOMPANY THE PROSPECTUS.

          The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her readily marketable assets in the Fund.

          EXISTING LIMITED PARTNERS WHO ARE SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE BUT MUST RECEIVE A CURRENT PROSPECTUS FOR THE FUND (TOGETHER WITH THE CURRENT PROSPECTUS SUPPLEMENT AND SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS) AND CAREFULLY REVIEW THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY AS WELL AS EXHIBIT B -- SUBSCRIPTION REQUIREMENTS. SUCH LIMITED PARTNERS' MERRILL LYNCH FINANCIAL CONSULTANTS MUST RECONFIRM THAT SUCH LIMITED PARTNERS CONTINUE TO MEET THE STANDARDS AND REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT B -- SUBSCRIPTION REQUIREMENTS IN ORDER FOR SUCH LIMITED PARTNERS TO BE ELIGIBLE TO PURCHASE ADDITIONAL UNITS.


                               ________________

        FILL IN ALL OF THE BOXES ON PAGES SA-5 and SA-6; TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1    --   Financial Consultants must complete the information required.

Item 2    --   Enter the number of Units to be purchased or check the
               appropriate dollar amount of subscription.

Item 3    --   Enter customer's Merrill Lynch Account Number.

Item 4    --   Enter the Social Security Number or Taxpayer ID Number. In case of joint ownership, either Social Security Number may be used.

          The Signature Page is self-explanatory for most types of investors; however, we have provided specific instructions for the following types of investors:

          Trust -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." Be sure to furnish the Taxpayer ID Number of the Trust.

                                    SA-(i)

          Custodian Under Uniform Gifts to Minors Act -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." Be sure to furnish the minor's Social Security Number.

          Partnership or Corporation -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. Be sure to furnish the Taxpayer ID Number of the Partnership or Corporation.

Items 5, 6, 7    --   Enter the exact name in which the Units are to be held.

Item 8           --   Enter a partner's or officer's name

Item 9           --   Complete information as required.

Item 10          --   The investor(s) (EXCEPT CURRENT LIMITED PARTNERS IN THE
                      FUND OTHER THAN RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription Agreement and Power of Attorney
                      Signature Page (Item 10, Page SA-6) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in
                      Item 10.

Item 11          --   Financial Consultants must complete the information
                      required.


THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE
                                      PAGE
                 (PAGES SA-3 AND SA-4) SHOULD NOT BE EXECUTED.

Instructions to Financial Consultants:

 THE EXECUTED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE MUST
                       BE RETAINED IN THE BRANCH OFFICE.


          RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS) OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE REGARDING THE CONTINUING SUITABILITY OF EXISTING LIMITED PARTNERS SUBSCRIBING FOR ADDITIONAL UNITS MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                                    SA-(ii)

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS

                              ____________________

         BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
        SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                 OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934
                              ____________________

                           SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

ML GLOBAL HORIZONS L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner
Merrill Lynch World Headquarters
South Tower, 6th Floor
World Financial Center
New York, New York 10080-6106

Dear Sirs:


          1. Subscription for Units. I hereby subscribe for the number of limited partnership units ("Units") in ML GLOBAL HORIZONS L.P. (the "Fund") set forth in the Subscription Agreement and Power of Attorney Signature Page attached hereto; a minimum of 50 Units ($5,000, if less) must be purchased -- 20 Units ($2,000, if less) for both: (i) trustees or custodians of eligible employee benefit plans and individual retirement accounts; and (ii) existing Limited Partners (who are not, except in the case of Maine or Michigan residents, required to submit a new Subscription Agreement and Power of Attorney in order to acquire additional Units). Any greater number of whole Units may be purchased in 1 Unit increments. The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am an officer or employee of Merrill Lynch & Co., Inc. or any of its affiliates. The terms of the offering of the Units are described in the Prospectus of the Fund dated April 1, 1997, together with the accompanying Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days (the "Prospectus"). Units are continuously offered during each calendar month, but generally are sold only as of the beginning of the immediately following calendar month (until such time as the offering is discontinued). Concurrently with or prior to the delivery of this Subscription Agreement and Power of Attorney, I have authorized Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Agent") to debit my customer securities account in the amount of my subscription. I acknowledge that I must have my subscription payment in such account on but not before the settlement date for my purchase of Units. Such settlement date will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month immediately following the month during which my subscription is accepted. My Merrill Lynch Financial Consultant will inform me of such settlement date, on which my account will be debited and the amount so debited transmitted directly to the Fund, as described in the Prospectus. MERRILL LYNCH INVESTMENT PARTNERS INC. ("MLIP"), the General Partner of the Fund, may, in its sole and absolute discretion, accept or reject this subscription in whole or in part, except that, if this subscription is to be accepted in part only, it shall not be reduced to an amount less than 50 Units ($5,000, if less); 20 Units ($2,000, if less) in the case of persons permitted to purchase such lesser minimum, as described above. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

          2. Representations and Warranties of Subscriber. I have received the Prospectus together with a current Prospectus Supplement and summary financial information relating to the Fund current within 60 calendar days. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus, including, without limitation, those representations and warranties relating to my net worth (exclusive of home, furnishings and automobiles), annual income and readily marketable assets.

          3. Power of Attorney. In connection with my subscription for Units, I do hereby irrevocably constitute and appoint MLIP, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by MLIP to carry out fully the provisions of the Limited Partnership Agreement of the Fund, including, without limitation, by executing said Limited Partnership Agreement itself, and by effecting all amendments permitted by the terms thereof. I acknowledge that the other investors in the Fund are relying on MLIP's authority to act pursuant to the Power of Attorney granted hereby. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

          4.   Irrevocability; Governing Law.   I hereby acknowledge and agree
that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney Signature Page attached hereto has been submitted (and not rejected), and that this subscription and such agreements shall survive my death or disability. THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                                                                             SPECIMEN
-----------------------------------------------------------------------------------------------------
1 Financial Consultant   [            ]      [ ]   [               ]   [      ]
  Name                   First               M.I.  Last                Sub. Order Ref. #

  Financial Consultant   [   ]-[   ]-[    ]  Financial Consultant Number [   ] Branch Wire Code [   ]
  Phone Number
-----------------------------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS
         SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

  The Investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units ("Units") in ML Global Horizons L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of Net Asset Value as of the first day of the month immediately following receipt and acceptance of this Signature Page (or 97% of Net Asset Value for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

  The named investor further acknowledges receipt of the Prospectus of the Fund dated April __, 1997 including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with the summary financial information relating to the Fund current within 60 calendar days.

  If the subscriber is a participant in a Merrill Lynch sponsored IRA, BASIC/TM/ or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

  1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC/TM/ or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, BASIC/TM/ or SEP account is $20,000;
  3. The minimum subscription is 20 Units (or $2,000 if less) and the amount of this subscription is no more than 10% of the value of the IRA, BASIC/TM/ or SEP account on the subscription date; and
  4. Each separate IRA, BASIC/TM/ or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

2 [       ]    [ ] $5,000                       [ ] $2,000    3 [   ]-[     ]
  Enter number of Units or check appropriate box         Merrill Lynch Account #
  (minimum 50 Units, or $5,000 if less, for Taxable Investors; 20 Units, or $2,000 if less, for Non-Taxable Investors and existing
  Limited Partners subscribing for additional
  Units: incremental investments in one Unit multiples).

          4 [   ]-[  ]-[    ]           [  ]-[       ]
            Social Security Number  or  Taxpayer ID Number

  Limited Partner Name
5 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Joint Partner Name
6 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [                                 ]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [                                 ]

  Additional Information
9 [                                 ]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

  [      ]       [                              ]   [     ]
  Street Number  Street Name                        Apt. Number

  [     ]   [                    ]   [  ]    [          ]
  Bldg. No. City                     State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [      ]       [                              ]                    [     ]
  Street Number  Street Name                                         Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No. P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  [ ] Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian. If Other Than Merrill Lynch
  [                              ]

  Mailing Address of Custodian. If Other Than Merrill Lynch
  [      ]       [                              ]                    [     ]
  Street Number  Street Name                                         Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

                                                                        SPECIMEN
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

-------------------------------------------------------------------------------
10                            FOR USE BY INVESTOR

X _________________________________     X _____________________________________
  Signature of Investor      Date      Signature of Joint Investor (if any) Date

  (    )     -
  _________________________________
  Telephone Number of Investor


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE PROSPECTUS DATED APRIL __, 1997 SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page above my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
11                      FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

X _____________________________________________________________________________
  Financial Consultant Signature                                Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X _____________________________________________________________________________
  Office Manager Signature                                      Date
-------------------------------------------------------------------------------

===============================================================================

                       DATE RECEIVED    COUNTRY CODE    ADDITIONAL ORDER   CONTROL NUMBER

FOR OFFICE USE ONLY    [______]         [__] [__]       [__]               [_____}

                                                                  EXECUTION COPY

----------------------------------------------------------------------------------------------------
1 Financial Consultant   [            ]      [ ]   [               ]   [      ]
  Name                   First               M.I.  Last                Sub. Order Ref. #

  Financial Consultant   [   ]-[   ]-[    ]  Financial Consultant Number [   ] Branch Wire Code [   ]
  Phone Number
------------------------------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.

                           LIMITED PARTNERSHIP UNITS
         SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
   PLEASE PRINT OR TYPE. USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

  The Investor named below, by execution and delivery of this Signature Page, by payment of the purchase price for Limited Partnership Units ("Units") in ML Global Horizons L.P. (the "Fund") and by authorizing Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Units at a purchase price of Net Asset Value as of the first day of the month immediately following receipt and acceptance of this Signature Page (or 97% of Net Asset Value for officers and employees of Merrill Lynch & Co., Inc. and its affiliates).

  The named investor further acknowledges receipt of the Prospectus of the Fund dated April __, 1997 including the Fourth Amended and Restated Limited Partnership Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby, together with the summary financial information relating to the Fund current within 60 calendar days.

  If the subscriber is a participant in a Merrill Lynch sponsored IRA, BASIC/TM/ or SEP account and is purchasing Units for such an account, the subscriber hereby acknowledges that:

  1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC/TM/ or SEP account at Merrill Lynch, Pierce, Fenner & Smith Incorporated;
  2. The minimum value of all securities and funds in such IRA, BASIC/TM/ or SEP account is $20,000;
  3. The minimum subscription is 20 Units (or $2,000 if less) and the amount of this subscription is no more than 10% of the value of the IRA, BASIC/TM/ or SEP account on the subscription date; and
  4. Each separate IRA, BASIC/TM/ or SEP account of the subscriber seeking to purchase Units meets the above eligibility requirements.

2 [       ]    [ ] $5,000                       [ ] $2,000    3 [   ]-[     ]
  Enter number of Units or check appropriate box        Merrill Lynch Account #
  (minimum 50 Units, or $5,000 if less, for Taxable Investors; 20 Units, or $2,000 if less, for Non-Taxable Investors and existing
  Limited Partners subscribing for additional
  Units: incremental investments in one Unit multiples).

          4 [   ]-[  ]-[    ]           [  ]-[       ]
            Social Security Number  or  Taxpayer ID Number

  Limited Partner Name
5 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Joint Partner Name
6 [               ]      [ ]  [                    ]
  First Name             M.I. Last Name

  Partnership, Corporate or Trust Limited Partner Name
7 [                                 ]

  Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8 [                                 ]

  Additional Information
9 [                                 ]

  Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residence Address)

  [      ]       [                              ]   [     ]
  Street Number  Street Name                        Apt. Number

  [     ]   [                    ]   [  ]    [          ]
  Bldg. No. City                     State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  Mailing Address of Limited Partner (If Other Than Residence Address)
  [      ]       [                              ]                    [     ]
  Street Number  Street Name                                         Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No. P.O. Box No.  City                  State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

  [ ] Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

  Name of Custodian. If Other Than Merrill Lynch
  [                              ]

  Mailing Address of Custodian. If Other Than Merrill Lynch
  [      ]       [                              ]                    [     ]
  Street Number  Street Name                                         Apt. Number

  [     ]  [      ]      [                  ]  [  ]    [          ]
  Bldg. No. P.O. Box No.  City                 State   Zip Code

  [                  ]
  Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ML GLOBAL HORIZONS L.P.
                           LIMITED PARTNERSHIP UNITS
    SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)
--------------------------------------------------------------------------------
10                            FOR USE BY INVESTOR

X _________________________________   X ____________________________________
  Signature of Investor        Date     Signature of Joint Investor (if any)
                                        ______________
                                        Date
  (   )      --
  _________________________________
  Telephone Number of Investor


EXECUTING AND DELIVERING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE SHALL IN NO RESPECT BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED, IN ADDITION TO THE PROSPECTUS DATED APRIL __, 1997, SUMMARY FINANCIAL INFORMATION RELATING TO THE FUND CURRENT WITHIN 60 CALENDAR DAYS.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [_]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page above my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
11                      FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with Appendix F to Article 3, Section 34 of the NASD's Rules of Fair Practice.

X ______________________________________________________________________________
  Financial Consultant Signature                                Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X ______________________________________________________________________________
  Office Manager Signature                                      Date
--------------------------------------------------------------------------------

================================================================================

                        DATE RECEIVED                COUNTRY CODE     ADDITIONAL ORDER    CONTROL NUMBER
FOR OFFICE USE ONLY     [__][__][__][__][__][__]       [__][__]             [__]          [__][__][__][__][__]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


          Merrill Lynch Investment Partners Inc. will pay, without reimbursement from the Registrant, all of the following costs incurred in connection with preparing and filing this Registration Statement. This Registration Statement also constitutes Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form S-1, No. 33-80202 (effective June 17, 1994) and Post-Effective Amendment No. 5 with respect to the Registrant's Registration Statement on Form S-1, No. 33-88994 (effective March 1, 1995).


                                                                  Approximate
                                                                    Amount
                                                                   --------
Securities and Exchange Commission Registration Fee............    $ 17,242
National Association of Securities Dealers, Inc. Filing Fee....       5,500
Printing Expenses..............................................      75,000
Fees of Certified Public Accountants...........................      50,000
Blue Sky Expenses (Excluding Legal Fees).......................      25,000
Fees of Counsel................................................      75,000
Miscellaneous Offering Costs...................................     102,250
                                                                   --------
 Total.........................................................    $350,000
                                                                   ========


                              ____________________


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 16 of the Fourth Amended and Restated Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of this Registration Statement) provides for the indemnification of the General Partner and certain of its affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Fund who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Indemnification is to be provided for any loss suffered by the Registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. The General Partner and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

          In the Selling Agreement, the Trading Advisors have agreed to indemnify each person who controls the General Partner within the meaning of
Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of the General Partner against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to the Trading Advisors or any principal of the Trading Advisors or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by the Trading Advisors for inclusion therein. The Trading Advisors have also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

          (a)  Exhibits.

Exhibit
Number         Description of Document
------         -----------------------

               The following exhibits are filed herewith.

EX-3.02c Fourth Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

EX-5.01        Opinion of Sidley & Austin relating to the legality of the Units.

EX-8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

EX-10.09 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

EX-23.01       Consent of Sidley & Austin.

EX-23.02       Consent of Deloitte & Touche LLP.

                               ________________

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-62998), filed with the Commission on September 10, 1993 (Amendment No. 2 to such Registration Statement became effective October 4, 1993).

1.01           Selling Agreement among the Partnership, the General Partner,
(Amended)      Merrill Lynch Futures, the Selling Agent and the Trading
               Advisors.

10.01          Form of Advisory Agreement among the Partnership, the General
(Amended)      Partner and each Trading Advisor.

Exhibit
Number         Description of Document
------         -----------------------

10.02          Form of Consulting Agreement between Merrill Lynch Futures and
(Amended)      each Trading Advisor.

10.03          Form of Customer Agreement between the Partnership and Merrill
(Amended)      Lynch Futures.

10.06          Foreign Exchange Desk Service Agreement.

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-88994), which became effective March 1, 1995.

1.01(b) Amendment No. 1 to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and ARA Portfolio Management Company, L.L.C. (formerly, ARA Portfolio Manag ement Company).

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 33-88994) which became effective on December 6, 1995 (Post-Effective Amendment No. 2 to such Registration Statement became effective April 8, 1996).

1.02      Form of Assignment of Selling Agreement.

3.01      Amended and Restated Certificate of Limited Partnership of the
          Registrant.

10.07     Form of Assignment of Advisory Agreement.

10.08     Form of Assignment of Consulting Agreement.

          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-10749) which was filed on August 23, 1996 (Amendment No. 2 to such Registration Statement became effective November 29, 1996).

EX-1.01c Form of Amendment to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and the Trading Advisors.


          The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-10749) which was filed on January 14, 1997.


EX-10.10  Form of Advisory and Consulting Agreement Amendment.


EX-10.11  Form of Customer Agreement Amendment.

ITEM 17.  UNDERTAKINGS.

          (a)   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York in the State of New York on the 24th day of March, 1997.

                                    ML GLOBAL HORIZONS L.P.

                                    By:  Merrill Lynch Investment Partners Inc.
                                         General Partner

                                    By:  /s/ JOHN R. FRAWLEY, JR.
                                         -----------------------------------
                                           John R. Frawley, Jr.
                                           President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following persons on behalf of the General Partner of the Registrant in the capacities and on the date indicated.


         Signature            Title With Registrant          Date
         ---------            ---------------------          ----
 /s/ JOHN R. FRAWLEY, JR.    Chief Executive Officer,    March 24, 1997
---------------------------  President and Director
    John R. Frawley, Jr.

/s/ JAMES M. BERNARD         Chief Financial Officer,    March 24, 1997
---------------------------  Senior Vice-President
    James M. Bernard         and Treasurer
                             (Principal Financial and
                             Accounting Officer)

/s/ JEFFREY F. CHANDOR       Senior Vice-President and   March 24, 1997
---------------------------  Director
    Jeffrey F. Chandor
                             Director                    March 24, 1997

/s/ ALLEN N. JONES
---------------------------
    Jeffrey F. Chandor



          (Being principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)

     MERRILL LYNCH INVESTMENTS     General Partner of Registrant
          PARTNERS INC.



By: /s/ JOHN R. FRAWLEY, JR.                           March 24, 1997
    ---------------------------
       John R. Frawley, Jr.
       Chief  Executive Officer
       and President

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1997

                                              REGISTRATION NO. 333-10749
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                              ___________________

                                   EXHIBITS

                                      TO

                                POST-EFFECTIVE

                                AMENDMENT NO. 2

                                      TO

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                              ___________________


                            ML GLOBAL HORIZONS L.P.


================================================================================

                                 EXHIBIT INDEX
Exhibit
Number         Description of Document
------         -----------------------

               The following exhibits are filed herewith.

EX-3.02c Fourth Amended and Restated Limited Partnership Agreement of the Registrant (included as Exhibit A to the Prospectus).

EX-5.01        Opinion of Sidley & Austin relating to the legality of the Units.

EX-8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

EX-10.09 Subscription Agreement and Power of Attorney (included as Exhibit C to the Prospectus).

EX-23.01       Consent of Sidley & Austin.

EX-23.02       Consent of Deloitte & Touche LLP.

                              ___________________

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-62998), filed with the Commission on September 10, 1993 (Amendment No. 2 to such Registration Statement became effective October 4, 1993).

1.01           Selling Agreement among the Partnership, the General Partner,
(Amended)      Merrill Lynch Futures, the Selling Agent and the Trading
               Advisors.

10.01          Form of Advisory Agreement among the Partnership, the General
(Amended)      Partner and each Trading Advisor.

10.02          Form of Consulting Agreement between Merrill Lynch Futures and
(Amended)      each Trading Advisor.

10.03          Form of Customer Agreement between the Partnership and Merrill
(Amended)      Lynch Futures.

10.06          Foreign Exchange Desk Service Agreement.

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 33-88994), which became effective March 1, 1995.

1.01(b) Amendment No. 1 to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and ARA Portfolio Management Company, L.L.C. (formerly, ARA Portfolio Management Company).

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 33-88994), which became effective on December 6, 1995 (Post-Effective Amendment No. 2 to such Registration Statement became effective April 8, 1996).

1.02           Form of Assignment of Selling Agreement.

3.01           Amended and Restated Certificate of Limited Partnership of the
               Registrant.

10.07          Form of Assignment of Advisory Agreement.

10.08          Form of Assignment of Consulting Agreement.

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Registration Statement on Form S-1 (Registration No. 333-10749), which became effective on November 29, 1996.

EX-1.01c Form of Amendment to the Selling Agreement among the Partnership, the General Partner, Merrill Lynch Futures Inc., the Selling Agent and the Trading Advisors.

               The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed with the Registrant's Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-10749), which was filed on January 14, 1997.

EX-10.10       Form of Advisory and Consulting Agreement Amendment.

EX-10.11       Form of Customer Agreement Amendment.